Exhibit 4.1

TRUST INDENTURE

between

CITY OF FORSYTH, ROSEBUD COUNTY, MONTANA

and

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Trustee

$161,860,000

Pollution Control Revenue Refunding Bonds

(Puget Sound Energy Project)

Series 2013A and Series 2013B

Dated as of May 1, 2013

Trust Indenture

TRUST INDENTURE

TABLE OF CONTENTS

(This table of contents is not part of the Trust Indenture

and is only for convenience of reference.)

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ARTICLE IX DEFAULTS AND REMEDIES		64

Section 9.01.	Events of Default	64
Section 9.02.	Acceleration; Other Remedies	65
Section 9.03.	Restoration to Former Position	68
Section 9.04.	Owners’ Right to Direct Proceedings	68
Section 9.05.	Limitation on Owners’ Right to Institute Proceedings	69
Section 9.06.	No Impairment of Right to Enforce Payment	69
Section 9.07.	Proceedings by Trustee without Possession of Bonds	69
Section 9.08.	No Remedy Exclusive	69
Section 9.09.	No Waiver of Remedies	70
Section 9.10.	Application of Moneys	70
Section 9.11.	Severability of Remedies	71

ARTICLE X TRUSTEE; REGISTRAR; REMARKETING AGENT		72

Section 10.01.	Acceptance of Trusts	72
Section 10.02.	No Responsibility for Recitals	72
Section 10.03.	Limitations on Liability	72
Section 10.04.	Compensation and Expenses	73
Section 10.05.	Notice of Events of Default and Determination of Taxability	74
Section 10.06.	Action by Trustee	74
Section 10.07.	Good-Faith Reliance	75
Section 10.08.	Dealings in Bonds	75
Section 10.09.	Several Capacities	76
Section 10.10.	Resignation of Trustee	76
Section 10.11.	Removal of Trustee	76
Section 10.12.	Appointment of Successor Trustee	76
Section 10.13.	Qualifications of Trustee	77
Section 10.14.	Judicial Appointment of Successor Trustee	77
Section 10.15.	Acceptance of Trusts by Successor Trustee	77
Section 10.16.	Successor by Merger or Consolidation	78
Section 10.17.	Standard of Care	78
Section 10.18.	Intervention in Litigation of the Issuer	78
Section 10.19.	Remarketing Agent	78
Section 10.20.	Qualifications of Remarketing Agent	78
Section 10.21.	Registrar	79
Section 10.22.	Qualifications of Registrar; Resignation; Removal	80
Section 10.23.	Paying Agents	80
Section 10.24.	Additional Duties of Trustee	80

ARTICLE XI REFERENCES TO BANK OR OBLIGOR ON AN ALTERNATE CREDIT FACILITY; INSURER; SENIOR NOTES;EXECUTION OF INSTRUMENTS BY OWNERS AND PROOF OF OWNERSHIP OF BONDS		81

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ATTACHMENTS TO THE TRUST INDENTURE:

EXHIBIT A — FORM OF BOND

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TRUST INDENTURE

This TRUST INDENTURE is made and entered into as of May 1, 2013, between CITY OF FORSYTH, a political subdivision duly organized and existing under the Constitution and laws of the State of Montana and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as trustee.

R E C I T A L S:

A. In furtherance of its public purposes, the Issuer has entered into a Loan Agreement, dated as of May 1, 2013, with Puget Sound Energy, Inc, a Washington corporation, providing for the issuance by the Issuer of the Bonds for the purpose of refunding, in advance of stated maturity, the Prior Bonds.

B. The Agreement provides that the Issuer will issue and sell the Bonds and will use the proceeds of the issuance and sale of the Bonds (other than accrued interest thereon, if any), together with additional moneys to be paid by the Company, to provide for the refunding of the Prior Bonds upon the redemption thereof on the Redemption Date.

C. The execution and delivery of this Indenture and the issuance and sale of the Bonds have been in all respects duly and validly authorized by proper action duly adopted by the governing authority of the Issuer.

D. The execution and delivery of the Bonds and of this Indenture have been duly authorized and all things necessary to make the Bonds, when executed by the Issuer and authenticated by the Trustee, valid and binding legal obligations of the Issuer and to make this Indenture a valid and binding agreement have been done.

NOW, THEREFORE, THIS TRUST INDENTURE

W I T N E S S E T H:

GRANTING CLAUSES

The Issuer, in consideration of the premises and the acceptance by the Trustee of the trusts hereby created and of the purchase and acceptance of the Bonds by the Owners thereof, and for other good and valuable consideration, the receipt of which is hereby acknowledged, in order to secure the payment of the principal of, and premium, if any, and interest on, each series of the Bonds according to their tenor and effect and to secure the performance and observance by the Issuer of all the covenants expressed or implied herein and in the Bonds, does hereby grant, bargain, sell, convey, mortgage and warrant, and assign, pledge and grant a security interest in, the Trust Estate to the Trustee, and its successors in trust and assigns forever for the benefit of the Owners and to secure the obligation of the Company to reimburse the Bank or the Obligor on an Alternate Credit Facility for draws under any Letter of Credit or Alternate Credit Facility under the Reimbursement Agreement; provided that the benefit, protection and security provided

Trust Indenture

by this Indenture for any Bank or Obligor on an Alternate Credit Facility shall be subordinate in each and every case to the benefit, protection and security provided by this Indenture for the Owners of the Bonds:

TO HAVE AND TO HOLD all and singular the Trust Estate, whether now owned or hereafter acquired, to the Trustee and its respective successors in trust and assigns forever;

IN TRUST NEVERTHELESS, upon the terms and trusts herein set forth for the equal and proportionate benefit, security and protection of all present and future Owners of each series of the Bonds issued under and secured by this Indenture without privilege, priority or distinction as to the lien or otherwise of any of the Bonds over any of the other Bonds;

PROVIDED, HOWEVER, that if the Issuer, its successors or assigns, shall well and truly pay, or cause to be paid, the principal of, and premium, if any, and interest on, the Bonds due or to become due thereon, at the times and in the manner mentioned in the Bonds and as provided in Article VIII hereof according to the true intent and meaning thereof, and shall cause the payments to be made as required under Article V hereof, or shall provide, as permitted hereby, for the payment thereof in accordance with Article VIII hereof, and shall well and truly keep, perform and observe all the covenants and conditions pursuant to the terms of this Indenture to be kept, performed and observed by it, and shall pay or cause to be paid to the Trustee all sums of money due or to become due in accordance with the terms and provisions hereof, then and in that case this Indenture and the rights hereby granted shall cease, terminate and be void and the Trustee shall thereupon cancel and discharge this Indenture and execute and deliver to the Issuer, the Bank or the Obligor on an Alternate Credit Facility and the Company such instruments in writing as shall be requisite to evidence the discharge hereof, otherwise this Indenture shall be and remain in full force and effect.

THIS TRUST INDENTURE FURTHER WITNESSETH, and it is expressly declared, that all Bonds issued and secured hereunder are to be issued, authenticated and delivered and all of the Trust Estate is to be dealt with and disposed of, under, upon and subject to the terms, conditions, stipulations, covenants, agreements, trusts, uses and purposes hereinafter expressed, and the Issuer has agreed and covenanted, and does hereby agree and covenant, with the Trustee and with the respective Owners, from time to time, of the Bonds, or any part thereof, as follows:

ARTICLE I

DEFINITIONS AND RULES OF CONSTRUCTION

Section 1.01. Definitions. The terms defined in this Article I shall have meanings provided herein, including the recitals hereto, for all purposes of this Indenture and the Agreement, unless the context clearly requires otherwise.

“1954 Code” means the Internal Revenue Code of 1954, as amended.

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“Act” means Sections 90-5-101 to 90-5-114, inclusive, Montana Code Annotated, as from time to time supplemented and amended.

“Administration Expenses” means reasonable compensation and reimbursement of reasonable expenses and advances payable to the Issuer, the Trustee, the Registrar, the Remarketing Agent, the Paying Agent, Moody’s and S&P.

“Agreement” or “Loan Agreement” means the Loan Agreement, dated as of May 1, 2013, between the Issuer and the Company, as amended and supplemented from time to time.

“Alternate Credit Facility” means a credit facility provided in accordance with Section 4.03 of the Agreement other than (a) the first Letter of Credit delivered to the Trustee after the Issue Date, or (b) a Substitute Letter of Credit, including, without limitation, a letter of credit of a commercial bank or a credit facility from a financial institution, or a combination thereof, the terms of which shall in all material respects be the same as the first Letter of Credit and the administrative provisions of which are acceptable to the Trustee, or any other credit agreement or mechanism arranged by the Company (which may involve a letter of credit or other credit facility or a liquidity facility and an Insurance Policy or any combination thereof), the terms of which need not in all material respects be the same as the aforesaid Letter of Credit, but the administrative provisions of which are acceptable to the Trustee, which provides security for payment of the principal and interest on the Bonds when due and for payment of the purchase price of Bonds delivered to the Trustee. An Alternate Credit Facility may have an expiration date earlier than the maturity of the Bonds, but in no event shall such Alternate Credit Facility have an expiration date earlier than one year from the date of its delivery. The Trustee shall give notice to the Remarketing Agent, the Bank and all Owners of Bonds of the proposed delivery of any Alternate Credit Facility in accordance with the provisions of Sections 3.02(c) and 6.04(c) hereof.

“Authorized Company Representative” means the Company’s President, any Vice President (including, without limitation, any Executive Vice President or Senior Vice President), its Secretary, any Assistant Secretary, its Treasurer or any Assistant Treasurer and each additional person at the time designated to act on behalf of the Company by written certificate furnished to the Issuer and the Trustee containing the specimen signature of such person and signed on behalf of the Company by an Authorized Company Representative. Such certificate may designate an alternate or alternates.

“Authorized Denomination” means (a) $100,000 or any integral multiple of $100,000 (provided that one Bond need not be in a multiple of $100,000 but may be in such denomination greater than $100,000 as shall be necessary to account for any principal amount of the Bonds not corresponding directly with $100,000 denominations) when the Bonds bear interest at a Daily or Weekly Interest Rate; (b) $100,000 or any integral multiple of $5,000 in excess of $100,000 when the Bonds bear interest at a Flexible Interest Rate; and (c) $5,000 or integral multiples of $5,000 when the Bonds bear interest at a Term Interest Rate.

“Available Moneys” means (a) during such time as a direct pay Letter of Credit or Alternate Credit Facility is in effect, (i) moneys on deposit in trust with the Trustee as agent and

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bailee for the Owners of the Bonds for a period of at least 123 days prior to and during which no petition in bankruptcy or similar insolvency proceeding has been filed by or against the Company or the Issuer (or any affiliate, subsidiary or guarantor of the Company or any insider (as defined in the United States Bankruptcy Code), to the extent that such moneys were deposited by any of such affiliate, subsidiary, guarantor or insider) or is pending (unless such petition shall have been dismissed and such dismissal shall be final and not subject to appeal) and (ii)(A) proceeds of the issuance of refunding bonds (including proceeds from the investment thereof), and (B) any other moneys, if, in the written opinion of nationally recognized counsel experienced in bankruptcy matters selected by the Company (which opinion shall be in a form acceptable to the Trustee, to Moody’s, if the Bonds are then rated by Moody’s, and to S&P, if the Bonds are then rated by S&P and shall be delivered to the Trustee at or prior to the time of the deposit of such proceeds with the Trustee), the deposit and use of such proceeds (referred to in clause (A) above) or other moneys (referred to in clause (B) above) will not constitute a voidable preference under Section 547 of the United States Bankruptcy Code in the event either the Issuer or the Company were to become a debtor under the United States Bankruptcy Code, and (b) at any time that a direct pay Letter of Credit or Alternate Credit Facility is not in effect, any moneys on deposit with the Trustee as agent and bailee for the Owners of the Bonds and proceeds from the investment thereof.

“Bank” means the commercial bank, its successors and assigns, which issues a Letter of Credit or Substitute Letter of Credit. In the event of delivery of an Alternate Credit Facility, “Bank” shall, unless the context otherwise requires, include reference to the issuer of such Alternate Credit Facility.

“Bank Default” means any of the following events:

(a) the failure of the Bank to pay a drawing on the Letter of Credit in accordance with the terms thereof;

(b) a decree or order of a court or agency or supervisory authority having jurisdiction over the Bank in an involuntary case under any present or future federal or state bankruptcy, insolvency, debt adjustment or similar law or the appointment of a conservator or receiver or liquidator or similar official in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the Bank;

(c) the Bank shall commence a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the Bank shall consent or acquiesce to the appointment of a conservator or receiver or liquidator or similar official in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding(s) of or relating to it or of or relating to all or substantially all of its property; or

(d) the Bank shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

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“Beneficial Owner” has, when the Bonds are held in book-entry form, the meaning ascribed to such term in Section 2.10 hereof.

“Bond” or “Bonds” means the Issuer’s $138,460,000 Pollution Control Revenue Refunding Bonds (Puget Sound Energy Project) Series 2013A and the Issuer’s $23,400,000 Pollution Control Revenue Refunding Bonds (Puget Sound Energy Project Series 2013B, issued pursuant to this Indenture.

“Bond Counsel” means Chapman and Cutler LLP or any other firm of nationally recognized bond counsel familiar with the type of transactions contemplated under this Indenture selected by the Company and acceptable to the Trustee.

“Bond Documents” means this Indenture, the Agreement and the Bonds.

“Bond Fund” means the trust fund by that name created pursuant to Section 6.01 hereof.

“Bond Payment Date” means any Interest Payment Date and any other date on which the principal of, and premium, if any, and interest on, the Bonds is to be paid to the Owners thereof, whether upon redemption, at maturity or upon acceleration of maturity of the Bonds.

“Bond Proceeds Account” means the trust account by that name that may be created pursuant to Section 6.01 hereof.

“Bond Resolution” means the resolution duly adopted and approved by the City Council of the Issuer on April 22, 2013, authorizing the issuance and sale of the Bonds and the execution of this Indenture and the Agreement.

“Business Day” means a day except a Saturday, Sunday or other day (a) on which commercial banks located in the cities in which the Principal Office of the Bank (or the Principal Office of the Obligor on an Alternate Credit Facility, as the case may be), the Principal Office of the Trustee, the Principal Office of the Remarketing Agent or the Principal Office of the Paying Agent are located are required or authorized by law to remain closed or are closed, or (b) on which The New York Stock Exchange, Inc. is closed.

“Clerk” means the City Clerk/Treasurer of the Issuer.

“Code” means the Internal Revenue Code of 1986, as amended. Each reference to a section of the Code herein shall be deemed to include the United States Treasury Regulations, including temporary and proposed regulations, relating to such section which are applicable to the Bonds or the use of the proceeds thereof.

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“Company” means Puget Sound Energy, Inc. (formerly Puget Sound Power & Light Company), a corporation organized and existing under the laws of the State of Washington, its successors and assigns.

“Costs” means all fees and reasonable costs and expenses incurred in connection with the Refunding and the issuance of the Bonds, which Costs are to be paid by the Company from moneys other than moneys arising from the sale of the Bonds or moneys provided under any Letter of Credit or Alternate Credit Facility, as the case may be.

“Custody Account” has the meaning assigned such term in Section 3.06(a)(ii) hereof.

“Daily Interest Rate” means the variable interest rate on a series of the Bonds established pursuant to Section 2.02(b) hereof.

“Daily Interest Rate Period” means each period during which a Daily Interest Rate is in effect for a series of the Bonds.

“Delivery Office of the Trustee” means the office designated as such by the Trustee in writing to the Remarketing Agent, the Registrar, the Issuer, the Bank (or the Obligor on an Alternate Credit Facility, as the case may be), and the Company. If there is no book-entry system in effect for the Bonds, the Delivery Office of the Trustee shall initially be an office of the Trustee located in Minneapolis, Minnesota.

“Determination of Taxability” has the meaning set forth in Section 8.03 of the Agreement. The Trustee shall give notice of a Determination of Taxability as provided in Section 10.05 hereof.

“DTC” means The Depository Trust Company and its successors and assigns.

“DTC Participants” means those broker-dealers, banks and other financial institutions from time to time for which DTC directly holds Bonds as securities depository.

“Electronic Notice” means notice transmitted through electronic mail or a time-sharing terminal or by facsimile transmission or telephone (promptly confirmed in writing or by facsimile transmission).

“Eligible Account” means an account that is either (a) maintained with a federal or state-chartered depository institution or trust company that has a S&P short-term debt rating of at least A-2 (or, if no short-term debt rating, a long-term debt rating of BBB+); or (b) maintained with the corporate trust department of a federal depository institution or state-chartered depository institution subject to regulations regarding fiduciary funds on deposit, which, in either case, has corporate trust powers and is acting in its fiduciary capacity. In the event that an account required to be an “Eligible Account” no longer complies with the requirement, the Trustee should promptly (and, in any case, within not more than 30 calendar days) move such account to another financial institution such that the Eligible Account requirement will again be satisfied.

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“Event of Default” means any occurrence or event specified in Section 9.01 hereof.

“Event of Taxability” means the failure of the Company to observe any covenant, agreement or representation in the Agreement, which failure results in a Determination of Taxability.

“Executive Officer” means the Mayor of the Issuer.

“Exempt Facilities” means facilities (i) which qualified at the time of issuance of the Refunded Bonds and continue to qualify as “sewage or solid waste disposal facilities” or “air or water pollution control facilities” as defined in the Code and (ii) which qualify as a “project” under the Act.

“Expiration of the Term of an Alternate Credit Facility” means (i)(a) the date specified in the Alternate Credit Facility as the expiration date for the Alternate Credit Facility, (b) the date on which an Alternate Credit Facility is delivered or substituted in accordance with the provisions hereof and of the Agreement for the commitment of the then-existing Obligor on an Alternate Credit Facility or (c) the date on which the Company causes the Alternate Credit Facility to be terminated in accordance with Section 4.03 of the Agreement, or (ii) the date on which the commitment of the Obligor on an Alternate Credit Facility to provide moneys for the purchase of Bonds pursuant to the Alternate Credit Facility is otherwise terminated in accordance with its terms.

“Expiration of the Term of the Letter of Credit” means (i)(a) the “Expiration Date” as defined in the Letter of Credit or (b) the date on which a Substitute Letter of Credit or an Alternate Credit Facility is delivered or substituted for the Letter of Credit in accordance with the provisions hereof and of the Agreement or (c) the date on which the Company causes the Letter of Credit to be terminated in accordance with Section 4.03 of the Agreement, or (ii) the date on which the commitment of the Bank to provide moneys for the purchase of Bonds pursuant to the Letter of Credit is otherwise terminated in accordance with its terms.

“Facilities” means the real and personal properties, facilities, machinery and equipment currently existing or financed or refinanced with proceeds of the Prior Bonds, at the Project which are described in Exhibit A to the Loan Agreement, as revised from time to time to reflect any changes therein, additions thereto, substitutions therefor and deletions therefrom.

“First Mortgage Bonds” means the two series of bonds issued and delivered to secure the related series of the Senior Notes under the First and Refunding Mortgage, dated as of June 2, 1924, between the Company and U.S. Bank National Association (formerly Old Colony Trust Company), as trustee, as supplemented and amended, and the Ninety-Second Supplemental Indenture, dated as of May 1, 2013 between the Company and U.S. Bank National Association, as trustee.

“Flexible Interest Rate” means, with respect to any Bond, the non-variable rate or rates associated with such Bond established in accordance with Section 2.02(e) hereof.

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“Flexible Interest Rate Period” means each period comprised of Flexible Segments during which Flexible Interest Rates are in effect for a series of the Bonds.

“Flexible Segment” means, with respect to each Bond of a series bearing interest at a Flexible Interest Rate, the period established in accordance with Section 2.02(e) hereof.

“Fourth Supplemental Indenture” means the Fourth Supplemental Indenture dated as of May 1, 2003, supplementing the Senior Note Indenture and providing for the issuance of the Senior Notes.

“Government Obligations” means direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed as to full and timely payment by, the United States of America, which are not subject to redemption or prepayment prior to stated maturity.

“Indenture” means this Trust Indenture, dated as of May 1, 2013, between the Issuer and the Trustee relating to the issuance of the Bonds, as further amended or supplemented from time to time as permitted herein.

“Information Services” means Financial Information, Inc.’s “Daily Called Bond Service,” 30 Montgomery Street, 10th Floor, Jersey City, New Jersey 07302, Attention: Editor; Standard & Poor’s J. J. Kenny’s “Called Bond Service,” 55 Water Street, 45th Floor, New York, New York 10041; Mergent’s “Municipal and Government Manual,” 60 Madison Avenue, New York, New York 10010, Attention: Customer Service and the Municipal Securities Rulemaking Board, CDI, 1900 Duke Street, Alexandria, Virginia 22314, Attention: MSIL Dept.; or, in accordance with then-current guidelines of the Securities and Exchange Commission, such other addresses and/or such other services providing information with respect to called bonds, or no such services, as the Company may designate in a certificate delivered to the Trustee.

“Initial Rate Period” for the Bonds means the applicable Rate Period for the Bonds on the Issue Date, which shall be a Term Interest Rate Period beginning on the Issue Date and ending on March 1, 2031.

“Insurance Agreement” means an insurance agreement between the Company and an Insurer and relating to an Insurance Policy.

“Insurance Policy” means a municipal bond insurance policy issued by an Insurer insuring the payment when due of the principal of and interest on a series of the Bonds as provided therein.

“Insurer” means any insurance or indemnity company or other type of financial institution that provides an Insurance Policy for a series of the Bonds as all or a portion of an Alternate Credit Facility for such series in accordance with the provisions hereof and of the Agreement.

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“Insurer Default” means any of the following events:

(a) the failure of an Insurer to make any payment required under the Insurance Policy for a series of the Bonds when the same shall become due and payable or the Insurance Policy shall for any reason cease to be in full force and effect;

(b) a decree or order for relief shall be entered by a court or insurance regulatory authority having jurisdiction over the Insurer in an involuntary case under an applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, custodian, trustee, sequestrator (or similar official) of the Insurer or for any substantial part of the property of the Insurer or ordering the winding-up or liquidation of the affairs of the Insurer, and the continuance of any such decree or order shall be unstayed and remain in effect for a period of 60 consecutive days thereafter; or

(c) the Insurer shall commence a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or it shall consent to or acquiesce in the entry of an order for relief in an involuntary case under any such law, or it shall consent to the appointment of or taking of possession by a receiver, liquidator, trustee, custodian, sequestrator (or similar official) of the Insurer or for any substantial part of the property of it, or it shall make a general assignment for the benefit of creditors, or the Insurer shall fail generally or admit in writing its inability to pay its debts as such debts become due, or the Insurer shall take corporate action in contemplation or furtherance of any of the foregoing.

“Inter-Company Agreements” means (a) the following agreements between the Company and PPL Montana, LLC (as assignee of The Montana Power Company): (i) the Construction and Ownership Agreement, dated as of July 30, 1971 (and Amendment No. 1 thereto, dated as of October 21, 1998) and (ii) the Agreement for the Operation and Maintenance of Colstrip Steam Electric Generating Plant, dated as of July 30, 1971; (b) the following agreements among the Company, Portland General Electric, PacifiCorp (formerly Pacific Power & Light), Avista Corporation (formerly The Washington Water Power Company), NorthWestern Energy, LLC (formerly The Montana Power LLC, successor to the utility business of The Montana Power Company) and PPL Montana, LLC, as assignee of the Montana Power Company: (i) Ownership and Operations Agreement, Colstrip Units #3 and #4, dated as of May 6, 1981 and (ii) Common Facilities Agreement, Colstrip Units #1, #2, #3 and #4, dated as of May 6, 1981 (and Amendment No. 1 thereto, dated as of January 21, 1992); and (c) any and all other agreements, whether in effect as of or subsequent to the date hereof, relating to the ownership, construction and operation of the Project.

“Interest Account” means the trust account by that name established in the Bond Fund pursuant to Section 6.01 hereof.

“Interest Component” means the maximum amount stated in the Letter of Credit or an Alternate Credit Facility, as the case may be (as reduced and reinstated from time to time in accordance with the terms thereof), which may be drawn upon with respect to payment of accrued interest in accordance with Section 6.03(d) hereof or the portion of the purchase price of Bonds delivered pursuant to Section 3.01 and Section 3.02 hereof corresponding to interest accrued on the Bonds on or prior to the stated maturity thereof.

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“Interest Coverage Period” means the number of days specified in the Letter of Credit or an Alternate Credit Facility, as the case may be, which is used to determine the Interest Component.

“Interest Coverage Rate” means the rate specified in the Letter of Credit or an Alternate Credit Facility, as the case may be, which is used to determine the Interest Component.

“Interest Payment Date” means:

(i) with respect to any Daily or Weekly Interest Rate Period, the first Business Day of each calendar month;

(ii) with respect to any Term Interest Rate Period, the March 1 or September 1 immediately following the commencement of the Term Interest Rate Period and each March 1 and September 1 thereafter;

(iii) with respect to any Flexible Segment, the Business Day next succeeding the last day of such Flexible Segment;

(iv) with respect to any Rate Period, the Business Day next succeeding the last day thereof;

(v) with respect to any Bond when it bears interest at a Flexible Interest Rate, any date on which there is a mandatory purchase of the Bond pursuant to Section 3.02(a)(ii) hereof; and

(vi) with respect to any Pledged Bond bearing interest at a Flexible Interest Rate, regardless of the duration of the Flexible Segment, the date on which such Pledged Bond is remarketed pursuant to this Indenture.

“Investment Securities” means any of the following obligations or securities, to the extent permitted by law and subject to the provisions of Article VII hereof, on which neither the Company nor any of its subsidiaries is the obligor:

(a) Government Obligations;

(b) Obligations of any of the following federal agencies which represent full faith and credit obligations of the United States of America (stripped securities are permitted only if they have been stripped by the agency itself): the Export-Import Bank of the United States (direct obligations or fully guaranteed certificates of beneficial ownership only); the Government National Mortgage Association (GNMA-guaranteed mortgage-backed bonds or GNMA-guaranteed pass-through obligations only); the Farmers Home Administration (certificates of beneficial ownership only); the Federal

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Housing Administration (debentures only); the United States Maritime Administration (guaranteed Title XI financings only); the General Services Administration (participation certificates only); or the U.S. Department of Housing & Urban Development Local Authority Bonds;

(c) Money market funds registered under the Investment Company Act of 1940, whose shares are registered under the Securities Act of 1933, having a rating of “AAAm-G” or “AAAm” or better by S&P, including those for which the Trustee or an affiliate performs services for a fee, whether as a custodian, transfer agent, investment advisor or otherwise;

(d) Commercial paper, (i) which, at the time of purchase, is rated in the same or higher Rating Category as the Bonds, but in no event shall any rating on such commercial paper be less than “P-1” by Moody’s and “A-1” by S&P and (ii) which matures not more than 270 days after the date of purchase;

(e) Bonds, notes or other evidences of indebtedness (stripped securities are only permitted if they have been stripped by the agency itself and such securities do not have a value greater than par on the unpaid principal) rated “AAA” by S&P and “Aaa” by Moody’s issued by the Federal National Mortgage Association (mortgage-backed securities and senior debt obligations only) or the Federal Home Loan Mortgage Corporation (participation certificates and senior debt obligations only);

(f) U.S.-dollar-denominated deposit accounts, federal funds and banker’s acceptances with domestic commercial banks (i) which, on their date of purchase, are rated on their short-term certificates of deposit in the same or higher Rating Category as the Bonds, but in no event shall any rating on such investments be less than “P-1” or better by Moody’s and “A-1” or better by S&P and (ii) which mature no more than 360 days after the date of purchase (ratings on holding companies are not considered as the rating of the bank); and

(g) Any bonds or notes of any state of the United States of America or of any agency, instrumentality or local governmental unit of any such state which are not callable at the option of the obligor prior to maturity or as to which irrevocable instructions have been given by the obligor to call on the date specified in the notice; and (i) which are rated, based on an irrevocable escrow account or fund in the highest Rating Category of S&P and Moody’s.

“Issue Date” means the date of initial authentication and delivery of the Bonds.

“Issuer” means the City of Forsyth, Rosebud County, Montana, a municipal corporation and political subdivision organized and existing under the Constitution and laws of the State of Montana, its successors and their assigns.

“Letter of Credit” means an irrevocable letter of credit or other credit facility relating to a series of the Bonds issued by the Bank to the Trustee pursuant to the terms of the Reimbursement

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Agreement, as amended or extended from time to time. In the event of the delivery of a Substitute Letter of Credit, “Letter of Credit” shall, unless the context otherwise requires, mean such Substitute Letter of Credit.

“Liquidity Fund” means the fund by that name created pursuant to Section 6.01 hereof.

“Loan Payments” means the payments required to be made by the Company pursuant to Section 4.01(a) of the Agreement.

“Mail” means mail by first-class mail, postage prepaid.

“Maximum Interest Rate” means (i) while a Letter of Credit or an Alternate Credit Facility is in effect, the lesser of 12% per annum or the Interest Coverage Rate; and (ii) at all other times 12% per annum.

“Moody’s” means Moody’s Investors Service, Inc., a corporation organized and existing under the laws of the State of Delaware, its successors and assigns, and, if such corporation shall for any reason no longer perform the functions of a nationally recognized statistical rating organization, “Moody’s” shall be deemed to refer to any other nationally recognized statistical rating organization designated by the Company by notice to the Issuer, the Trustee and the Bank (or the Obligor on an Alternate Credit Facility, as the case may be).

“Obligor on an Alternate Credit Facility” means the entity or entities, as the case may be, obligated to make payments under any Alternate Credit Facility.

“Outstanding” or “Bonds Outstanding” or “Outstanding Bonds” means, as of any given date, all Bonds of a series which have been authenticated and delivered by the Trustee under this Indenture, except:

(a) Bonds cancelled at or prior to such date or delivered to or acquired by the Trustee on or prior to such date for cancellation;

(b) Bonds deemed to be paid in accordance with Section 6.05 and Article VIII hereof; and

(c) Bonds in lieu of which other Bonds have been authenticated under Section 2.07 hereof;

provided, however, that if the principal of or interest due on Bonds of a series is paid by the Insurer pursuant to the Insurance Policy, such Bonds shall remain Outstanding for all purposes of this Indenture until the Insurer receives payment therefor as contemplated by the Insurance Agreement. Undelivered Bonds are not outstanding, but Bonds authenticated and delivered in lieu of Undelivered Bonds as provided in the second paragraph of Section 2.07 will be outstanding.

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“Owner” or “Owners” or “Owner of Bonds” or “Owners of Bonds” means the registered owner of any Bond; provided, however, when used in the context of the Tax-Exempt status of the Bonds, the term “Owner” shall include a Beneficial Owner.

“Paying Agent” means any paying agent appointed as provided in Section 10.23 hereof, or any successor thereto.

“Person” means one or more individuals, estates, joint ventures, joint-stock companies, partnerships, associations, corporations, trusts or unincorporated organizations, and one or more governments or agencies or political subdivisions thereof.

“Plans and Specifications” means the plans and specifications describing any of the Facilities, as amended from time to time, as duly certified by an Authorized Company Representative.

“Pledge Agreement” means a pledge agreement between the Company and the Trustee, relating to the Senior Notes and any and all modifications, alterations, amendments and supplements thereto.

“Pledged Bonds” means Bonds purchased with moneys drawn under any Letter of Credit or Alternate Credit Facility to be deemed owned by the Company for purposes of granting a first priority lien upon Pledged Bonds hereunder, registered in the name of the Bank, as pledgee, or in the name of the Trustee (or its nominee), as agent for the Bank, delivered to or upon the direction of the Bank pursuant to Sections 3.06(a)(ii) hereof.

“Principal Account” means the trust account by that name established within the Bond Fund pursuant to Section 6.01 hereof.

“Principal Office of the Bank” means the office of the Bank located in the United States of America and designated as the Principal Office of the Bank by the Bank in writing to the Trustee, the Issuer, the Registrar, the Company, the Insurer and the Remarketing Agent.

“Principal Office of the Obligor on an Alternate Credit Facility” means the office of the Obligor on an Alternate Credit Facility located in the United States of America and designated as the Principal Office of the Obligor on an Alternate Credit Facility by the Obligor on an Alternate Credit Facility in writing to the Trustee, the Issuer, the Insurer, the Registrar, the Company and the Remarketing Agent.

“Principal Office of the Paying Agent” means the office as such designated in writing by the Paying Agent to the Trustee, the Issuer, the Company, the Registrar, the Insurer and the Bank (or the Obligor on an Alternate Credit Facility, as the case may be), which shall initially be Wells Fargo Bank, National Association, Corporate Trust Operations, 6th and Marquette, MAC N9303-121, Minneapolis, Minnesota 55479.

“Principal Office of the Registrar” means the office or offices designated as such by the Registrar in writing to the Trustee, the Bank (or the Obligor on an Alternate Credit Facility, as

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the case may be), the Company, the Issuer and the Remarketing Agent, which shall initially be Wells Fargo Bank, National Association, Corporate Trust Operations, 6th and Marquette, MAC N9303-121, Minneapolis, Minnesota 55479.

“Principal Office of the Remarketing Agent” means the office as such designated in writing by the Remarketing Agent to the Trustee, the Issuer, the Company, the Registrar, the Paying Agent, the Insurer and the Bank (or the Obligor on an Alternate Credit Facility, as the case may be).

“Principal Office of the Trustee” means the office or offices designated as such by the Trustee in writing to the Remarketing Agent, the Registrar, the Issuer, the Bank (or the Obligor on an Alternate Credit Facility, as the case may be), the Paying Agent, the Insurer and the Company, which shall initially be Wells Fargo Bank, National Association, 1700 Lincoln Street, 10th Floor, MAC C7300-107, Denver, Colorado 80203.

“Prior Bond Fund” means the fund created under the provisions of the Prior Indenture from which payments of principal and interest on the Prior Bonds are made.

“Prior Bonds” means the Issuer’s $138,460,000 Pollution Control Revenue Refunding Bonds (Puget Sound Energy Project) Series 2003A and the Issuer’s $23,400,000 Pollution Control Revenue Refunding Bonds (Puget Sound Energy Project) Series 2003B.

“Prior Indenture” means the Indenture of Trust, dated as of March 1, 2003, between the Issuer and the Prior Trustee, pursuant to which the Prior Bonds were issued, and any and all modifications, alterations, amendments and supplements thereto.

“Prior Loan Agreement” means the Loan Agreement, dated as of March 1, 2003, between the Issuer and the Company, pursuant to which the proceeds of the Prior Bonds were loaned to the Company.

“Prior Trustee” means the Person serving as trustee under the Prior Indenture.

“Project” means Units #1, #2, #3 and #4 of the Colstrip Generating Station constructed near Colstrip, Montana, and any additions or improvements thereto or replacements thereof.

“Project Certificate” means the Company’s certificate or certificates, delivered concurrently with the initial authentication and delivery of the Bonds, with respect to certain facts which are within the knowledge of the Company to enable Bond Counsel to determine whether interest on the Bonds is includible in the gross income of the Owners thereof under applicable provisions of the Code.

“Rate” means, with respect to a series of the Bonds, any Daily Interest Rate, Weekly Interest Rate, Flexible Interest Rate or Term Interest Rate in effect for such Bonds.

“Rate Period” means any Daily Interest Rate Period, Weekly Interest Rate Period, Flexible Interest Rate Period or Term Interest Rate Period.

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“Rating Category” means one of the generic rating categories of either Moody’s or S&P, without regard to any refinement or gradation of such rating category by a numerical modifier or otherwise.

“Record Date” means (a) with respect to any Interest Payment Date in respect of any Daily Interest Rate Period, Weekly Interest Rate Period or Flexible Segment, the Business Day next preceding such Interest Payment Date; and (b) with respect to any Interest Payment Date in respect of any Term Interest Rate Period, the fifteenth day of the month preceding such Interest Payment Date.

“Redemption Date” means the date upon which the Prior Bonds are to be redeemed, which date shall be no more than 90 days after the Issue Date.

“Refunding” means the series of transactions whereby the principal of and interest on the Prior Bonds are paid with the proceeds of the Bonds and other money provided by the Company and then cancelled in accordance with the provisions of the Prior Indenture.

“Registrar” means the Registrar appointed in accordance with Section 10.21 or Section 10.22 hereof, initially the Trustee and each and every additional agent appointed by the Trustee from time to time for the exchange, registration and registration of transfer of the Bonds, or any successor Registrar appointed hereunder.

“Reimbursement Agreement” means, with respect to any Letter of Credit or an Alternate Credit Facility, the agreement, application or other document, together with any supplements or amendments thereto pursuant to which the Bank (or the Obligor on an Alternate Credit Facility, as the case may be) agrees to issue such Letter of Credit or Alternate Credit Facility and which agreement, application or other document (singly or in combination with one another) is designated in writing by the Bank (or the Obligor on an Alternate Credit Facility), with the written consent of the Company, as the “Reimbursement Agreement” for purposes of this definition.

“Remarketing Agent” means the Person appointed, at least 30 days prior to the date a series of the Bonds becomes subject to optional or mandatory purchase pursuant to Section 3.01 or Section 3.02 hereof, to serve as Remarketing Agent for such Bonds under the provisions of Section 5.09 of the Loan Agreement, Section 10.19 hereof and the related Remarketing Agreement. No Remarketing Agent has been appointed for either series of the Bonds on the Issue Date.

“Remarketing Agreement” means the remarketing agreement between the Company and the Remarketing Agent pursuant to which the Remarketing Agent agrees to act as Remarketing Agent for a series of the Bonds, as such remarketing agreement may be amended and supplemented from time to time.

“Responsible Officer” means, when used with respect to the Trustee, any vice president, assistant vice president, senior associate, associate or other officer of the Trustee within the corporate trust office specified in Section 13.08 (or any successor corporate trust office)

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customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred at the corporate trust office specified in Section 13.08 because of such person’s knowledge of and familiarity with the particular subject and having direct responsibility for the administration of this Indenture.

“Revenues” means all moneys pledged hereunder and paid or payable to the Trustee for the account of the Issuer in accordance with the Agreement, the Senior Notes, the Pledge Agreement and the Insurance Policy, if any, including all moneys drawn under the Letter of Credit or an Alternate Credit Facility, as the case may be, and deposited in the Bond Fund to pay principal of a series of the Bonds (and premium, if any, on such Bonds if covered by such Letter of Credit or Alternate Credit Facility) upon redemption, at maturity or upon acceleration of maturity, or to pay interest on such Bonds when due, and all receipts credited under the provisions of this Indenture against such payments; provided, however, that “Revenues” shall not include moneys held by the Trustee to pay the purchase price of Bonds subject to purchase pursuant to Article III hereof.

“S&P” means Standard & Poor’s Ratings Group, a division of McGraw-Hill, Inc., a corporation organized and existing under the laws of the State of New York, its successors and assigns, and, if such corporation shall for any reason no longer perform the functions of a nationally recognized statistical rating organization, “S&P” shall be deemed to refer to any other nationally recognized statistical rating organization designated by the Company by notice to the Issuer, the Trustee and the Bank (or the Obligor on an Alternate Credit Facility, as the case may be).

“Securities Depositories” means The Depository Trust Company, Call Notification Department, 55 Water Street, 50th Floor, New York, New York 10041-0099, Fax: (212) 855-7232, -7233, -7234, or -7235; or, in accordance with then-current guidelines of the Securities and Exchange Commission, such other addresses and/or such other securities depositories, or no such depositories, as the Company may designate in a certificate delivered to the Trustee.

“Senior Note Indenture” means the Senior Note Indenture, dated as of December 1, 1997, between the Company and the Senior Note Indenture Trustee, as heretofore and hereafter supplemented and amended, including as supplemented and amended by the Fourth Supplemental Indenture. Upon delivery of any Substitute Collateral, references herein and in the Agreement to Senior Note Indenture shall also mean the note or other agreement pursuant to which the Substitute Collateral is issued, except as may be otherwise provided in a Supplemental Indenture entered into pursuant to Section 12.01(l) hereof or a supplement to the Agreement entered into pursuant to Section 12.05(e) hereof.

“Senior Note Indenture Trustee” means U.S. Bank National Association, as trustee under the Senior Note Indenture, its successors in trust and their assigns. Upon delivery of any Substitute Collateral, references herein and in the Agreement to Senior Note Indenture Trustee shall also mean the trustee with respect to such Substitute Collateral, except as may be otherwise provided in a Supplemental Indenture entered into pursuant to Section 12.01(l) hereof or a supplement to the Agreement entered into pursuant to Section 12.05(e) hereof.

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“Senior Notes” means the two series of notes issued and delivered under the Senior Note Indenture and the Fourth Supplemental Indenture each relating to a series of the Bonds, and held by the Trustee pursuant to Section 4.04 of the Loan Agreement.

“Series 2013A Bonds” means the Issuer’s $138,460,000 Pollution Control Revenue Refunding Bonds (Puget Sound Energy Project) Series 2013A.

“Series 2013B Bonds” means the Issuer’s $23,400,000 Pollution Control Revenue Refunding Bonds (Puget Sound Energy Project) Series 2013B.

“SIFMA Index” means the SIFMA Municipal Swap Index, a seven-day high-grade market index of selected tax-exempt variable-rate demand obligations meeting specific criteria published by the Securities Industry and Financial Markets Association or any successor thereto or any similar index that succeeds the SIFMA Index, as determined by the Remarketing Agent.

“State” means the State of Montana.

“Substitute Collateral” means any form of collateral delivered by the Company in substitution for the Senior Notes pursuant to Section 4.04(f) of the Agreement.

“Substitute Letter of Credit” means a Letter of Credit provided in accordance with Section 4.03(a) of the Agreement in substitution for the Letter of Credit in effect at the time of such substitution (which substitution may be accomplished by an amendment to such Letter of Credit) which is provided by the same Bank that issued the Letter of Credit at the time of such substitution and which Substitute Letter of Credit is identical in all material respects to the Letter of Credit in substitution for which the Substitute Letter of Credit is to be provided, except as set forth below:

(i)	An increase or decrease in the Interest Coverage Rate; or

(ii)	An increase or decrease in the Interest Coverage Period; or

(iii)	Any combination of (i) and (ii).

The Trustee shall give notice to the Remarketing Agent and to all Owners of Bonds of the proposed delivery of a Substitute Letter of Credit in accordance with the provisions of Sections 3.02(c) and 6.04(c) hereof.

“Supplemental Indenture” means any indenture supplemental to this Indenture entered into between the Issuer and the Trustee pursuant to the provisions of Section 12.01 or Section 12.02 hereof.

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“Tax Certificate” means the Tax Exemption Certificate and Agreement relating to the Bonds to be executed by the Company and the Issuer on the date of the initial authentication and delivery of the Bonds, as amended and supplemented from time to time.

“Tax-Exempt” means, with respect to interest on any obligations of a state or local government, including the Bonds, that such interest is not includible in gross income of the owners of such obligations for federal income tax purposes, except for interest on any such obligations for any period during which such obligations are owned by a person who is a “substantial user” of any facilities financed or refinanced with such obligations or a “related person” within the meaning of Section 103(b)(13) of the 1954 Code, whether or not such interest is includible as an item of tax preference or otherwise includible directly or indirectly for purposes of calculating other tax liabilities, including any alternative minimum tax or environmental tax under the Code.

“Term Interest Rate” means an interest rate on the Bonds established in accordance with Section 2.02(d) hereof.

“Term Interest Rate Period” means each period of six months or more during which a Term Interest Rate is in effect for a series of bonds; provided, that the last day of a Term Interest Rate Period shall be either the day preceding the date of final maturity of such Bonds or a day which both immediately precedes a Business Day and is at least six months after the effective date of such Term Interest Rate Period.

“Treasury Regulations” means the United States Treasury Regulations dealing with the tax-exempt bond provisions of the Code.

“Trustee” means Wells Fargo Bank, National Association, a national banking association, as trustee under this Indenture, and any successor Trustee appointed hereunder.

“Trust Estate” means all right, title and interest of the Issuer in and to the Agreement (except its rights under Section 4.06, Section 4.08, Section 5.03, Section 5.06, Section 5.07, Section 5.08, Section 7.05 and Section 7.07 thereof, and its rights to receive notices, certificates, requests, requisitions, directions and other communications thereunder), including, without limitation, all right, title and interest of the Issuer in the Revenues, all of the Senior Notes issued and delivered by the Company to the Trustee pursuant to the Pledge Agreement, the Insurance Policy, all moneys and other obligations which are, from time to time, deposited with or held by or on behalf of the Trustee in trust in the Bond Fund for a series of the Bonds under any of the provisions of this Indenture or the Pledge Agreement (except moneys or obligations deposited with or paid to the Trustee for payment or redemption of any Bonds that are deemed no longer Outstanding hereunder), and all other rights, title and interest which are subject to the lien of this Indenture; provided, however, that the “Trust Estate” shall not include moneys held by the Trustee to pay the purchase price of a series of the Bonds subject to purchase pursuant to Article III hereof.

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“Undelivered Bond” means any Bond purchased pursuant to a tender and which is not delivered to the Trustee for payment of the purchase price thereof and is subject to the second paragraph of Section 2.07.

“Weekly Interest Rate” means the variable interest rate on a series of the Bonds established in accordance with Section 2.02(c) hereof.

“Weekly Interest Rate Period” means each period during which a Weekly Interest Rate is in effect for a series of the Bonds.

“Yield” means that yield which, when used in computing the present worth of all payments of principal and interest to be paid on an obligation, produces an amount equal to the purchase price (as defined in the Treasury Regulations).

Section 1.02. Rules of Construction. Unless the context otherwise requires,

(a) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles;

(b) references to Articles and Sections are to the Articles and Sections of this Indenture or the Agreement, as the case may be;

(c) words importing the singular number shall include the plural number and vice versa and words importing the masculine shall include the feminine and vice versa; and

(d) the headings and Table of Contents herein are solely for convenience of reference and shall not constitute a part of this Indenture nor shall they affect its meanings, construction or effect.

ARTICLE II

THE BONDS

Section 2.01. Authorization and Terms of Bonds. (a) There are hereby authorized and created under this Indenture two separate series of bonds, entitled to the equal and ratable benefit, protection and security of this Indenture, except for any Letter of Credit, Alternate Credit Facility, Senior Notes or Substitute Collateral pledged for a series of the Bonds, designated, respectively, the “City of Forsyth, Rosebud County, Montana, Pollution Control Revenue Refunding Bonds (Puget Sound Energy Project) Series 2013A” and the “City of Forsyth, Rosebud County, Montana, Pollution Control Revenue Refunding Bonds (Puget Sound Energy Project) Series 2013B.” The total aggregate principal amount of Bonds that may be issued and Outstanding under this Indenture is expressly limited, as to the Series 2013A Bonds, to $138,460,000, and as to the Series 2013B Bonds, to $23,400,000, exclusive of Bonds executed and authenticated as provided in Section 2.07 hereof; provided, however, that no Bonds shall be

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delivered hereunder until the Trustee receives a request and authorization of the Issuer signed by the Executive Officer to authenticate and deliver the principal amount of the Bonds therein specified to the purchaser or purchasers therein identified.

(b) The Bonds shall be issued as fully-registered Bonds, without coupons, in Authorized Denominations and shall all be dated as of the Issue Date. The Bonds shall mature, subject to prior redemption as provided in Article IV hereof, upon the terms and conditions hereinafter set forth, on March 1, 2031. The Bonds shall bear interest at the rates determined as provided in Section 2.02 hereof.

Each series of the Bonds shall be lettered “R,” and shall be separately numbered from R-1 consecutively upward. Each Bond shall bear interest from the Interest Payment Date next preceding the date of registration and authentication thereof unless it is registered and authenticated after a Record Date and on or prior to the related Interest Payment Date, in which event it shall bear interest from such Interest Payment Date, or unless it is registered and authenticated before the Record Date for the first Interest Payment Date, in which event it shall bear interest from the Issue Date; provided, however, that if, as shown by the records of the Paying Agent, interest on the Bonds shall be in default, Bonds issued in exchange for Bonds surrendered for registration of transfer or exchange shall bear interest from the last date to which interest has been paid in full or duly provided for on the Bonds, or, if no interest has been paid or duly provided for on the Bonds, from the Issue Date. Payment of the interest on any Bond shall be made to the person appearing on the bond registration books of the Registrar as the registered Owner thereof on the Record Date, such interest to be paid by the Paying Agent to such registered Owner (i) by bank check or draft mailed by first-class mail on the Interest Payment Date, to such Owner’s address as it appears on the registration books of the Registrar or at such other address as has been furnished to the Registrar in writing by such Owner, or (ii) during any Rate Period other than a Term Interest Rate Period in immediately available funds (by wire transfer or by deposit to the account of the Owner of any such Bond if such account is maintained with the Paying Agent), but in respect of any Owner of Bonds during a Daily Interest Rate Period or a Weekly Interest Rate Period only to any Owner which owns Bonds in an aggregate principal amount of at least $1,000,000 on the Record Date, according to the instructions given by such Owner to the Registrar or, if no such instructions have been provided as of the Record Date, by check mailed by first-class mail to the Owner at such Owner’s address as it appears as of the Record Date on the registration books of the Registrar; except, in each case, that, if and to the extent that there shall be a default in the payment of the interest due on such Interest Payment Date, such defaulted interest shall be paid to the Owners in whose name any such Bonds are registered as of a special record date to be fixed by the Trustee, notice of which shall be given to such Owners not less than ten (10) days prior thereto. Both the principal of and premium, if any, on the Bonds shall be payable upon surrender thereof in lawful money of the United States of America at the Principal Office of the Paying Agent. Notwithstanding the foregoing, interest on any Bond bearing a Flexible Interest Rate shall be paid only upon presentation to the Trustee of the Bond on which such payment is due.

Section 2.02. Interest Rates and Rate Periods.

(a)	GENERAL PROVISIONS.

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The term Bonds, when used with reference to the interest rate and Rate Periods shall mean the Bonds of a series.

(i) General. The Bonds shall bear interest from and including the date of the first authentication and delivery of the Bonds until final payment of the principal or redemption price thereof shall have been made or provided for in accordance with the provisions hereof, whether at maturity, upon redemption or otherwise, at the lesser of (A) the Maximum Interest Rate or (B) the interest rate or rates determined as provided in this Section 2.02. Such rate or rates shall be effective for the periods set forth in this Section 2.02. During any Rate Period other than a Term Interest Rate Period, interest on the Bonds shall be computed upon the basis of a 365- or 366-day year, as applicable, for the number of days actually elapsed. During any Term Interest Rate Period, interest on the Bonds shall be computed upon the basis of a 360-day year, consisting of twelve 30-day months. All Bonds of a series shall be in the same Rate Period. Not later than 11:15 a.m. (New York time) on the Business Day immediately following the day on which there has been a change in the rate of interest applicable to the Bonds, the Remarketing Agent shall give notice of such change to the Trustee by telephone. The Trustee hereby agrees to give telephonic notice to the Company on each Record Date of the amount of interest to be due and payable on the Bonds on the next succeeding Interest Payment Date.

(ii) Rate Periods. The term of the Bonds shall be divided into consecutive Rate Periods during which such Bonds shall bear interest at the Daily Interest Rate, Weekly Interest Rate, Flexible Interest Rate or Term Interest Rate. As of the Issue Date, the Series 2013A Bonds shall bear interest at a Term Interest Rate of 3.90% for a Term Interest Rate Period ending March 1, 2031 and the Series 2013B Bonds shall bear interest at a Term Interest Rate of 4.00% for a Term Interest Rate Period ending March 1, 2031. Thereafter, the Bonds shall bear interest as provided herein.

(b)	DAILY INTEREST RATE.

(i) Determination of Daily Interest Rate. During each Daily Interest Rate Period, the Bonds shall bear interest at the Daily Interest Rate determined by the Remarketing Agent either on each Business Day for such Business Day or on the next preceding Business Day for any day that is not a Business Day. The Daily Interest Rate shall be the rate determined by the Remarketing Agent (based on the examination of Tax-Exempt obligations comparable to the Bonds known by the Remarketing Agent to have been priced or traded under then-prevailing market conditions) to be the lowest rate which would enable the Remarketing Agent to sell the Bonds on the effective date of such rate at a price (without regard to accrued interest) equal to 100% of the principal amount thereof. If the Remarketing Agent shall not have determined a Daily Interest Rate for any day by 10:00 a.m., New York time, the Daily Interest Rate for such day shall be the same as the Daily Interest Rate for the immediately preceding Business Day. While the Bonds bear interest at the Daily Interest Rate, the Remarketing Agent shall on the next to the last Business Day prior to an Interest Payment Date provide in writing to the Trustee and the Bank (or the Obligor on an Alternate Credit Facility, as the case may be) the Daily Interest Rates in effect during the period preceding such Interest Payment Date.

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(ii) Adjustment to Daily Interest Rate Period. At any time, the Company, by written notice to the Issuer, the Trustee, the Paying Agent, the Remarketing Agent and the Bank or the Obligor on an Alternate Credit Facility, as the case may be, may elect that the Bonds shall bear interest at a Daily Interest Rate. Such notice (A) shall specify the effective date of such adjustment to a Daily Interest Rate, which shall be (1) a Business Day not earlier than the twentieth day following the fifth Business Day after the date of receipt by the Trustee and the Paying Agent of such notice (or such shorter period after the date of such receipt as shall be acceptable to the Trustee); (2) in the case of an adjustment from a Term Interest Rate Period, a day on which the Bonds would be permitted to be redeemed at the option of the Company pursuant to Section 4.02(b)(iii) hereof or the day immediately following the last day of the then-current Term Interest Rate Period; and (3) in the case of an adjustment from a Flexible Interest Rate Period, the day immediately following the last day of the then-current Flexible Interest Rate Period as determined in accordance with Section 2.02(e)(iv) hereof; provided, however, that if prior to the Company’s making such election, any Bonds shall have been called for redemption and such redemption shall not have theretofore been effected, the effective date of such Daily Interest Rate Period shall not precede such redemption date; and (B) if the adjustment is from a Term Interest Rate Period having a duration in excess of one year, shall be accompanied by an opinion of Bond Counsel to the effect that such adjustment (1) is authorized or permitted by this Indenture and the Act, and (2) will not adversely affect the Tax-Exempt status of the interest on the Bonds, which opinion shall be reaffirmed as of the effective date of such Daily Interest Rate Period.

(iii) Notice of Adjustment to Daily Interest Rate Period. The Trustee shall give notice by Mail of an adjustment to a Daily Interest Rate Period to the Owners not less than 20 days prior to the effective date of such Daily Interest Rate Period. Such notice shall state (A) that the interest rate on such Bonds will be adjusted to a Daily Interest Rate (subject to the Company’s ability to rescind its election as provided in Section 2.02(g) hereof), (B) the effective date of such Daily Interest Rate Period, (C) that such Bonds are subject to mandatory purchase on such effective date, (D) the procedures for such mandatory purchase, (E) the purchase price of such Bonds on such effective date (expressed as a percentage of the principal amount thereof), and (F) that the Owners of such Bonds do not have the right to retain their Bonds on such effective date.

(c)	WEEKLY INTEREST RATE.

(i) Determination of Weekly Interest Rate. During each Weekly Interest Rate Period, the Bonds shall bear interest at the Weekly Interest Rate determined by the Remarketing Agent no later than the first day of such Weekly Interest Rate Period and thereafter no later than Tuesday of each week during such Weekly Interest Rate Period, unless any such Tuesday shall not be a Business Day, in which event the Weekly Interest Rate shall be determined by the Remarketing Agent no later than the Business Day next preceding such Tuesday. The Weekly Interest Rate shall be the rate determined by the

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Remarketing Agent (based on the examination of Tax-Exempt obligations comparable to the Bonds known by the Remarketing Agent to have been priced or traded under then prevailing market conditions) to be the lowest rate which would enable the Remarketing Agent to sell the Bonds on the effective date of such rate at a price (without regard to accrued interest) equal to 100% of the principal amount thereof. If the Remarketing Agent shall not have determined a Weekly Interest Rate for any period, the Weekly Interest Rate shall be the same as the Weekly Interest Rate in effect for the immediately preceding week. The first Weekly Interest Rate determined for each Weekly Interest Rate Period shall apply to the period commencing on the first day of such Rate Period and ending on the next succeeding Tuesday. Thereafter, each Weekly Interest Rate shall apply to the period commencing on each Wednesday and ending on the next succeeding Tuesday, unless such Weekly Interest Rate Period shall end on a day other than Tuesday, in which event the last Weekly Interest Rate for such Weekly Interest Rate Period shall apply to the period commencing on the Wednesday preceding the last day of such Weekly Interest Rate Period and ending on such last day. While the Bonds bear interest at the Weekly Interest Rate, the Remarketing Agent shall by the end of business on the second to last Business Day prior to an Interest Payment Date provide in writing to the Trustee and the Bank (or the Obligor on an Alternate Credit Facility, as the case may be) the Weekly Interest Rates in effect during the period preceding such Interest Payment Date.

(ii) Adjustment to Weekly Interest Rate Period. The Company, by written notice to the Issuer, the Trustee, the Paying Agent, the Remarketing Agent and the Bank or the Obligor on an Alternate Credit Facility, as the case may be, may at any time elect that the Bonds shall bear interest at a Weekly Interest Rate. Such notice (A) shall specify the effective date of such adjustment to a Weekly Interest Rate, which shall be (1) a Business Day not earlier than the twentieth day following the fifth Business Day after the date of receipt by the Trustee and the Paying Agent of such notice (or such shorter period after the date of such receipt as shall be acceptable to the Trustee); (2) in the case of an adjustment from a Term Interest Rate Period, a day on which the Bonds would be permitted to be redeemed at the option of the Company pursuant to Section 4.02(b)(iii) hereof or the day immediately following the last day of the then-current Term Interest Rate Period; and (3) in the case of an adjustment from a Flexible Interest Rate Period, the day immediately following the last day of the then-current Flexible Interest Rate Period as determined in accordance with Section 2.02(e)(iv) hereof; provided, however, that if prior to the Company’s making such election, any Bonds shall have been called for redemption and such redemption shall not have theretofore been effected, the effective date of such Weekly Interest Rate Period shall not precede such redemption date; and (B) if the adjustment is from a Term Interest Rate Period having a duration in excess of one year, shall be accompanied by an opinion of Bond Counsel to the effect that such adjustment (1) is authorized or permitted by this Indenture and the Act, and (2) will not adversely affect the Tax-Exempt status of interest on the Bonds, which opinion shall be reaffirmed as of the effective date of such Weekly Interest Rate Period.

(iii) Notice of Adjustment to Weekly Interest Rate Period. The Trustee shall give notice by Mail of an adjustment to a Weekly Interest Rate Period to the Owners not

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less than 20 days prior to the effective date of such Weekly Interest Rate Period. Such notice shall state (A) that the interest rate on such Bonds will be adjusted to a Weekly Interest Rate (subject to the Company’s ability to rescind its election as provided in Section 2.02(g) hereof), (B) the effective date of such Weekly Interest Rate Period, (C) that such Bonds are subject to mandatory purchase on such effective date, (D) the procedures for such mandatory purchase, (E) the purchase price of such Bonds on such effective date (expressed as a percentage of the principal amount thereof), and (F) that the Owners of such Bonds do not have the right to retain their Bonds on such effective date.

(d)	TERM INTEREST RATE.

(i) Determination of Term Interest Rate. During each Term Interest Rate Period, the Bonds shall bear interest at the Term Interest Rate determined by the Remarketing Agent on a Business Day selected by the Remarketing Agent, but not more than 30 days prior to and not later than the effective date of such Term Interest Rate Period. The Term Interest Rate shall be the rate determined by the Remarketing Agent on such date, and communicated on such date to the Trustee, the Paying Agent, the Company and the Bank (or the Obligor on an Alternate Credit Facility, as the case may be), by written notice or by telephone promptly confirmed by telecopy or other writing, as being the lowest rate (based on the examination of Tax-Exempt obligations comparable to the Bonds known by the Remarketing Agent to have been priced or traded under then prevailing market conditions) which would enable the Remarketing Agent to sell the Bonds on the effective date of such Term Interest Rate Period at a price (without regard to accrued interest) equal to 100% of the principal amount thereof. If, for any reason, a Term Interest Rate for any Term Interest Rate Period shall not be determined or become effective, then (A) in the event the then-current Rate Period is a Daily, Weekly or Flexible Interest Rate Period or a Term Interest Rate Period of one year or less, the Rate Period for the Bonds shall automatically convert to a Daily Interest Rate Period and (B) in the event the then-current Rate Period is a Term Interest Rate Period of more than one year and if the Company delivers to the Trustee an approving opinion of Bond Counsel prior to the end of such then-effective Term Interest Rate Period, the Rate Period for the Bonds will adjust to a Daily Interest Rate Period; provided, however, in the event the Trustee does not receive an approving opinion of Bond Counsel prior to the end of such then-effective Term Interest Rate Period, the Rate Period for the Bonds shall automatically adjust to a Term Interest Rate Period of one year and one day; provided further, that if the last day of any such successive Term Interest Rate Period shall not be a day immediately preceding a Business Day, then such successive Term Interest Rate Period shall end on the first day immediately preceding the Business Day next succeeding such day or, if such Term Interest Rate Period would end after the day prior to the final maturity date of the Bonds, the next succeeding Rate Period shall be a Term Interest Rate Period ending on the day prior to the final maturity date of the Bonds. If the Daily Interest Rate for the first day of any such Daily Interest Rate Period described in clause (A) above is not determined as provided in Section 2.02(b)(i) hereof, the Daily Interest Rate for the first day of such Daily Interest Rate Period shall be 110% of the most recent SIFMA Index. If a Term Interest Rate for any such Term Interest Rate Period described in clause (B) above is not determined as described in the first sentence of this Section

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2.02(d)(i), the Term Interest Rate for such Term Interest Rate Period shall be 110% of the most recent One-Year Note Index theretofore published in The Bond Buyer (or, if The Bond Buyer is no longer published or no longer publishes the One-Year Note Index, the one-year note index contained in the publication determined by the Remarketing Agent as the most comparable to The Bond Buyer).

(ii) Adjustment to or Continuation of Term Interest Rate Period. At any time, the Company, by written notice to the Issuer, the Trustee, the Paying Agent, the Remarketing Agent and the Bank or the Obligor on an Alternate Credit Facility, may elect that the Bonds shall bear, or continue to bear, interest at a Term Interest Rate, and if it shall so elect, shall determine the duration of the Term Interest Rate Period during which such Bonds shall bear interest at such Term Interest Rate. Such notice shall specify the effective date of such Term Interest Rate Period, which shall be (A) a Business Day not earlier than the twentieth day following the fifth Business Day after the date of receipt by the Trustee and the Paying Agent of such notice (or such shorter period after the date of such receipt as shall be acceptable to the Trustee); (B) in the case of an adjustment from or continuation of a Term Interest Rate Period, a day on which the Bonds would be permitted to be redeemed at the option of the Company pursuant to Section 4.02(b)(iii) hereof or the day immediately following the last day of the then-current Term Interest Rate Period; and (C) in the case of an adjustment from a Flexible Interest Rate Period, the day immediately following the last day of the then-current Flexible Interest Rate Period as determined in accordance with Section 2.02(e)(iv) hereof; provided, however, that if prior to the Company’s making such election, any Bonds shall have been called for redemption and such redemption shall not have theretofore been effected, the effective date of such Term Interest Rate Period shall not precede such redemption date. In addition, such notice, shall be accompanied by an opinion of Bond Counsel to the effect that such adjustment (x) is authorized or permitted by this Indenture and the Act, and (y) will not adversely affect the Tax-Exempt status of interest on the Bonds, which opinion shall be reaffirmed as of the effective date of such Term Interest Rate Period.

If, by 20 days prior to the end of the then-current Term Interest Rate Period, the Trustee shall not have received notice of the Company’s election that the Bonds shall bear interest at a Daily Interest Rate, a Weekly Interest Rate, a Term Interest Rate or a Flexible Interest Rate accompanied by appropriate opinions of Bond Counsel, the next succeeding Rate Period shall be (A) in the event the then-current Term Interest Rate Period is for one year or less, the Rate Period for the Bonds shall automatically convert to a Daily Interest Rate Period and (B) in the event the then-current Term Interest Rate Period is for more than one year and if the Company delivers to the Trustee an approving opinion of Bond Counsel prior to the end of the then-effective Term Interest Rate Period, the Rate Period for the Bonds will adjust to a Daily Interest Rate Period; provided, however, in the event the Trustee does not receive an approving opinion of Bond Counsel prior to the end of the then-effective Term Interest Rate Period, the Rate Period for the Bonds shall automatically adjust to a Term Interest Rate Period of one year and one day; provided further, that if the last day of any successive Term Interest Rate Period shall not be a day immediately preceding a Business Day, then such successive Term Interest Rate

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Period shall end on the first day immediately preceding the Business Day next succeeding such day or, if such Term Interest Rate Period would end after the day prior to the final maturity date of the Bonds, the next succeeding Rate Period shall be a Term Interest Rate Period ending on the day prior to the final maturity date of the Bonds. If the Daily Interest Rate for the first day of any such Daily Interest Rate Period described in clause (A) above is not determined as provided in Section 2.02(b)(i) hereof, the Daily Interest Rate for the first day of such Daily Interest Rate Period shall be 110% of the most recent SIFMA Index. If a Term Interest Rate for any such Term Interest Rate Period described in clause (B) above is not determined as described in the first sentence of Section 2.02(d)(i) hereof, the Term Interest Rate for such Term Interest Rate Period shall be 110% of the most recent One-Year Note Index theretofore published in The Bond Buyer (or, if The Bond Buyer is no longer published or no longer publishes the One-Year Note Index, the one-year note index contained in the publication determined by the Remarketing Agent as the most comparable to The Bond Buyer).

At the same time that the Company elects to have the Bonds bear interest at a Term Interest Rate or continue to bear interest at a Term Interest Rate, subject to the provisions of Section 4.02(c) hereof, the Company may also specify to the Trustee optional redemption prices and periods different from those set out in Section 4.02 hereof during the Term Interest Rate Period with respect to which such election is made.

(iii) Notice of Adjustment to or Continuation of Term Interest Rate Period. The Trustee shall give notice by Mail of an adjustment to or continuation of a Term Interest Rate Period to the Owners not less than 20 days prior to the effective date of such Term Interest Rate Period. Such notice shall state (A) that the interest rate on such Bonds will be adjusted to, or continue to be, a Term Interest Rate (subject to the Company’s ability to rescind its election as provided in Section 2.02(g) hereof), (B) the effective date of such Term Interest Rate Period, (C) that the Bonds are subject to mandatory purchase on such date, (D) the procedures for such mandatory purchase, (E) the purchase price of such Bonds on such effective date (expressed as a percentage of the principal amount thereof), and (F) that the Owners of such Bonds do not have the right to retain their Bonds on such effective date.

(e)	FLEXIBLE INTEREST RATE.

(i) Determination of Flexible Segments and Flexible Interest Rates. During each Flexible Interest Rate Period, each Bond shall bear interest during each Flexible Segment for such Bond at the Flexible Interest Rate for such Bond as described herein. Each Flexible Segment and Flexible Interest Rate for each Bond shall be the Flexible Segment and Flexible Interest Rate determined by the Remarketing Agent. Each Flexible Segment for any Bond shall be a period, of not less than one nor more than 365 days (subject to any limitations set forth in the Remarketing Agreement), determined by the Remarketing Agent to be, in its judgment, the period which, together with all other Flexible Segments for all Bonds then outstanding, is likely to result in the lowest overall net interest expense on the Bonds; provided, however, that (A) any such Bond purchased on behalf of the Company and remaining unsold in the hands of the Remarketing Agent

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as of the close of business on the effective date of the Flexible Segment for such Bond shall have a Flexible Segment of one day or, if such Flexible Segment would not end on a day immediately preceding a Business Day, a Flexible Segment of more than one day ending on the day immediately preceding the next Business Day and (B) each Flexible Segment shall end on a day which immediately precedes a Business Day and no Flexible Segment shall extend beyond the final maturity date of the Bonds. Each Flexible Segment will end on (x) the day before a Business Day, (y) on the day before the Maturity Date or (z) the last Business Day that is two Business Days prior to the Expiration of the Term of the Letter of Credit or the Expiration of the Term of an Alternate Credit Facility. Any Bond subject to mandatory tender and remaining unsold by the Remarketing Agent as of the close of business on the first day of the Flexible Segment for that Bond will have a Flexible Segment of one day or, if that Flexible Segment would not end on a day before a Business Day, a Flexible Segment of the shortest possible duration greater than one day ending on a day before a Business Day.

The Flexible Interest Rate for each Flexible Segment for each Bond shall be the rate determined by the Remarketing Agent (based on the examination of Tax-Exempt obligations comparable to the Bonds known by the Remarketing Agent to have been priced or traded under then prevailing market conditions) no later than the first day of such Flexible Segment (and in the case of a Flexible Segment of one day, no later than 12:30 p.m. New York time, on such date) to be the lowest rate which would enable the Remarketing Agent to sell the Bonds on the effective date of such rate at a price (without regard to accrued interest) equal to 100% of the principal amount thereof. If a Flexible Segment or a Flexible Interest Rate for a Flexible Segment is not determined or effective, the Flexible Segment for such Bond shall be a Flexible Segment of one day, and the interest rate for such Flexible Segment of one day shall 110% of the most recent SIFMA Index.

The Remarketing Agent shall notify the Trustee and the Bank (or the Obligor on an Alternate Credit Facility, as the case may be) of any Flexible Segment and Flexible Rate on the date it is established and the Trustee shall keep a record of the Flexible Rate for each Bond, or in the event the Remarketing Agent holds any Bond which has not been remarketed or in the event of any Pledged Bond or in the event any Bond is held of record by the Obligor on an Alternate Credit Facility, the Remarketing Agent shall notify the Trustee of the Flexible Rate applicable to such Bond not later than the close of business on the Business Day next preceding the Interest Payment Date for such Bond.

(ii) Adjustment to Flexible Interest Rate Period. At any time, the Company, by written notice to the Issuer, the Trustee, the Paying Agent, the Remarketing Agent and the Bank or the Obligor on an Alternate Credit Facility, may elect that the Bonds shall bear interest at Flexible Interest Rates. Such notice (A) shall specify the effective date of the Flexible Interest Rate Period during which such Bonds shall bear interest at Flexible Interest Rates, which shall be (1) a Business Day not earlier than the twentieth day following the fifth Business Day after the date of receipt by the Trustee and the Paying Agent of such notice (or such shorter period after the date of such receipt as shall be acceptable to the Trustee), and (2) in the case of an adjustment from a Term Interest Rate

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Period, a day on which the Bonds would be permitted to be redeemed at the option of the Company pursuant to Section 4.02(b)(iii) hereof or the day immediately following the last day of the then-current Term Interest Rate Period; provided, however, that if prior to the Company’s making such election any Bonds shall have been called for redemption and such redemption shall not have theretofore been effected, the effective date of such Flexible Interest Rate Period shall not precede such redemption date; and (B) in the case of an adjustment from a Term Interest Rate Period having a duration in excess of one year, shall be accompanied by an opinion of Bond Counsel to the effect that such adjustment (1) is authorized or permitted by this Indenture and the Act and (2) will not adversely affect the Tax-Exempt status of interest on the Bonds. During each Flexible Interest Rate Period commencing on the date so specified (provided that the opinion of Bond Counsel described in clause (B) above, if required, is reaffirmed as of such date) and ending on the day immediately preceding the effective date of the next succeeding Rate Period, each Bond shall bear interest at a Flexible Interest Rate during each Flexible Segment for such Bond.

(iii) Notice of Adjustment to Flexible Interest Rate Period. The Trustee shall give notice by Mail of an adjustment to a Flexible Interest Rate Period to the Owners not less than 20 days prior to the effective date of such Flexible Interest Rate Period. Such notice shall state (A) that the interest rate on the Bonds will be adjusted to Flexible Interest Rates (subject to the Company’s ability to rescind its election as provided in Section 2.02(g) hereof), (B) the effective date of such Flexible Interest Rate Period, (C) that such Bonds are thereby subject to mandatory purchase on the effective date of such Flexible Interest Rate Period, (D) the procedures for such mandatory purchase, and (E) that the Owners of such Bonds do not have the right to retain their Bonds on such effective date.

(iv) Adjustment from Flexible Interest Rates. At any time during a Flexible Interest Rate Period, the Company may elect that the Bonds shall no longer bear interest at Flexible Interest Rates and shall instead bear interest as otherwise permitted under this Indenture. The Company shall notify the Issuer, the Trustee, the Paying Agent, the Remarketing Agent and the Bank (or the Obligor on an Alternate Credit Facility, as the case may be) of such election by Mail and shall specify the Rate Period to follow with respect to such Bonds upon cessation of the Flexible Interest Rate Period and instruct the Remarketing Agent to determine Flexible Segments of such duration that, as soon as possible, all Flexible Segments shall end on the same date, not earlier than the eleventh day following the fifth Business Day (or such shorter period acceptable to the Trustee), following the receipt by the Trustee and the Paying Agent of the notice required by the second succeeding sentence, which date shall be the last day of the then-current Flexible Interest Rate Period, and, upon the establishment of such Flexible Segments the day next succeeding the last day of all such Flexible Segments, shall be the effective date of the Rate Period elected by the Company. The Remarketing Agent, promptly upon the determination thereof, shall give written notice of such last day and such effective dates to the Issuer, the Company, the Trustee, the Paying Agent and the Bank (or the Obligor on an Alternate Credit Facility, as the case may be).

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(f) DETERMINATION CONCLUSIVE. The determination of any Flexible Interest Rate, Daily Interest Rate, Weekly Interest Rate and Term Interest Rate and each Flexible Segment by the Remarketing Agent shall be conclusive and binding upon the Remarketing Agent, the Trustee, the Paying Agent, the Issuer, the Company, the Owners of the Bonds and the Bank (or the Obligor on an Alternate Credit Facility, as the case may be).

(g) RESCISSION OF ELECTION. Notwithstanding anything herein to the contrary, the Company may rescind any election by it to adjust to or, in the case of a Term Interest Rate Period, continue a Rate Period pursuant to Section 2.02(b), Section 2.02(c), Section 2.02(d) or Section 2.02(e) hereof prior to the effective date of such adjustment or continuation by giving written notice thereof to the Issuer, the Trustee, the Paying Agent, the Remarketing Agent and the Bank (or the Obligor on an Alternate Credit Facility, as the case may be) prior to such effective date. If the Trustee receives notice of such rescission prior to the time the Trustee has given notice to the Owners of the Bonds of the change in or continuation of Rate Periods pursuant to Section 2.02(b), Section 2.02(c), Section 2.02(d) or Section 2.02(e) hereof, then such notice of change in or continuation of Rate Periods shall be of no force and effect and shall not be given to the Owners. If the Trustee receives notice of such rescission after the Trustee has given notice to the Owners of the Bonds pursuant to Section 2.02(b), Section 2.02(c), Section 2.02(d) or Section 2.02(e) hereof of an adjustment from other than a Term Interest Rate Period in excess of one year or an attempted adjustment from one Rate Period (other than a Term Interest Rate Period in excess of one year) to another Rate Period does not become effective for any other reason, then the Rate Period for the Bonds shall automatically adjust to or continue in a Daily Interest Rate Period. If the Trustee receives notice of such rescission after the Trustee has given notice to the Owners of the Bonds pursuant to Section 2.02(b), Section 2.02(c), Section 2.02(d) or Section 2.02(e) hereof of an adjustment from a Term Interest Rate Period in excess of one year to another Rate Period (including a Term Interest Rate Period of a different duration), or if an attempted adjustment from a Term Interest Rate Period in excess of one year to another Rate Period (including a Term Interest Rate Period of a different duration) does not become effective for any reason, then the Rate Period for the Bonds shall automatically adjust to a Term Interest Rate Period of one year and one day, subject to the second proviso contained in Section 2.02(d)(i). If a Daily Interest Rate for the first day of any Daily Interest Rate Period to which a Rate Period is adjusted under this Section 2.02(g) is not determined as provided in Section 2.02(b)(i) hereof, the Daily Interest Rate for the first day of such Daily Interest Rate Period shall be 110% of the most recent SIFMA Index.

Notwithstanding the rescission by the Company of any notice to adjust or continue a Rate Period, if notice has been given to Owners pursuant to Section 2.02(b)(iii), Section 2.02(c)(iii), Section 2.02(d)(iii) or Section 2.02(e)(iii), the Bonds shall be subject to mandatory purchase as specified in such notice.

(h) LIMITED ADJUSTMENT. If (i) the Bonds have been automatically adjusted to a Term Interest Rate Period of one year and one day pursuant to the provisions of Section 2.02(d)(i) or (ii) or (g) (or such lesser Term Interest Rate Period required by such Section) and (ii) the Company is the Owner of all such Bonds, the Company by written notice to the Issuer, the Trustee, the Paying Agent, the Remarketing Agent and the Bank or Obligor on an Alternate Credit Facility may at any time elect that the Bonds shall bear interest at a Daily Interest Rate, a

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Weekly Interest Rate or a Flexible Interest Rate. Such notice (A) shall specify the effective date of such adjustment, which shall be a Business Date not earlier than five Business Days after the date of receipt by the Trustee and Paying Agent of such notice (or such shorter period after the date of such receipt as is acceptable to the Trustee) and (B) shall be accompanied by an opinion of Bond Counsel to the effect that such adjustment (x) is authorized or permitted by this Indenture and the Act, and (y) will not adversely affect the Tax-Exempt status of interest on the Bonds, which opinion shall be reaffirmed as of the effective date of such adjustment. Notwithstanding Section 2.02(b)(iii), (c)(iii) and (e)(iii), the Trustee shall not be required to give notice of any such adjustment to the Owners of the Bonds.

Section 2.03. Form of Bonds. The Bonds and the certificate of authentication to be executed thereon shall be in substantially the form attached hereto as Exhibit A, with such appropriate variations, omissions and insertions as are permitted or required by this Indenture. Upon adjustment to a Term Interest Rate Period, the form of Bond may include a summary of the optional redemption provisions to apply to the Bonds during such Term Interest Rate Period, or a statement to the effect that the Bonds will not be optionally redeemed during such Term Interest Rate Period, provided that the Registrar shall not authenticate such a revised Bond form prior to receiving an opinion of Bond Counsel that such Bond form satisfies the requirements of the Act and of this Indenture and that authentication thereof will not adversely affect the Tax-Exempt status of the Bonds.

Section 2.04. Execution of Bonds. The Bonds shall be signed in the name and on behalf of the Issuer with the manual or facsimile signature of its Executive Officer and attested by the manual or facsimile signature of its Clerk, under the seal of the Issuer. Such seal may be in the form of a facsimile of the Issuer’s seal and may be imprinted or impressed upon the Bonds. The Bonds shall then be delivered to the Registrar for authentication by it. In case any officer who shall have signed any of the Bonds shall cease to be such officer before the Bonds so signed or attested shall have been authenticated or delivered by the Registrar or issued by the Issuer, such Bonds may nevertheless be authenticated, delivered and issued and, upon such authentication, delivery and issuance, shall be as binding upon the Issuer as though those who signed and attested the same had continued to be such officers of the Issuer. Also, any Bond may be signed on behalf of the Issuer by such persons as on the actual date of the execution of such Bond shall be the proper officers although on the nominal date of such Bond any such person shall not have been such officer.

Only such of the Bonds as shall bear thereon a certificate of authentication in the form of the Bond attached as Exhibit A hereto, manually executed by the Registrar, shall be valid or obligatory for any purpose or entitled to the benefits of this Indenture, and such certificate of the Registrar shall be conclusive evidence that the Bonds so authenticated have been duly authenticated and delivered hereunder and are entitled to the benefits of this Indenture.

Upon authentication of any Bond, the Registrar shall set forth on such Bond the date of such authentication.

Section 2.05. Transfer and Exchange of Bonds. Registration of any Bond may, in accordance with the terms of this Indenture, be transferred at the Principal Office of the

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Registrar, upon the books of the Registrar required to be kept pursuant to the provisions of Section 2.06 hereof, by the Person in whose name it is registered, in person or by its attorney duly authorized in writing, upon surrender of such Bond for cancellation, accompanied by a written instrument of transfer in a form approved by the Registrar, duly executed. The Registrar shall require the payment by the Owner of the Bond requesting such transfer of any tax or other governmental charge required to be paid and there shall be no other charge to any Owners for any such transfer. Whenever any Bond shall be surrendered for registration of transfer, the Issuer shall execute and the Registrar shall authenticate and deliver a new Bond or Bonds of the same series and tenor and of Authorized Denominations. Except with respect to Bonds purchased pursuant to Sections 3.01 and 3.02 hereof, no registration of transfer of Bonds shall be required to be made for a period of five (5) days next preceding the date on which the Trustee gives any notice of redemption, nor shall any registration of transfer of Bonds called for redemption be required.

Bonds may be exchanged at the Principal Office of the Registrar for a like aggregate principal amount of Bonds of the same series and tenor and of Authorized Denominations. The Registrar shall require the payment by the Owner of the Bond requesting such exchange of any tax or other governmental charge required to be paid with respect to such exchange, and there shall be no other charge to any Owners for any such exchange. Except with respect to Bonds purchased pursuant to Section 3.01 and Section 3.02 hereof, no exchange of Bonds shall be required to be made for a period of fifteen (15) days next preceding the date on which the Trustee gives notice of redemption, nor shall any exchange of Bonds called for redemption be required.

The Issuer, the Registrar, the Trustee and any agent of the Issuer, the Registrar or the Trustee may treat the person in whose name the Bond is registered as the owner thereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not the Bond be overdue, and neither the Issuer, the Registrar, the Trustee, any paying agent nor any such agent shall be affected by notice to the contrary.

Section 2.06. Bond Register. The Registrar will keep or cause to be kept at its Principal Office sufficient books for the registration and the registration of transfer of the Bonds, which shall at all times, during regular business hours, be open to inspection by the Issuer, the Trustee, the Insurer, the Bank (or the Obligor on an Alternate Credit Facility, as the case may be), the Remarketing Agent and the Company; and, upon presentation for such purpose, the Registrar shall, under such reasonable regulations as it may prescribe, register the transfer or cause to be registered the transfer, on said books, Bonds as hereinbefore provided.

Section 2.07. Bonds Mutilated, Lost, Destroyed or Stolen or Undelivered Bonds. If any Bond shall become mutilated, the Issuer, upon the request and at the expense of the Owner of said Bond, shall execute, and the Registrar shall thereupon authenticate and deliver, a new Bond of the same series of like tenor in exchange and substitution for the Bond so mutilated, but only upon surrender to the Registrar of the Bond so mutilated. Every mutilated Bond so surrendered to the Registrar shall be cancelled by it and destroyed in accordance with the Trustee’s record retention policies then in effect, and, upon the written request of the Issuer, a certificate evidencing such destruction shall be delivered to the Issuer. If any Bond issued hereunder shall be lost, destroyed or stolen, evidence of such loss, destruction or theft may be submitted to the

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Issuer, the Company, the Trustee and the Registrar, and if such evidence shall be satisfactory to them and indemnity satisfactory to them shall be given, the Issuer, at the expense of the Owner, shall execute, and the Registrar shall thereupon authenticate and deliver, a new Bond of the same series of like tenor in lieu of and in substitution for the Bond so lost, destroyed or stolen (or if any such Bond shall have matured or shall be about to mature, instead of issuing a substitute Bond the Registrar may pay the same without surrender thereof). The Issuer may require payment of a reasonable fee for each new Bond issued under this Section 2.07 and payment of the expenses which may be incurred by the Issuer and the Registrar. Any Bond issued under the provisions of this Section in lieu of any Bond alleged to be lost, destroyed or stolen shall constitute an original additional contractual obligation on the part of the Issuer whether or not the Bond so alleged to be lost, destroyed or stolen be at any time enforceable by anyone, and shall be equally and proportionately entitled to the benefits of this Indenture with all other Bonds secured by this Indenture.

If the Owner of a Bond gives irrevocable notice of tender to the Trustee, or if the Bonds are subject to mandatory tender pursuant to Section 3.02 hereof, and in either case Available Moneys have been irrevocably deposited in trust with the Trustee sufficient for the purchase, upon written request of the Company or the Remarketing Agent, the Issuer will execute and the Trustee will authenticate a new Bond in the same series and denomination registered as the Company or the Remarketing Agent may direct in writing, and deliver it to the Company or its order, whether the Bond so purchased is ever delivered. From and after the purchase date, interest on such Undelivered Bond shall cease to be payable to the prior Owner thereof, such Owner shall cease to be entitled to the benefits or security of this Indenture and shall have recourse solely to the funds held by the Trustee for the purchase of such Bond and the Trustee shall not register any further transfer of such Undelivered Bond by such prior Owner.

Section 2.08. Bonds; Limited Obligations. The Bonds, together with premium, if any, and interest thereon, shall be limited and not general obligations of the Issuer not constituting or giving rise to a pecuniary liability of the Issuer nor any charge against its general credit or taxing powers nor an indebtedness of or a loan of credit thereof within the meaning of any provision or limitation of the State constitution or statutes, shall be payable solely from the Revenues and other moneys pledged therefor under this Indenture, and shall be a valid claim of the respective Owners thereof only against the Bond Fund, the Revenues and other moneys held by the Trustee as part of the Trust Estate. The Issuer shall not be obligated to pay the purchase price of Bonds from any source.

No recourse shall be had for the payment of the principal of, or premium, if any, or interest on any of the Bonds or for any claim based thereon or upon any obligation, covenant or agreement in this Indenture contained, against any past, present or future officer, elected official, agent or employee of the Issuer, or any incorporator, officer, director or member of any successor corporation, as such, either directly or through the Issuer or any successor corporation, under any rule of law or equity, statute or constitution or by the enforcement of any assessment or penalty or otherwise, and all such liability of any such incorporator, officer, director or member as such is hereby expressly waived and released as a condition of and in consideration for the execution of this Indenture and the issuance of any of the Bonds.

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Section 2.09. {Reserved}.

Section 2.10. Book-Entry System. (a) Unless otherwise determined by the Issuer, upon direction by the Company, the Bonds of each series shall be issued in the form of a separate single certificated fully registered Bond, registered in the name of Cede & Co., as nominee of DTC, or any successor nominee (the “Nominee”). The actual owners of the Bonds (the “Beneficial Owners”) will not receive physical delivery of Bond certificates except as provided herein. Except as provided in paragraph (c) below, all of the outstanding Bonds shall be so registered in the registration books kept by the Registrar, and the provisions of this Section 2.10 shall apply thereto.

(b) Except as otherwise specifically provided in this Indenture and the Bonds with respect to the rights of DTC Participants and Beneficial Owners, when a book-entry system is in effect, the Issuer, the Trustee, the Paying Agent, the Remarketing Agent and the Company may treat DTC (or the Nominee) as the sole and exclusive owner of the Bonds registered in its name for the purposes of (1) payment of the principal or purchase price of, premium, if any, and interest on the Bonds or portion thereof to be redeemed or purchased, (2) giving any notice permitted or required to be given to Owners under this Indenture, and (3) the giving of any direction or consent or the making of any request by the Owners hereunder, and none of the Issuer, the Trustee, the Paying Agent, the Remarketing Agent nor the Company shall be affected by any notice to the contrary. None of the Issuer, the Company, the Trustee, the Paying Agent or the Remarketing Agent will have any responsibility or obligations to DTC, any DTC Participant, any Beneficial Owner or any other person which is not shown on the books for the registration of the Bonds kept by the Registrar pursuant to Section 2.06 hereof, with respect to (A) the accuracy of any records maintained by DTC or any DTC Participant; (B) the payment by DTC or by any DTC Participant of any amount due to any Beneficial Owner in respect of the principal amount or redemption or purchase price of, or interest on, any Bonds; (C) the delivery of any notice by DTC or any DTC Participant; (D) the selection of the DTC Participants or the Beneficial Owners to receive payment in the event of any partial redemption of the Bonds; or (E) any consent given or any other action taken by DTC or any DTC Participant. The Paying Agent shall pay all principal of, premium, if any, and interest on the Bonds registered in the name of the Nominee only to or “upon the order of” DTC (as that term is used in the Uniform Commercial Code as adopted in the State of Montana), and all such payments shall be valid and effective to fully satisfy and discharge the Issuer’s and the Company’s obligations with respect to the principal of, premium, if any, and interest on such Bonds to the extent of the sum or sums so paid.

(c) DTC may determine to discontinue providing its services with respect to the Bonds at any time by giving reasonable notice to the Issuer or the Trustee and discharging its responsibilities with respect thereto under applicable law. The Issuer, at the direction of the Company, may terminate the services of DTC with respect to the Bonds. Upon the discontinuance or termination of the services of DTC with respect to the Bonds, unless a substitute securities depository is appointed to undertake the functions of DTC hereunder, the Issuer, at the expense of the Company, is obligated to deliver Bond certificates to the Beneficial Owners of such Bonds, as described in this Indenture, and such Bonds shall no longer be restricted to being registered in the registration books kept by the Registrar in the name of the Nominee, but may be registered in whatever name or names Owners transferring or exchanging Bonds shall designate, in accordance with the provisions of this Indenture.

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(d) So long as any Bond is held in book-entry form, a Beneficial Owner (through its DTC Participant) shall give notice to the Trustee to elect to have its Bonds purchased, and shall effect delivery of such Bonds by causing such DTC Participant to transfer its interest in the Bonds equal to such Beneficial Owner’s interest on the records of DTC to the Trustee’s participant account with DTC. The requirement for physical delivery of the Bonds in connection with any purchase pursuant to Section 3.01 and Section 3.02 hereof shall be deemed satisfied when the ownership rights in the Bonds are so transferred by DTC Participants on the records of DTC.

(e) The provisions of this Section 2.10 are not intended to modify the obligations of the Company to any Bank or any Obligor on an Alternate Credit Facility under the Reimbursement Agreement.

ARTICLE III

PURCHASE AND REMARKETING OF BONDS

The term Bonds, when used with respect to optional and mandatory tenders shall mean the Bonds of a series.

Section 3.01. Owner’s Option to Tender for Purchase. (a) During any Daily Interest Rate Period, any Bond or portion thereof in an Authorized Denomination shall be purchased at the option of the owner thereof on any Business Day at a purchase price equal to 100% of the principal amount thereof plus accrued interest from the Interest Payment Date next preceding the date of purchase to the date of purchase (unless the date of purchase shall be an Interest Payment Date, in which case the purchase price shall be equal to the principal amount thereof), upon (i) delivery to the Trustee at the Delivery Office of the Trustee and to the Remarketing Agent at the Principal Office of the Remarketing Agent, by no later than 11:00 a.m., New York time, on such Business Day, of an irrevocable Electronic Notice, which states the principal amount and certificate number (if the Bonds are not then held in book-entry form) of such Bond and the date on which the same shall be purchased, and (ii) subject to Section 2.10(f) hereof, delivery of such Bond tendered for purchase to the Trustee at the Delivery Office of the Trustee, accompanied by an instrument of transfer thereof in a form satisfactory to the Trustee, executed in blank by the Owner thereof with the signature of such Owner guaranteed by a bank, trust company or member firm of the New York Stock Exchange, Inc. at or prior to 12:00 noon New York time, on the purchase date. The Trustee shall keep a written record of each notice described in clause (i) above.

(b) During any Weekly Interest Rate Period, any Bond or portion thereof in an Authorized Denomination shall be purchased at the option of the owner thereof on any Business Day at a purchase price equal to 100% of the principal amount thereof plus accrued interest from the Interest Payment Date next preceding the date of purchase to the date of purchase (unless the

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date of purchase shall be an Interest Payment Date, in which case the purchase price shall be equal to the principal amount thereof), upon (i) delivery to the Trustee at the Delivery Office of the Trustee and to the Remarketing Agent at the Principal Office of the Remarketing Agent, of an irrevocable Electronic Notice by 4:00 p.m., New York time, on any Business Day, which states the principal amount of such Bond and the certificate number (if the Bonds are not then held in book-entry form) and the date on which the same shall be purchased, which date shall not be prior to the seventh day next succeeding the date of the delivery of such notice to the Trustee and the Remarketing Agent, and (ii) subject to Section 2.10(f) hereof, delivery of such Bond to the Trustee at the Delivery Office of the Trustee, accompanied by an instrument of transfer thereof in a form satisfactory to the Trustee, executed in blank by the Owner thereof with the signature of such Owner guaranteed by a bank, trust company or member firm of the New York Stock Exchange, Inc., at or prior to 12:00 noon, New York time, on the purchase date. The Trustee shall keep a written record of each notice described in clause (i) above.

(c) If any Bond is to be purchased in part pursuant to Section 3.01(a) or Section 3.01(b) hereof, the amount so purchased and the amount not so purchased must each be an Authorized Denomination.

Section 3.02. Mandatory Purchase. (a) Bonds shall be subject to mandatory purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued interest to the purchase date described below, upon the occurrence of any of the events stated below:

(i) as to any Bond, on the effective date of any change in a Rate Period, provided that as to each Bond in a Flexible Interest Rate Period or a Term Interest Rate Period, the purchase date shall be as set forth in Section 3.02(a)(ii) and (v);

(ii) as to each Bond in a Flexible Interest Rate Period, on the Business Day next succeeding the last day of any Flexible Segment with respect to such Bond;

(iii) subject to Section 6.04(c) hereof, as to all of the Bonds, on the Business Day preceding the Expiration of the Term of the Letter of Credit or the Expiration of the Term of an Alternate Credit Facility;

(iv) as to all of the Bonds, on the last Business Day the Trustee can draw under the Letter of Credit or an Alternate Credit Facility following the day that the Trustee receives notice from the Bank or the Obligor on an Alternate Credit Facility, as the case may be, that, following a drawing on the Letter of Credit or the Alternate Credit Facility on an Interest Payment Date for the payment of unpaid interest on the Bonds, the Letter of Credit or the Alternate Credit Facility will not be reinstated in accordance with its terms; or

(v) as to each Bond in a Term Interest Rate Period, the Business Day next succeeding the last day of such Term Interest Rate Period.

(b) When Bonds are subject to redemption pursuant to Section 4.02(b) hereof, the Bonds are also subject to mandatory purchase, in whole or in part, on a day that the Bonds would

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be subject to redemption, at a purchase price equal to 100% the principal amount thereof plus an amount equal to any premium which would have been payable on such redemption date had the Bonds been redeemed, if the Company gives written Electronic Notice to the Trustee, the Remarketing Agent and the Bank or Obligor on an Alternate Credit Facility no later than the day prior to the redemption date that it elects to purchase all or part of such Bonds in lieu of redemption. If the Bonds are purchased on or prior to the Record Date, the purchase price shall include accrued interest from the Interest Payment Date next preceding the date of purchase to the date of purchase (unless the date of purchase shall be an Interest Payment Date, in which case the purchase price shall be equal to the amount specified in the preceding sentence). If the Bonds are purchased after the Record Date, the purchase price shall not include accrued interest.

(c) If the Bonds are subject to mandatory purchase pursuant to the provisions of Section 3.02(a)(iii) hereof, the Trustee shall give notice by Mail to the Remarketing Agent and to the Owners of the Bonds at their addresses shown on the registration books kept by the Registrar, not less than twenty days prior to (i) the Expiration of the Term of the Letter of Credit, (ii) the Expiration of the Term of an Alternate Credit Facility or (iii) the delivery of any Alternate Credit Facility, as the case may be, which notice shall, as applicable, (A) describe generally any Letter of Credit or any Alternate Credit Facility in effect prior to such Expiration; (B) state whether or not any Substitute Letter of Credit or Alternate Credit Facility will be delivered in connection with such Expiration; (C) state the date of the Expiration of the Term of the Letter of Credit, or the Expiration of the Term of an Alternate Credit Facility or the delivery of the Alternate Credit Facility, as the case may be; (D) state that the Bonds are subject to mandatory purchase at a price equal to 100% of the principal amount thereof plus accrued interest, if any, to the purchase date; (E) state the purchase date; and (F) state that the Bonds must be delivered to the Delivery Office of the Trustee subject to Section 2.10 hereof.

(d) If the Bonds are subject to mandatory purchase pursuant to the provisions of Section 3.02(a)(iv) hereof, the Trustee shall, immediately upon receipt of notice from the Bank or the Obligor on an Alternate Credit Facility, as the case may be, that the interest portion of the Letter of Credit or the Alternate Credit Facility will not be reinstated in accordance with its terms, give Electronic Notice and notice by overnight mail service to the Remarketing Agent and to the Owners of the Bonds at their addresses shown on the registration books kept by the Registrar, which notice shall (i) describe generally any Letter of Credit or any Alternate Credit Facility in effect prior to such mandatory purchase; (ii) state that the Letter of Credit or the Alternate Credit Facility, as the case may be, is not being reinstated in accordance with its terms; (iii) state that the Bonds are subject to mandatory purchase; (iv) state the purchase date; and (v) state that the Bonds must be delivered to the Delivery Office of the Trustee subject to Section 2.10 hereof.

(e) If the Bonds are subject to mandatory purchase pursuant to the provisions of Section 3.02(a)(i) or 3.02(a)(v) hereof, notice shall be given as described in Section 2.02(b)(iii), 2.02(c)(iii), 2.02(d)(iii) or 2.02(e)(iii), as applicable. No notice to Owners shall be given if the Bonds are subject to mandatory purchase pursuant to the provisions of Section 3.02(a)(ii) hereof.

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Section 3.03. Payment of Purchase Price. If Bonds are to be purchased pursuant to Section 3.01 or Section 3.02, the Trustee shall pay the purchase price of such Bonds but solely from the following sources in the order of priority indicated, and the Trustee shall not have any obligation to use funds from any other source:

(a) moneys which constitute Available Moneys and are furnished by the Company to the Trustee pursuant to Section 8.02 of the Agreement for purchase of Bonds;

(b) proceeds of the remarketing of such Bonds (other than, if a direct pay Letter of Credit or Alternate Credit Facility is then in effect, Bonds sold to the Company, any affiliate, subsidiary or guarantor of the Company or the Issuer or any “insider” (as defined in the United States Bankruptcy Code) of any of the aforementioned) pursuant to Section 3.04 hereof;

(c) moneys (which constitute Available Moneys or moneys provided pursuant to a direct pay Letter of Credit or Alternate Credit Facility, as the case may be for the payment of the purchase price of the Bonds) furnished by the Trustee pursuant to Article VIII hereof, such moneys to be applied only to the purchase of Bonds which are deemed to be paid in accordance with Article VIII hereof;

(d) moneys furnished to the Trustee representing moneys provided pursuant to the Letter of Credit (or an Alternate Credit Facility, as the case may be) for the payment of the purchase price of the Bonds; and

(e) any other moneys furnished by the Company to the Trustee for purchase of the Bonds;

provided, however, that funds for the payment of the purchase price of Bonds which are deemed to be paid in accordance with Article VIII hereof shall be derived only from the sources described in Section 3.03(c).

The Registrar shall register new Bonds as directed by the Remarketing Agent and make such Bonds available for delivery on the date of such purchase. Payment of the purchase price of any Bond shall be made in immediately available funds, but (subject to Section 2.10(f) hereof) in each case only upon presentation and surrender of such Bond to the Trustee.

If moneys sufficient to pay the purchase price of Bonds to be purchased pursuant to Section 3.01 or Section 3.02 hereof shall be held by the Trustee on the date such Bonds are to be purchased, such Bonds shall be deemed to have been purchased and shall be purchased according to the terms hereof, for all purposes of this Indenture, irrespective of whether or not such Bonds shall have been delivered to the Trustee, and the former Owner of such Bonds shall have no claim thereon, under this Indenture or otherwise, for any amount other than the purchase price thereof.

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Section 3.04. Remarketing of Bonds by Remarketing Agent. (a) Whenever any Bonds are subject to purchase pursuant to Section 3.01 or Section 3.02 hereof, the Remarketing Agent shall, subject to Section 3.07 hereof, offer for sale and use its best efforts to remarket such Bonds to be so purchased as provided herein and in the Remarketing Agreement, any such remarketing to be made at a price equal to 100% of the principal amount thereof plus accrued interest, if any, to the purchase date. The Company may direct the Remarketing Agent from time to time to cease and to resume sales efforts with respect to some of or all of the Bonds. In the event the Remarketing Agent receives any moneys for the purchase price of remarketed bonds, the Remarketing Agent shall immediately pay such moneys to the Trustee against delivery to it of tendered Bonds for application in accordance with Section 3.06(d).

(b) Subject to Section 3.08 hereof, the Remarketing Agent shall continue its efforts to remarket any Pledged Bonds without the Bank having tendered such Pledged Bonds, and any failure to timely pay principal of and interest on such Pledged Bonds to the Bank shall not constitute an Event of Default hereunder. The Remarketing Agent shall continue its efforts to remarket any Bonds held of record by the Obligor on an Alternate Credit Facility without such Obligor having tendered such Bonds, and any failure to timely pay principal of and interest on such Bonds to the Obligor on an Alternate Credit Facility shall not constitute an Event of Default hereunder. Upon the remarketing of Pledged Bonds or Bonds held of record by or on behalf of the Bank or the Obligor on an Alternate Credit Facility, as the case may be, the Remarketing Agent shall immediately provide telephonic notice, promptly confirmed in writing, of such remarketing to the Company, the Trustee and the Bank or the Obligor on an Alternate Credit Facility, specifying in said notice the aggregate principal amount, the purchase price (which shall include any accrued interest), the purchase date and the purchaser thereof, and thereupon the Trustee or the Bank or the Obligor on an Alternate Credit Facility, whichever has possession of such Bonds, shall, subject to Section 3.06(a)(ii) and Section 3.06(a)(iii) hereof, immediately release such Bonds to the Trustee.

(c) If a direct pay Letter of Credit or Alternate Credit Facility is then in effect with respect to the Bonds, the Remarketing Agent shall not remarket any Bonds to (i) the Company or any other Person obligated (as guarantor or otherwise) to make payments on the Bonds or the Senior Notes or under the Loan Agreement, (ii) an “affiliate” of the Company as defined in Bankruptcy Code Section 101(2) (if the Remarketing Agent has actual knowledge that such Person is an “affiliate” at the time of such remarketing), or (C) the Issuer, pursuant to this Section prior to the expiration or earlier termination of the applicable Letter of Credit or Alternate Credit Facility.

Section 3.05. Limit on Remarketing. (a) Any Bond purchased pursuant to Sections 3.01 and 3.02 hereof from the date notice is given of redemption pursuant to Sections 4.02 and 4.03 hereof through the date of such redemption shall not be remarketed unless the Person buying such Bonds has been given notice in writing by the Trustee, or such notice is publicly available, that such Bonds are to be redeemed. Furthermore, in addition to the requirements of the preceding sentence, if the Bonds are subject to redemption pursuant to Section 4.03(b) hereof, the Person buying such Bonds shall also be given notice in writing by the Trustee, or such notice is publicly available, that a Determination of Taxability has occurred and that such Bonds are subject to mandatory redemption pursuant to Section 4.03(b) hereof.

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(b) No purchase of Bonds by the Trustee, the Bank or Obligor on an Alternate Credit Facility or the Company or advance use of any funds to effectuate any such purchase shall be deemed to be a payment or redemption of the Bonds or any portion thereof, and such purchase will not operate to extinguish or discharge the indebtedness evidenced by such Bonds.

Section 3.06. Delivery of Bonds; Delivery of Proceeds of Sale; Payments From Letter of Credit or Alternate Credit Facility.

(a) DELIVERY OF BONDS. Bonds purchased pursuant to Section 3.01 or Section 3.02 hereof shall be delivered as follows:

(i) Delivery of Remarketed Bonds. Subject to Section 2.10 hereof, Bonds remarketed by the Remarketing Agent pursuant to Section 3.04 hereof shall be delivered by the Trustee to the purchasers thereof; provided, however, no Bonds shall be delivered to any Person until it shall have paid the purchase price therefor.

(ii) Delivery of Pledged Bonds. Bonds delivered to the Trustee and purchased with moneys provided pursuant to the Letter of Credit or an Alternate Credit Facility shall constitute Pledged Bonds, and shall be held by the Trustee for the benefit of the Bank or the Obligor on an Alternate Credit Facility in a separate and segregated account to be designated as the “City of Forsyth, Rosebud County, Montana, Pollution Control Revenue Refunding Bonds (Puget Sound Energy Project) Series 2013A and Series 2013B—Custody Account” (the “Custody Account”). Notwithstanding anything herein to the contrary, if the Trustee holds Pledged Bonds in the Custody Account as agent of the Bank or the Obligor on an Alternate Credit Facility, the Trustee shall not release to the purchaser thereof or to the Remarketing Agent Pledged Bonds remarketed pursuant to Section 3.04(b) hereof unless the Trustee shall have received written notice (which may be given by telecopy) from the Bank or the Obligor on an Alternate Credit Facility that it has been paid in full for the Pledged Bonds and that the Letter of Credit or the Alternate Credit Facility, as applicable, has been reinstated.

(iii) {Reserved.}

(iv) Delivery of Bonds Purchased by the Company. Bonds delivered to the Trustee and purchased with moneys furnished by the Company shall, at the direction of the Company, be (A) held by the Trustee for the account of the Company, (B) delivered to the Trustee for cancellation or (C) delivered to the Company.

(v) Delivery of Defeased Bonds. Bonds purchased with moneys described in Section 3.03(c) hereof shall not be remarketed and shall be delivered to the Trustee for cancellation.

(b) REGISTRATION OF DELIVERED BONDS. Bonds delivered as provided in this Section 3.06 shall be registered in the manner directed by the recipient thereof.

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(c) NOTICE OF FAILED REMARKETING. In the event that any Bonds are not remarketed, the Remarketing Agent shall inform the Trustee in writing (which may be delivered by telecopy) no later than 11:30 a.m., New York, New York time, on any day on which Bonds are delivered or deemed delivered for purchase under this Indenture, of the aggregate principal amount of Bonds not remarketed on such date and the aggregate principal amount of Bonds remarketed on such date but for which the purchase price has not been paid (which Bonds for purposes of this Indenture shall be considered to not be remarketed). After the receipt of such notice or if the Trustee has not received such notice by such time, the Trustee shall, by 12:00 noon, New York, New York time, on the purchase date, take the action specified in the Letter of Credit or an Alternate Credit Facility, as the case may be, to the extent necessary, after taking into account moneys referred to in Section 3.03(a), Section 3.03(b) and Section 3.03(c) hereof, as the case may be, to receive on or before 1:00 p.m., New York, New York time, on the purchase date the moneys required to pay the purchase price of such Bonds, in an amount equal to the purchase price of all tendered Bonds less the amount on deposit with the Trustee pursuant to Section 3.03(a), Section 3.03(b) and Section 3.03(c) hereof prior to the draw on the Letter of Credit or Alternate Credit Facility.

(d) PROCEEDS OF SALE HELD FOR SELLER OF BONDS. Moneys deposited with the Trustee for the purchase of Bonds pursuant to Section 3.01 and Section 3.02 hereof shall be held uninvested in trust in one or more separate accounts, which shall be Eligible Accounts, and shall be paid to the former Owners of such Bonds upon presentation thereof. The Trustee shall notify the Company in writing within five days after the date of purchase if the Bonds have not been delivered, and if so directed by the Company, shall give notice by Mail to each Owner whose Bonds are deemed to have been purchased pursuant to Section 3.01 and Section 3.02 hereof stating that interest on such Bonds ceased to accrue on the date of purchase and that moneys representing the purchase price of such Bonds are available against delivery thereof at the Delivery Office of the Trustee. Bonds deemed purchased pursuant to Section 3.01 and Section 3.02 hereof shall cease to accrue interest on the date of purchase. The Trustee shall hold moneys deposited for the purchase of Bonds without liability for interest thereon, for the benefit of the former Owner of the Bond on such date of purchase, who shall thereafter be restricted exclusively to such moneys for any claim of whatever nature on its part under this Indenture or on, or with respect to, such Bond. Any moneys so deposited with and held by the Trustee not so applied to the payment of Bonds within six months after such date of purchase shall be paid by the Trustee to the Company upon the written direction of the Authorized Company Representative, and thereafter the former Owners shall be entitled to look only to the Company for payment, and then only to the extent of the amount so repaid to the Company, and the Company shall not be liable for any interest thereon and shall not be regarded as a trustee of such money.

Section 3.07. No Remarketing Sales After Certain Events. Anything in this Indenture to the contrary notwithstanding, at any time during which the Letter of Credit or an Alternate Credit Facility, as the case may be, is in effect, there shall be no sales of Bonds pursuant to a remarketing in accordance with Section 3.04 hereof, if (a) there shall have occurred and not have been cured or waived an Event of Default described in Section 9.01(a), Section 9.01(b) or Section 9.01(c) hereof of which an authorized officer in the Principal Office of the Remarketing Agent and an authorized officer of the Trustee have actual knowledge or (b) the Bonds have been declared to be immediately due and payable pursuant to Section 9.02 hereof and such declaration has not been rescinded pursuant to Section 9.02(d) hereof.

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Section 3.08. Pledged Bonds. If a beneficial interest in a Bond is purchased with moneys drawn under the Letter of Credit or an Alternate Credit Facility, as the case may be, pursuant to the provisions hereof, that beneficial interest shall be designated on the books of the Remarketing Agent as a Pledged Bond until released as herein provided. Provided there is no Event of Default under this Indenture, the Remarketing Agent shall use its best efforts to remarket beneficial interests in Pledged Bonds. If the Remarketing Agent remarkets any beneficial interest in a Pledged Bond, the Remarketing Agent shall give Electronic Notice to the Bank (or the Obligor on an Alternate Credit Facility, as the case may be) of such remarketing, and shall direct the purchaser of such beneficial interest to transfer, by 12:00 noon, New York time, on the purchase date, the purchase price of such remarketed beneficial interest to the Trustee for deposit into the Custody Account. The Trustee shall immediately give Electronic Notice to the Bank (or the Obligor on an Alternate Credit Facility, as the case may be) and the Remarketing Agent of the receipt of the purchase price for such beneficial interest in such Pledged Bond, which Electronic Notice shall also request the Bank promptly advise the Trustee and the Company of amounts that remain due and owing to the Bank pursuant to the Reimbursement Agreement as a result of a draw on the Letter of Credit or to the Obligor on an Alternate Credit Facility under the Alternate Credit Facility, as the case may be. Upon receipt by the Trustee of such purchase price and written notice (which may be given by telefacsimile) from the Bank (or the Obligor on an Alternate Credit Facility, as the case may be) of the reinstatement of the Letter of Credit or the Alternate Credit Facility, as the case may be, such Pledged Bond shall be considered released from the pledge to the Bank (or the Obligor on an Alternate Credit Facility, as the case may be). The Trustee shall immediately transfer such purchase price to the Bank (or the Obligor on an Alternate Credit Facility, as the case may be) upon receipt thereof to the extent that amounts remain due and owing the Bank pursuant to the Reimbursement Agreement as a result of a draw on the Letter of Credit or the Obligor on an Alternate Credit Facility under the Alternate Credit Facility, as the case may be, and give all required notices, in accordance with the terms of the Letter of Credit or the Alternate Credit Facility, as the case may be. If moneys remain on deposit with the Trustee in the Custody Account after payment is made to the Bank (or the Obligor on an Alternate Credit Facility, as the case may be) of all amounts due and owing to the Bank (or the Obligor on an Alternate Credit Facility, as the case may be) in accordance with the preceding sentence, such moneys shall be paid to, or upon the order of, the Company.

If the Bonds are no longer held in a book-entry only system and a Bond is purchased with moneys drawn under the Letter of Credit or an Alternate Credit Facility, as the case may be, hereunder, that Bond shall be delivered to and held by the Trustee in the Custody Account. Any Bond so delivered to the Trustee shall be registered in the name of the Company, or, at the request of the Bank (or the Obligor on an Alternate Credit Facility, as the case may be), in the name of the Bank (or the Obligor on an Alternate Credit Facility, as the case may be) or its nominee, and shall thereafter constitute a Pledged Bond until released as herein provided. Provided there is no Event of Default under this Indenture, the Remarketing Agent shall use its best efforts to remarket Pledged Bonds. If the Remarketing Agent remarkets any Pledged Bond, the Remarketing Agent shall give Electronic Notice to the Bank (or the Obligor on an Alternate Credit Facility, as the case may be) of such remarketing and shall direct the purchaser of such

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Pledged Bond to transfer, by 12:00 noon, New York time, on the purchase date, the purchase price of such remarketed Pledged Bond to the Trustee for deposit into the Custody Account. The Trustee shall immediately give Electronic Notice to the Bank (or the Obligor on an Alternate Credit Facility, as the case may be) of the receipt of the purchase price for such Pledged Bond, which Electronic Notice shall also request the Bank promptly advise the Trustee and the Company of amounts that remain due and owing to the Bank pursuant to the Reimbursement Agreement as a result of a draw on the Letter of Credit or to the Obligor on an Alternate Credit Facility under the Alternate Credit Facility, as the case may be. Upon receipt by the Trustee of such purchase price and written notice (which may be given by telefacsimile) from the Bank or the Obligor on an Alternate Credit Facility, as the case may be, that the Letter of Credit or Alternate Credit Facility has been reinstated, such Pledged Bond shall be considered released from the pledge of the Bank or an Obligor on an Alternate Credit Facility. The Trustee shall transfer such purchase price to the Bank (or the Obligor on an Alternate Credit Facility, as the case may be) upon receipt thereof to the extent that amounts remain due and owing to the Bank pursuant to the Reimbursement Agreement as a result of a draw on the Letter of Credit or to the Obligor on an Alternate Credit Facility under the Alternate Credit Facility, as the case may be, and give all required notices, in accordance with the terms of the Letter of Credit or the Alternate Credit Facility, as the case may be. If moneys remain on deposit with the Trustee in the Custody Account after payment is made to the Bank (or the Obligor on an Alternate Credit Facility, as the case may be) of all amounts due and owing to the Bank (or the Obligor on an Alternate Credit Facility, as the case may be) in accordance with the preceding sentence, such moneys shall be paid to, or upon the order of, the Company. The Trustee shall deliver the remarketed Pledged Bonds to the purchasers thereof in accordance with Section 3.06(a)(i) hereof.

To the extent amounts are due and owing to the Bank (or the Obligor on an Alternate Credit Facility, as the case may be) under the Reimbursement Agreement, the proceeds of the remarketing of Pledged Bonds (or beneficial interests therein) shall be deposited into the Custody Account and held by the Trustee for the account of, and solely for, the Bank (or the Obligor on an Alternate Credit Facility, as the case may be), shall not be commingled with any other moneys held by the Trustee, as appropriate, and shall be paid over immediately to the Bank (or the Obligor on an Alternate Credit Facility, as the case may be).

On each Interest Payment Date prior to the release of Pledged Bonds (or beneficial interests therein) held by the Remarketing Agent or by the Trustee, the Trustee shall (a) if the Bonds are held in a book-entry only system, cause the Remarketing Agent to notify DTC that the Remarketing Agent has waived payment on such Interest Payment Date with respect to such Pledged Bonds, and that the Trustee shall be paying the Bank (or the Obligor on an Alternate Credit Facility, as the case may be) with respect thereto directly from the Bond Fund, and (b) whether or not the Bonds are held in a book-entry only system, apply moneys on deposit in the Bond Fund to the payment of the principal of and interest on such Pledged Bonds through direct transfer thereof to the Bank (or the Obligor on an Alternate Credit Facility, as the case may be) (receipt of which payment shall promptly be acknowledged by the Bank (or the Obligor on an Alternate Credit Facility, as the case may be) by Electronic Notice to the Trustee and the Remarketing Agent). Under no circumstances shall the Trustee either (i) draw on the Letter of Credit or use moneys in the Liquidity Fund for purposes of making any payment with respect to Pledged Bonds, or (ii) apply moneys on deposit in the Bond Fund for transfer to DTC in payment of any Pledged Bond.

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It is recognized and agreed by the Remarketing Agent and the Trustee that each Pledged Bond (or beneficial interest therein) is held for the benefit of the Bank (or the Obligor on an Alternate Credit Facility, as the case may be) pursuant to the terms of the Reimbursement Agreement.

ARTICLE IV

REDEMPTION OF BONDS

The term Bonds, when used with respect to the redemption of Bonds shall mean the Bonds of a series.

Section 4.01. Redemption of Bonds Generally. The Bonds are subject to redemption if and to the extent the Company is entitled or required to make and makes a prepayment pursuant to Article VIII of the Agreement. The Trustee shall not give notice of any redemption under Section 4.05 hereof unless the Company has so directed in accordance with Section 8.01 of the Agreement; provided that the Trustee may require prepayment of Loan Payments under Section 4.01 of the Agreement in the case of mandatory redemption.

Section 4.02. Redemption upon Optional Prepayment. (a) The Bonds shall be redeemed in whole or in part, and if in part by lot, at any time at a redemption price equal to 100% of the principal amount thereof plus accrued interest to the redemption date upon receipt by the Trustee of a written notice from the Company (but only with the consent of the Bank (or, if applicable, the Obligor on an Alternate Credit Facility if required by the Alternate Credit Facility)) stating that any of the following events has occurred and that the Company therefore intends to exercise its option to prepay the payments due under the Agreement in whole or in part pursuant to Section 8.01 of the Agreement and thereby effect the redemption of Bonds in whole or in part to the extent of such prepayments:

(i) the Company shall have determined that the continued operation of the Facilities is impracticable, uneconomical or undesirable for any reason;

(ii) the Company shall have determined that the continued operation of the Project is impracticable, uneconomical or undesirable due to (A) the imposition of taxes, other than ad valorem taxes currently levied upon privately owned property used for the same general purpose as such Project, or other liabilities or burdens with respect to such Project or the operation thereof, (B) changes in technology, in environmental standards or legal requirements or in the economic availability of materials, supplies, equipment or labor or (C) destruction of or damage to all or part of such Project; or

(iii) all or substantially all of the Project or the Facilities shall have been condemned or taken by eminent domain; or

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(iv) the operation of the Project or the Facilities shall have been enjoined or shall have otherwise been prohibited by, or shall conflict with, any order, decree, rule or regulation of any court or of any federal, state or local regulatory body, administrative agency or other governmental body.

(b) The Bonds shall be subject to redemption upon prepayment of the Loan Payments at the option of the Company (but only with the consent of the Bank (or, if applicable, the Obligor on an Alternate Credit Facility if required by the Alternate Credit Facility)), in whole, or in part by lot, prior to their maturity dates, as follows:

(i) While the Bonds bear interest at a Flexible Interest Rate or Rates, each Bond shall be subject to redemption on the day next succeeding the last day of each Flexible Segment for such Bond at a redemption price equal to 100% of the principal amount thereof.

(ii) While the Bonds bear interest at a Daily Interest Rate or a Weekly Interest Rate, the Bonds shall be subject to redemption on any Business Day at a redemption price equal to 100% of the principal amount thereof, plus accrued interest, if any, to the date of redemption.

(iii) During the Initial Rate Period, the Bonds shall be subject to redemption at the direction of the Company on any date on and after March 1, 2023, in whole or in part at any time at a redemption price equal to 100% of the principal amount thereof, plus accrued interest, if any, to the date of redemption. During any Term Interest Rate Period subsequent to the Initial Rate Period, the Bonds shall be subject to redemption at the direction of the Company on any date on and after the tenth year following the effective date of the adjustment to such Term Interest Rate Period, in whole or in part at any time, at a redemption price equal to 100% of the principal amount thereof, plus accrued interest, if any, to the date of redemption. In conjunction with an adjustment to a Term Interest Rate Period, the Company, in accordance with Section 4.02(c) hereof, may specify redemption provisions, prices and periods different from those set forth in the immediately preceding sentence.

(c) With respect to any Term Interest Rate Period, the Company may specify in the notice required by Section 2.02(d)(ii) hereof redemption provisions, prices and periods applicable during said Term Interest Rate Period; provided, however, that such notice shall be accompanied by an opinion of Bond Counsel to the effect that such changes (i) are authorized or permitted by the Act and this Indenture, and (ii) will not adversely affect the Tax-Exempt status of the Bonds.

Section 4.03. Redemption upon Mandatory Prepayment. (a) The Bonds shall be subject to mandatory redemption as herein provided upon the occurrence of the events specified below in this Section 4.03.

(b) Subject to Section 6.03 hereof, the Bonds shall be redeemed in whole on any date from amounts which are to be prepaid by the Company under Section 8.03 of the Agreement, at a

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redemption price equal to 100% of the principal amount thereof plus interest accrued to the redemption date within one hundred eighty (180) days following a Determination of Taxability; provided that if, in the opinion of Bond Counsel delivered to the Trustee, the redemption of a specified portion of the Bonds outstanding would have the result that interest payable on the Bonds remaining outstanding after such redemption would remain Tax-Exempt, then the Bonds shall be redeemed in part by lot (in Authorized Denominations), in such amount as Bond Counsel in such opinion shall have determined is necessary to accomplish that result.

(c) The Trustee shall give notice of any redemption made pursuant to Section 4.02 or Section 4.03 hereof as provided in Section 4.05 hereof.

Section 4.04. Selection of Bonds for Redemption. If less than all of the Bonds are called for redemption the Trustee shall select the Bonds or any given portion thereof to be redeemed, from the outstanding Bonds or such given portion thereof not previously called for redemption, by lot. For the purpose of any such selection the Trustee shall assign a separate number for each minimum Authorized Denomination of each Bond of a denomination of more than such minimum; provided that, following any such selection, both the portion of such Bond to be redeemed and the portion remaining shall be in Authorized Denominations. The Trustee shall promptly notify the Issuer and the Company in writing of the numbers of the Bonds or portions thereof so selected for redemption. Notwithstanding the foregoing provisions, Pledged Bonds shall be redeemed prior to any other Bonds.

Section 4.05. Notice of Redemption. (a) The Trustee, for and on behalf of the Issuer, shall give notice of any redemption by Mail, postage prepaid, not less than thirty (30) nor more than sixty (60) days prior to the redemption date, to (i) the Owner of such Bond at the address shown on the registration books of the Registrar on the date such notice is mailed; (ii) the Remarketing Agent, (iii) the Insurer; (iv) the Bank or the Obligor on an Alternate Credit Facility, as the case may be; (v) Moody’s, if the Bonds are then rated by Moody’s; (vi) S&P, if the Bonds are then rated by S&P; (vii) the Securities Depositories; (viii) one or more Information Services; and (ix) the Senior Note Indenture Trustee. Notice of redemption shall also be given to DTC in accordance with the DTC Representation Letter. Notice of redemption to the Securities Depositories and the Information Services shall be given by registered mail. Each notice of redemption shall state the date of such notice, the date of issue and the series of the Bonds to be redeemed, the redemption date, the redemption price, the place of redemption (including the name and appropriate address or addresses of the Paying Agent), the principal amount, the CUSIP number (if any) of the maturity and, if less than all, the distinctive certificate numbers of the Bonds to be redeemed and, in the case of Bonds to be redeemed in part only, the respective portions of the principal amount thereof to be redeemed. Each such notice shall also state that the interest on the Bonds designated for redemption shall cease to accrue from and after such redemption date and that on said date there will become due and payable on each of said Bonds the principal amount thereof to be redeemed, interest accrued thereon, if any, to the redemption date and the premium, if any, thereon (such premium to be specified) and shall require that such Bonds be then surrendered at the address or addresses of the Paying Agent specified in the redemption notice. Notwithstanding the foregoing, failure by the Trustee to give notice pursuant to this Section 4.05 to the Senior Note Indenture Trustee, the Remarketing Agent, the Insurer, the Bank or Obligor on an Alternate Credit Facility, Moody’s S&P or to any one or more of the

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Information Services or Securities Depositories or the insufficiency of any such notices shall not affect the sufficiency of the proceedings for redemption. Failure to mail the notices required by this Section 4.05 to any Owner of any Bonds designated for redemption or any other party entitled to receive such notice, or any defect in any notice so mailed, shall not affect the validity of the proceedings for redemption of any Bonds.

(b) With respect to any notice of redemption of Bonds in accordance with Section 4.02 hereof, unless, upon the giving of such notice, such Bonds shall be deemed to have been paid within the meaning of Article VIII hereof, such notice shall state that such redemption shall be conditional upon the receipt by the Trustee on or prior to the date fixed for such redemption of Available Moneys sufficient to pay the principal of, and premium, if any, and interest on, such Bonds to be redeemed, which Available Moneys must remain Available Moneys at all times they are held by the Trustee and constitute Available Moneys when used to pay the principal of, and premium, if any, and interest on such Bonds to be redeemed. In the event such Available Moneys are not so received, the redemption shall not be made and the Trustee shall within a reasonable time thereafter give notice, in the manner in which the notice of redemption was given, that such redemption will not take place.

(c) The Trustee shall also provide the notices with respect to Bonds to be redeemed as required by Section 3.05(a) hereof.

Section 4.06. Partial Redemption of Bonds. Upon surrender of any Bond redeemed in part only, the Registrar shall exchange the Bond redeemed for a new Bond of like tenor and series and in an Authorized Denomination without charge to the Owner in the principal amount of the portion of the Bond not redeemed. In the event of any partial redemption of a Bond which is registered in the name of Cede & Co., DTC may elect to make a notation on the Bond certificate which reflects the date and amount of the reduction in the principal amount of said Bond in lieu of surrendering the Bond certificate to the Registrar for exchange. The Issuer and the Trustee shall be fully released and discharged from all liability to the extent of payment of the redemption price for such partial redemption.

Section 4.07. No Partial Redemption After Default. Anything in this Indenture to the contrary notwithstanding, if there shall have occurred and be continuing an Event of Default (other than an Event of Default described in Section 9.01(d) hereof) of which an authorized officer of the Trustee has actual knowledge, there shall be no redemption of less than all of the Bonds at the time Outstanding other than a redemption pursuant to Section 4.03(b) hereof.

Section 4.08. Payment of Redemption Price. For the redemption of any of the Bonds, the Issuer shall cause to be deposited in the Bond Fund, solely out of the Revenues and any other moneys constituting the Trust Estate and which, if the redemption is being made pursuant to Section 4.02 hereof and there is a direct pay Letter of Credit or Alternate Credit Facility is then in effect, constitute Available Moneys, an amount sufficient to pay the principal, premium, if any, and interest to become due on the Bonds called for redemption on the date fixed for such redemption. The obligation of the Issuer to cause any such deposit to be made hereunder shall be reduced by the amount of moneys in the Bond Fund or any fund in Article VIII hereof available for and used on such redemption date for payment of the principal of, and premium, if any, and

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accrued interest on, the Bonds to be redeemed. The Trustee shall apply amounts as and when required available therefor in the Bond Fund to pay principal of, and premium, if any, and interest on, the Bonds to be redeemed.

Section 4.09. Effect of Redemption; Purchases in Lieu of Redemption. Notice of redemption having been duly given as aforesaid, and moneys for payment of the redemption price being held by the Trustee, the Bonds so called for redemption shall, on the redemption date designated in such notice, become due and payable at the redemption price specified in such notice, interest on the Bonds so called for redemption shall cease to accrue, said Bonds shall cease to be entitled to any lien, benefit or security under this Indenture, and the Owners of said Bonds shall have no rights in respect thereof except to receive payment of the redemption price thereof, without interest accrued on any funds held to pay such redemption price accruing after the date of redemption.

All Bonds fully redeemed pursuant to the provisions of this Article IV shall be promptly cancelled upon surrender thereof to the Paying Agent in accordance with the Paying Agent’s then current record retention policy and shall, upon the written request of the Issuer, deliver to the Issuer a certificate evidencing such cancellation.

As provided in Section 3.02(b) hereof, when Bonds are called for redemption pursuant to Section 4.02(b) hereof, the Company may purchase some of or all of such Bonds for redemption. The Trustee will purchase any such Bonds pursuant to Section 3.02(b) only as provided in Section 3.03 hereof. Any such purchase of Bonds by the Company shall not be deemed to be a payment or redemption of such Bonds or any portion thereof and such purchase shall not operate to extinguish or discharge the indebtedness evidenced by such Bonds.

ARTICLE V

GENERAL COVENANTS; SENIOR NOTES AND

INSURANCE POLICY

Section 5.01. Payment of Principal, Premium, if any, and Interest; Limited Obligations. (a) Each and every covenant made herein by the Issuer is predicated upon the condition that the Issuer shall not in any event be liable for the payment of the principal of, or premium, if any, or interest on the Bonds, or for the payment of the purchase price of the Bonds, or the performance of any pledge, mortgage, obligation or agreement created by or arising under this Indenture or the Bonds from any property other than the Trust Estate; and, further, that neither the Bonds nor any such obligation or agreement of the Issuer shall be construed to constitute an indebtedness or a lending of credit of the Issuer within the meaning of any constitutional or statutory provision whatsoever, or constitute or give rise to a pecuniary liability of the Issuer or a charge against its general credit or taxing power. Notwithstanding any contrary term or provision in this Indenture, the Bonds or the Agreement or any document or certificate related thereto or to the transactions contemplated thereby, under no circumstances will the Issuer have any obligation, responsibility or liability with respect to the Project, the Facilities, the Agreement, this Indenture, the Bonds or the final Official Statement dated May 16, 2013 (collectively, the “Official Statement”), except

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for the special limited obligations set forth in this Indenture and the Agreement, including the obligation whereby the Bonds are payable solely from amounts derived from the Trust Estate including the Revenues received from the Company, the Insurance Policy and the Letter of Credit or an Alternate Credit Facility, as the case may be, and the Issuer will have no obligation or responsibility for any payments with respect to the Bonds in the event such amounts paid to the Trustee or the Owners are for any reason insufficient to pay amounts owed with respect to the Bonds. Nothing contained in this Indenture, the Bonds or the Agreement, or in any other related document shall be construed to require the Issuer to operate, maintain or have any responsibility with respect to the Facilities or to conduct any business enterprise in connection therewith. The Issuer has no liability in the event of wrongful disbursement by the Trustee or otherwise. No recourse shall be had against any past, present or future commissioner, officer, employee, official, or agent of the Issuer under this Indenture, the Bonds, the Agreement or any related document. Except as set forth in the Tax Certificate, the Issuer has no responsibility to maintain the Tax-Exempt status of the Bonds under federal or state law nor any responsibility for any other tax consequences related to the ownership or disposition of the Bonds. The Issuer has no obligation or responsibility with respect to the Official Statement except for the information with respect to the Issuer contained under the caption “THE ISSUER” and the information with respect to the Issuer contained under the caption “LITIGATION—The Issuer.”

(b) The Issuer covenants that it will promptly pay or cause to be paid the principal of, and premium, if any, and interest on, every Bond issued under this Indenture at the place, on the dates and in the manner provided herein and in the Bonds, provided that the principal, premium, if any, and interest are payable by the Issuer solely from the Revenues, and nothing in the Bonds or this Indenture shall be considered as assigning or pledging any other funds or assets of the Issuer other than the Trust Estate.

(c) For the payment of interest on the Bonds on each Interest Payment Date, the Issuer shall cause to be deposited in the Interest Account on or prior to each Interest Payment Date, solely out of Revenues and other moneys pledged therefor, an amount sufficient to pay the interest to become due on such Interest Payment Date. The obligation of the Issuer to cause any such deposit to be made hereunder shall be reduced by the amount of moneys in the Interest Account available on the redemption date or the maturity date (whether accelerated or not) for the payment of the interest of the Bonds.

(d) For payment of the principal of the Bonds upon redemption, maturity or acceleration of maturity, the Issuer shall cause to be deposited in the Principal Account, on or prior to the redemption date or the maturity date (whether accelerated or not) of the Bonds, solely out of Revenues and other moneys pledged therefor, an amount sufficient to pay the principal of the Bonds. The obligation of the Issuer to cause any such deposit to be made hereunder shall be reduced by the amount of moneys in the Principal Account available on the redemption date or the maturity date (whether accelerated or not) for the payment of the principal of the Bonds.

Section 5.02. Performance of Covenants by Issuer; Authority; Due Execution. The Issuer covenants that it will faithfully perform at all times any and all covenants, undertakings, stipulations and provisions contained in this Indenture, in any and every Bond executed, authenticated and delivered hereunder and in all of its proceedings pertaining thereto. The Issuer

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represents that it is duly authorized under the Constitution and laws of the State to issue the Bonds and to execute this Indenture, to execute and deliver the Agreement, to assign the Agreement and amounts payable thereunder, and to pledge the amounts hereby pledged in the manner and to the extent herein set forth. The Issuer further represents that all action on its part for the issuance of the Bonds and the execution and delivery of this Indenture has been duly and effectively taken, and that the Bonds in the hands of the Owners thereof are and will be valid and binding limited obligations of the Issuer.

The Issuer shall fully cooperate with the Trustee and with the Owners of the Bonds to the end of fully protecting the rights and security of the Owners of any Bonds.

The Issuer represents that it now has, and covenants that it shall use its best efforts to maintain, complete and lawful authority and privilege to enter into and perform its obligations under this Indenture and the Agreement, and covenants that it will at all times use its best efforts to maintain its existence or provide for the assumption of its obligations under this Indenture and the Agreement.

Except to the extent otherwise provided in this Indenture, the Issuer shall not enter into any contract or take any action by which the rights of the Trustee or the Owners of the Bonds may be impaired and shall, from time to time, execute and deliver such further instruments and take such further action as may be reasonably required to carry out the purposes of this Indenture.

Section 5.03. Immunities and Limitations of Responsibility of Issuer; Remedies. (a) The Issuer shall be entitled to the advice of counsel (who, except as otherwise provided, may be counsel for any Owner of Bonds), and the Issuer shall be wholly protected as to action taken or omitted in good faith in reliance on such advice. The Issuer may rely conclusively on any communication or other document furnished to it hereunder and reasonably believed by it to be genuine. The Issuer shall not be liable for any action (a) taken by it in good faith and reasonably believed by it to be within its discretion or powers hereunder, (b) in good faith omitted to be taken by it because such action was reasonably believed to be beyond its discretion or powers hereunder, (c) taken by it pursuant to any direction or instruction by which it is governed hereunder, or (d) omitted to be taken by it by reason of the lack of any direction or instruction required hereby for such action; nor shall it be responsible for the consequences of any error of judgment made by it in good faith. The Issuer shall in no event be liable for the application or misapplication of funds or for other acts or defaults by any person, except its own officers and employees. When any payment or consent or other action by it is called for hereby, it may defer such action pending receipt of such evidence (if any) as it may require in support thereof. The Issuer shall not be required to take any remedial action (other than the giving of notice) unless reasonable indemnity satisfactory to it is furnished for any expense or liability to be incurred thereby, other than liability for failure to meet the standards set forth in this Section 5.03. As provided herein and in the Agreement, the Issuer shall be entitled to reimbursement for its expenses reasonably incurred or advances reasonably made, with interest at a rate per annum equal to the rate of interest then in effect and as announced by the Trustee as its prime lending rate for domestic commercial loans in the city in which is located the Principal Office of the Trustee, in the exercise of its rights or the performance of its obligations hereunder, to the extent that it acts without previously obtaining indemnity. No permissive right or power to act which it may have shall be construed as a requirement to act, and no delay in the exercise of a right or power shall affect its subsequent exercise of that right or power.

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(b) Notwithstanding any contrary provision in this Indenture, the Issuer shall have the right to take any action or make any decision with respect to proceedings for indemnity against the liability of the Issuer and for collection or reimbursement from sources other than moneys or property held under this Indenture or subject to the lien hereof. The Issuer may enforce its rights under the Agreement by legal proceedings for the specific performance of any obligation contained therein or for the enforcement of any other appropriate legal or equitable remedy, and may recover damages caused by any breach by the Company of its obligations to the Issuer under the Agreement, including court costs, reasonable attorney fees and other costs and expenses incurred in enforcing such obligations.

(c) The Issuer shall not be required to monitor the financial condition of the Company or the physical condition of the Project or any other matter with respect to the Project and, unless otherwise expressly provided, shall not have any responsibility with respect to notices, certificates or other documents filed with it pursuant to this Indenture, the Agreement and any Tax Certificate. The Issuer shall not be responsible for the payment from any source other than moneys paid to it by the Company or held by the Trustee under this Indenture of any rebate to the United States under Section 148(f) of the Code. The Issuer, upon written request of the Owners or the Trustee, and upon receipt or reasonable indemnity for expenses or liability, shall cooperate to the extent reasonably necessary to enable the Trustee to exercise any power granted to the Trustee by this Indenture. The Issuer will not unreasonably withhold any approval or consent to be given by it hereunder.

(d) The Trustee and the Company further understand and agree that the Issuer is a governmental entity and does not waive any claims or defenses that it may have in the event of litigation, including, but not limited to, governmental immunity.

Section 5.04. Defense of Issuer’s Rights. The Issuer agrees that the Trustee may defend the Issuer’s rights to the payments and other amounts due under the Agreement, for the benefit of the Owners of the Bonds, against the claims and demands of all persons whomsoever. The Issuer covenants that it will do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, such indentures supplemental hereto and such further acts, instruments and transfers as the Trustee may reasonably require for the better assuring, transferring, pledging, assigning and confirming to the Trustee all and singular the rights assigned hereby and the amounts pledged hereby to the payment of the principal of, and premium, if any, and interest on, the Bonds. The Issuer covenants and agrees that, except as herein and in the Agreement provided, it will not sell, convey, assign, pledge, encumber or otherwise dispose of any part of the Trust Estate.

Section 5.05. Recording and Filing; Further Instruments. (a) The Issuer and the Trustee shall cooperate with the Company in causing to be filed and recorded all documents, notices and financing statements related to this Indenture and to the Agreement which are necessary, as required by law, in order to perfect the lien of this Indenture. Concurrently with the execution and delivery of the Bonds, in accordance with the requirements of Section 5.04 of the

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Agreement, the Company shall cause to be delivered to the Trustee an opinion of counsel (i) stating that, in the opinion of such counsel, either (A) such action has been taken, as set forth therein, with respect to the recording and filing of such documents, notices and financing statements as is necessary to perfect the lien of this Indenture, or (B) no such action is necessary to perfect such lien, and (ii) stating the requirements for the filing of continuation statements or other documentation or notices in order to maintain the perfection of the lien of this Indenture.

(b) The Issuer shall, upon the reasonable request of the Trustee, from time to time execute and deliver such further instruments and take such further action as may be reasonable (and consistent with the Bond Documents) and as may be required to effectuate the purposes of this Indenture or any provisions hereof, provided, however, that no such instruments or actions shall pledge the general credit or the full faith of the Issuer.

Section 5.06. Rights Under Agreement. The Agreement, duly executed counterparts of which have been filed with the Trustee, sets forth the covenants and obligations of the Issuer and the Company, including provisions that, subsequent to the issuance of the Bonds and prior to the payment in full or provision for payment thereof in accordance with the provisions hereof, the Agreement (except as expressly provided therein) may not be effectively amended, changed, modified, altered or terminated without the concurring written consent of the Trustee, as provided in Article XII hereof, and reference is hereby made to the Agreement for a detailed statement of such covenants and obligations of the Company, and the Issuer agrees that the Trustee in its name or (to the extent required by law) in the name of the Issuer may enforce all rights of the Issuer and all obligations of the Company under and pursuant to the Agreement, whether or not the Issuer is in default hereunder. The Issuer shall cooperate with the Trustee in enforcing the obligations of the Company to pay or cause to be paid all amounts payable by the Company under the Agreement.

Section 5.07. Arbitrage and Tax Covenants. The Issuer shall not use or permit the use of any proceeds of the Bonds or any other funds of the Issuer, directly or indirectly, to acquire any securities or obligations, and shall not use or permit the use of any Revenues in any manner, and shall not take or permit to be taken any other action or actions, which would cause any Bond to be an “arbitrage bond” within the meaning of Section 148 of the Code, or which would otherwise adversely affect the Tax-Exempt status of the Bonds.

The Issuer shall at all times do and perform all acts and things permitted by law and necessary or desirable in order to assure that the Bonds remain Tax-Exempt.

Section 5.08. No Disposition of Trust Estate. Except as permitted by this Indenture, the Issuer shall not sell, lease, pledge, assign or otherwise encumber or dispose of its interest in the Trust Estate and will promptly pay (but only from the Revenues) or cause to be discharged, or make adequate provision to discharge, any lien or charge on any part thereof not permitted hereby.

Section 5.09. Access to Books. All books and documents in the possession of the Issuer relating to the Project, the Revenues and the Trust Estate shall at all reasonable times be open to inspection by such accountants or other agencies as the Trustee or the Bank or the Obligor on an Alternate Credit Facility, as the case may be, may from time to time designate.

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Section 5.10. Source of Payment of Bonds. The Bonds are not general obligations of the Issuer but are limited obligations payable solely from the Revenues. The Revenues have been pledged and assigned as security for the equal and ratable payment of the Bonds and shall be used for no other purpose than to pay the principal of, and premium, if any, and interest on, the Bonds, except as may be otherwise expressly authorized in this Indenture or the Agreement.

Section 5.11. No Transfer of Senior Notes. The Trustee shall not sell, assign or transfer the Senior Notes except to a successor trustee under this Indenture. The Senior Notes may be held by and registered in the name of the Trustee’s nominee without violating the provisions of the preceding sentence, provided that such nominee is under the control of the Trustee and that the ability of the Trustee to perform its obligations hereunder and under the Pledge Agreement will not be adversely affected thereby.

Section 5.12. Voting of Senior Notes. The Trustee shall, as the holder of the Senior Notes, attend such meeting or meetings of bondholders under the Senior Note Indenture or, at its option, deliver its proxy in connection therewith, as related to matters with respect to which it is entitled to vote or consent. So long as no Event of Default shall have occurred and be continuing, either at any such meeting or meetings, or otherwise when the consent of the holders of the senior notes issued under the Senior Note Indenture is sought without a meeting, the Trustee shall vote as the holder of the Senior Notes, or shall consent with respect thereto, proportionately with the vote or consent of the holders of all other senior notes of the Company then outstanding under the Senior Note Indenture, the holders of which are eligible to vote or consent, as indicated in a Noteholder’s Certificate (as hereinafter defined) delivered to the Trustee; provided, however, that the Trustee shall not vote as such holder in favor of, or give its consent to, any amendment or modification of the Senior Note Indenture which, if it were an amendment or modification of this Indenture, would not be described in Section 12.01 hereof without obtaining the prior consents and approvals required by Section 12.02 hereof.

For purposes of this Section 5.12, “Noteholder’s Certificate” means a certificate signed by the temporary chairman, the temporary secretary, the permanent chairman, the permanent secretary, or an inspector of votes at any meeting or meetings of bondholders under the Senior Note Indenture, or by the Senior Note Indenture Trustee in the case of consents of such bondholders which are sought without a meeting, which states what the signer thereof reasonably believes will be the proportionate votes or consents of the holders of all senior notes (other than the Senior Notes) outstanding under the Senior Note Indenture and counted for the purposes of determining whether such bondholders have approved or consented to the matter put before them.

Any action taken by the Trustee in accordance with the provisions of this Section 5.12 shall be binding upon the Issuer and the Owners of Bonds.

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Section 5.13. Surrender of Senior Notes. The Trustee shall surrender Senior Notes to the Senior Note Indenture Trustee only in accordance with the provisions of Section 4.04(e) or Section 4.04(f) of the Agreement.

Section 5.14. Notice to Senior Note Indenture Trustee. In the event that a payment on the Senior Notes shall have become due and payable and shall not have been fully paid, the Trustee shall forthwith give notice thereof to the Senior Note Indenture Trustee signed by its President, a Vice President, a Senior Trust Officer or a Trust Officer, specifying, with respect to principal of the Senior Notes, the principal amount of Senior Notes then due and payable and the amount of funds required to make such payment and, with respect to interest on the Senior Notes, the last date to which interest has been paid and the amount of funds required to make such payment. In the event that the Trustee shall have received written notice pursuant to Section 8.01 of the Agreement to the effect that any Bonds are to be redeemed pursuant to Section 4.02 or Section 4.03 hereof, the Trustee shall forthwith give notice thereof to the Senior Note Indenture Trustee specifying the principal amount, interest rate and redemption date of Bonds so to be redeemed. Any such notice given by the Trustee shall be signed by its President, a Vice President, a Senior Trust Officer or a Trust Officer thereof. The Trustee shall incur no liability for failure to give any such notice, and such failure shall have no effect on the obligations of the Company on the Senior Notes or on the rights of the Trustee or of the Owners of Bonds.

Section 5.15. Insurance Policy. The Trustee and the Paying Agent shall take action under any Insurance Policy that may be delivered for a series of Bonds, in accordance with the terms and subject to the coverage thereof, to the extent necessary in order to cause amounts in respect of the principal of and interest on the Bonds to be payable by the Insurer pursuant to the Insurance Policy to the Owners of such Bonds. The Trustee shall not sell, assign, transfer or surrender any Insurance Policy except to a successor Trustee hereunder.

ARTICLE VI

DEPOSIT OF BOND PROCEEDS;

FUNDS AND ACCOUNTS; REVENUES;

LETTER OF CREDIT

Section 6.01. Creation of Funds and Accounts. There are hereby created by the Issuer and ordered established the following trust funds and trust accounts, each of which are to be Eligible Accounts, to be held by the Trustee for the benefit of the Owners of the Bonds (except for the Bond Proceeds Account which is to be held for the benefit of the Prior Bonds) or the Bank or the Obligor or an Alternate Credit Facility, as the case may be:

(a) a separate Bond Fund, to be designated “City of Forsyth, Rosebud County, Montana, Pollution Control Revenue Refunding Bonds (Puget Sound Energy Project) Series 2013A and Series 2013B Bond Fund,” and therein a Principal Account, an Interest Account for each series of the Bonds; provided that the Trustee may establish within the Principal Account and the Interest Account such subaccounts as shall be necessary or desirable in order to segregate moneys received under the Letter of Credit or an Alternate Credit Facility, as the case may be, or Available Moneys or to track payments received on the Senior Notes;

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(b) a separate Liquidity Fund to be designated “City of Forsyth, Rosebud County, Montana, Pollution Control Revenue Refunding Bonds (Puget Sound Energy Project) Series 2013A and Series 2013B Liquidity Fund,” and therein separate accounts for each series of the Bonds and such subaccounts as shall be necessary or desirable in order to segregate moneys received under the Letter of Credit or an Alternate Credit Facility, as the case may be, or Available Moneys,

(c) the Custody Account, and therein separate subaccounts for each series of the Bonds; and

(d) if deemed necessary by the Trustee, the Bond Proceeds Account, into which the proceeds of the sale of the Bonds may be deposited on the Issue Date prior to their disposition on the Issue Date in accordance with Section 6.02 hereof.

Section 6.02. Disposition of Bond Proceeds. The proceeds of the issuance and sale by the Issuer of the Bonds shall be applied by the Issuer as provided in Section 3.03 of the Agreement for the purpose of effecting the Refunding of the Prior Bonds.

Section 6.03. Deposits into the Bond Fund; Use of Moneys in the Bond Fund. (a) There shall be deposited into each Principal Account of the Bond Fund (i) payments made by the Company pursuant to the Agreement in respect of principal of or premium payable on the related Bonds, including any payments of principal of and premium, if any, on the related Senior Notes, (ii) moneys drawn under the related Letter of Credit or an Alternate Credit Facility, as the case may be, for the payment of the principal of or premium, if any, on the applicable Bonds upon redemption, maturity or acceleration of maturity and (iii) any other moneys required by this Indenture or the Agreement to be deposited into each Principal Account of the Bond Fund. The Trustee shall keep separate (A) moneys drawn under the Letter of Credit or an Alternate Credit Facility, as the case may be, and (B) if a direct pay Letter of Credit or Alternate Credit Facility is then in effect, Available Moneys and shall not commingle such moneys or Available Moneys, as the case may be, with other moneys in each Principal Account.

(b) There shall be deposited into each Interest Account of the Bond Fund (i) payments made by the Company pursuant to the Agreement in respect of interest on the related Bonds, including any payments of interest on the related Senior Notes, (ii) except to the extent such moneys are to be used to pay the purchase price of tendered Bond pursuant to Sections 3.01 or 3.02 hereof, moneys drawn under the related Letter of Credit or an Alternate Credit Facility, as the case may be, to pay interest on the applicable Bonds when due and (iii) any other moneys required by this Indenture or the Agreement to be deposited into each Interest Account of the Bond Fund. The Trustee shall keep separate (A) moneys drawn under the Letter of Credit or an Alternate Credit Facility, as the case may be, and (B) if a direct pay Letter of Credit or Alternate Credit Facility is then in effect, Available Moneys and shall not commingle such moneys or Available Moneys, as the case may be, with other moneys in each Interest Account.

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(c) Except as provided in this paragraph, in Section 6.05, Section 6.06, Section 9.10 or Section 10.04 hereof and in the Tax Certificate, moneys in each Principal Account of the Bond Fund shall be used solely for the payment of principal of and premium, if any, on the related Bonds as the same shall become due and payable at maturity, upon redemption or upon acceleration of maturity. The Trustee shall at all times maintain accurate records of deposits into each Principal Account, and the sources and timing of such deposits, and shall apply moneys from such sources on any Bond Payment Date in the following order of priority:

(i) Available Moneys;

(ii) Moneys drawn under the related Letter of Credit or Alternate Credit Facility, as the case may be; and

(iii) Any other moneys paid by the Company pursuant to the Agreement or any other moneys in the Bond Fund.

In the event that any principal payment by the Company pursuant to the Agreement is on deposit in the Principal Account on a Bond Payment Date but does not constitute Available Moneys, or is received by the Trustee subsequent to such Bond Payment Date, and the Trustee has paid principal of the related Bonds from the source described in clause (ii) of this paragraph, the Trustee shall, subject to Section 9.10 hereof, transfer to the related Bank (or the related Obligor on an Alternate Credit Facility, as the case may be) on (or as promptly as practicable after) such Bond Payment Date or the date of receipt, if different, the amount of such principal of such Bonds paid from such source and not reimbursed to such Bank (or such Obligor on an Alternate Credit Facility, as the case may be) under the Reimbursement Agreement as certified in writing to the Trustee and the Company by such Bank (or such Obligor on an Alternate Credit Facility, as the case may be).

(d) Except as provided in this paragraph, in Section 6.05, Section 6.06, Section 9.10 and Section 10.04 hereof and in the Tax Certificate, moneys in each Interest Account of the Bond Fund shall be used solely to pay interest on the related Bonds when due. The Trustee shall at all times maintain accurate records of deposits into each Interest Account and the sources of such deposits, and shall apply moneys from such sources on any Bond Payment Date in the following order of priority:

(i) Available Moneys;

(ii) Moneys drawn under the related Letter of Credit or Alternate Credit Facility, as the case may be; and

(iii) Any other moneys paid by the Company pursuant to the Agreement or any other moneys in the Bond Fund.

In the event that any interest payment by the Company pursuant to the Agreement is on deposit in the Interest Account on a Bond Payment Date but does not constitute Available Moneys, or is received by the Trustee subsequent to such Bond Payment Date, and the Trustee has paid interest

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on the related Bonds from the source described in clause (ii) of this paragraph, the Trustee shall, subject to Section 9.10 hereof, transfer to the related Bank (or the related Obligor on an Alternate Credit Facility, as the case may be) on (or as promptly as practicable after) such Bond Payment Date or the date of receipt, if different, the amount of such interest on such Bonds paid from such source and not reimbursed to such Bank (or such Obligor on an Alternate Credit Facility, as the case may be) under the Reimbursement Agreement, as certified in writing to the Trustee by such Bank (or such Obligor on an Alternate Credit Facility, as the case may be).

(e) The Trustee shall identify appropriate sources of moneys and apply such moneys to pay principal of, and premium, if any, and interest on, the related Bonds as and when required by the terms of this Indenture.

Section 6.04. Letter of Credit Moneys; Substitution, Cancellation, Expiration and Assignment of Letter of Credit; Deposits into Liquidity Fund. (a) During such time as a Letter of Credit or an Alternate Credit Facility, as the case may be, is outstanding, the Trustee shall draw upon the Letter of Credit or the Alternate Credit Facility, as the case may be, in accordance with its terms in an amount which, together with moneys referred to in Section 6.03(c)(i) and 6.03(d)(i) hereof, will be sufficient, together with any moneys then on deposit in the Bond Fund, to pay, on any Bond Payment Date, principal of and interest on the related Bonds; provided, however, that in no event shall the Trustee draw upon the Letter of Credit or the Alternate Credit Facility, as the case may be, to make any payment of principal of or interest on related Pledged Bonds or related Bonds held of record by the Obligor on an Alternate Credit Facility or related Bonds held of record by or on behalf of the Company or any subsidiary or affiliate of the Company. The Trustee shall draw moneys under the Letter of Credit or the Alternate Credit Facility, as the case may be, in accordance with Section 3.06(c) hereof and in accordance with its terms to ensure timely payment thereof to the extent necessary to pay to the Trustee the purchase price of related Bonds delivered or deemed to be delivered to the Trustee in accordance with Sections 3.01 or 3.02 hereof.

Immediately following a drawing under the Letter of Credit or the Alternate Credit Facility, as the case may be, and not as a condition to such drawing, the Trustee shall use its best efforts to give telephonic notice to the Company that such a drawing under the Letter of Credit or the Alternate Credit Facility, as the case may be, was made.

(b) If at any time there shall cease to be any Bonds of a series Outstanding hereunder, the Trustee shall promptly surrender the related Letter of Credit or Alternate Credit Facility then in effect to the related Bank or the related Obligor on an Alternate Credit Facility, as the case may be, which issued such Letter of Credit or Alternate Credit Facility in accordance with the terms thereof and of this Indenture for cancellation. Following the Expiration of the Term of the Letter of Credit or the Expiration of the Term of an Alternate Credit Facility, the Trustee shall promptly after such Expiration surrender the Letter of Credit or Alternate Credit Facility which has expired to the Bank or the Obligor on an Alternate Credit Facility, as the case may be, which issued such Letter of Credit or Alternate Credit Facility, in accordance with the terms thereof and of this Indenture, for cancellation.

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(c) In the event a series of the Bonds are to be purchased pursuant to Section 3.02(a)(iii) hereof due to the Expiration of the Term of the Letter of Credit or the Expiration of the Term of an Alternate Credit Facility, as the case may be, notice of mandatory purchase shall be given by the Trustee in accordance with Section 3.02(c). If, prior to the fifteenth day next preceding the date fixed for a mandatory purchase pursuant to Section 3.02(a)(iii) hereof, subsequent to the giving of such notice pursuant to Section 3.02(c) hereof, the term of the related Letter of Credit or Alternate Credit Facility, as the case may be, shall have been extended or the Company notifies the Trustee that the delivery of an Alternate Credit Facility or the termination of the related Letter of Credit or Alternate Credit Facility pursuant to Section 4.03(a) of the Agreement shall not occur, then the Trustee shall give notice of such extension of the term of the related Letter of Credit or Alternate Credit Facility, as the case may be, or that the delivery of an Alternate Credit Facility or the termination of the related Letter of Credit or Alternate Credit Facility pursuant to Section 4.03(a) of the Agreement shall not occur, which notice shall specify (w) that the notice of the Expiration of the Term of the Letter of Credit or the Expiration of the Term of the Alternate Credit Facility, as the case may be, has been given, (x) that subsequent to the giving of such notice the term of such Letter of Credit or Alternate Credit Facility, as the case may be, has been extended or the Company has notified the Trustee that delivery of an Alternate Credit Facility or the termination of such Letter of Credit or Alternate Credit Facility pursuant to Section 4.03(a) of the Agreement shall not occur, (y) the date that the term of such Letter of Credit or Alternate Credit Facility will expire and (z) that the mandatory purchase for which notice was given will not occur. Such notice that the term of the Letter of Credit or the Alternate Credit Facility, as the case may be, has been extended or that the Company has notified the Trustee that delivery of an Alternate Credit Facility or the termination of the Letter of Credit or Alternate Credit Facility pursuant to Section 4.03(a) of the Agreement shall not occur, shall be given by the Trustee by Mail to the Owners of the related Bonds not more than ten days following the receipt by the Trustee of such notice from the Company.

(d) The Trustee shall not sell, assign or otherwise transfer any Letter of Credit or Alternate Credit Facility, as the case may be, or any interest in the Revenues except to a successor Trustee hereunder and in accordance with the terms of any Letter of Credit or Alternate Credit Facility, as the case may be, or the Agreement, as the case may be.

(e) While a book-entry system is in effect for the Bonds, the Trustee shall give written notice of the Expiration of the Term of the Letter of Credit (or the Expiration of the Term of an Alternate Credit Facility, as the case may be) or the delivery of a Letter of Credit when no Letter of Credit is then in effect to DTC at least twenty (20) days prior to the effective date of the Expiration of the Term of the Letter of Credit (or Expiration of the Term of an Alternate Credit Facility, as the case may be) or such Letter of Credit. In the event that notice cannot be given within such twenty-day period, the Trustee shall provide such notice as soon as practicable.

(f) All moneys received by the Trustee pursuant to the remarketing of the Bonds pursuant to Section 3.04(d) hereof or pursuant to a draw on the Letter of Credit or the Alternate Credit Facility, as the case may be, to pay the purchase price of a Bonds delivered or deemed to be delivered to the Trustee in accordance with Sections 3.01 or 3.02 hereof, shall be deposited in the related account in the Liquidity Fund. Amounts in the Liquidity Fund shall not be commingled with any other funds. Moneys in each account of the Liquidity Fund shall be used

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solely to pay the purchase price on the related Bonds pursuant to Section 3.01 and Section 3.02 hereof. The Trustee shall keep separate (A) moneys drawn under the Letter of Credit or an Alternate Credit Facility, as the case may be, and (B) if a direct pay Letter of Credit or Alternate Credit Facility is then in effect, Available Moneys and shall not commingle such moneys or Available Moneys, as the case may be, with other moneys in the applicable account of the Liquidity Fund.

Section 6.05. Bonds Not Presented for Payment of Principal. In the event any Bonds shall not be presented for payment when the principal thereof becomes due, either at maturity or at the date fixed for redemption thereof or the acceleration of maturity, if moneys sufficient to pay such Bonds are held by the Trustee, the Trustee shall segregate and hold such moneys in trust (but shall not invest such moneys), without liability for interest thereon, for the benefit of Owners of such Bonds who shall, except as provided in the following paragraph, thereafter be restricted exclusively to such fund or funds for the satisfaction of any claim of whatever nature on their part under this Indenture or relating to said Bonds. Such Bonds which shall not have been so presented for payment shall be deemed paid for all purposes of this Indenture.

Any moneys which the Trustee shall segregate and hold in trust for the payment of the principal of or interest on any Bond and remaining unclaimed for two years after such principal or interest has become due and payable shall, upon the Company’s written request signed by an Authorized Company Representative to the Trustee, (a) be paid to the Bank (or the Obligor on an Alternate Credit Facility, as the case may be) to the extent of the amount, if any, certified in writing by the Bank (or the Obligor on an Alternate Credit Facility, as the case may be) to the Trustee and the Company to be payable under the Reimbursement Agreement, and (b) the balance, if any, shall be paid by the Trustee to the Company if consented to in writing by the Bank (or the Obligor on an Alternate Credit Facility, as the case may be). After the payment of such unclaimed moneys to the Company or to the Bank (or the Obligor on an Alternate Credit Facility, as the case may be), the Owner of such Bond shall look only to the Company for payment, and then only to the extent of the amount so repaid to the Bank (or the Obligor on an Alternate Credit Facility, as the case may be) and/or the Company, and the Company shall not be liable for any interest thereon and shall not be regarded as a trustee of such money, and all liability of the Issuer, the Trustee and the Bank (or the Obligor on an Alternate Credit Facility, as the case may be) with respect to such moneys shall thereupon cease.

Section 6.06. Payment to the Company. After the right, title and interest of the Trustee in and to the Trust Estate and all covenants, agreements and other obligations of the Issuer to the Owners shall have ceased, terminated and become void and shall have been satisfied and discharged in accordance with Section 6.05 and Article VIII hereof, and all fees, expenses and other amounts payable to the Registrar, the Trustee, the Issuer, the Remarketing Agent, the Insurer and the Bank (or the Obligor on an Alternate Credit Facility, as the case may be) pursuant to any provision hereof or of the Insurance Agreement, the Remarketing Agreement, the Reimbursement Agreement, the Letter of Credit or an Alternate Credit Facility shall have been paid in full, any moneys remaining in the Bond Fund and the Liquidity Fund shall be paid to the Company upon its written request.

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ARTICLE VII

INVESTMENTS

Section 7.01 Investment of Moneys in Bond Fund and Liquidity Fund. Subject to Section 5.07 hereof and the provisions of the Tax Certificate, moneys in the Bond Fund shall be invested and reinvested in Investment Securities that mature at the time and in the amounts necessary to effect timely payment of principal of, premium, if any, and interest on, the Bonds. Such investments shall be made by the Trustee as directed and designated by the Company in a certificate of an Authorized Company Representative. Each such certificate or telephonic advice shall contain a statement that each investment so designated by the Company constitutes an “Investment Security” or “Government Obligation” as applicable and can be made without violation of any provision hereof or of the Agreement or of the Tax Certificate. The Trustee shall be entitled to rely on each such certificate or advice and shall incur no liability for making any such investment so designated or for any loss incurred in selling such investment. No investment instructions shall be given by the Company if the investments to be made pursuant thereto would violate any covenant set forth in Section 5.07 hereof or the provisions of the Agreement or the Tax Certificate.

Ratings of permitted investments shall be determined at the time of purchase of such Investment Securities and without regard to ratings subcategories. The Trustee may make any and all such investments through its own investment department or that of its affiliates or subsidiaries, and may charge its ordinary and customary fees for such trades, including cash sweep account fees. In the absence of investment instructions from the Company, the Trustee shall not be responsible or liable for keeping the moneys held by it hereunder fully invested in permitted investments.

Although the Issuer and the Company each recognizes that it may obtain a broker confirmation or written statement containing comparable information at no additional cost, the Issuer and the Company hereby agree that confirmations of permitted investments are not required to be issued by the Trustee for each month in which a monthly statement is rendered. No statement need be rendered for any fund or account if no activity occurred in such fund or account during such month.

Moneys in the Liquidity Fund, including proceeds of remarketed Bonds shall be held uninvested.

Section 7.02. Conversion of Investment to Cash. As and when any amounts so invested may be needed for disbursements from the Bond Fund, the Trustee shall cause a sufficient amount of such investments to be sold or otherwise converted into cash to the credit of such fund. As long as no Event of Default shall have occurred and be continuing, the Company shall have the right to designate the investments to be sold and to otherwise direct the Trustee in the sale or conversion to cash of the investments made with the moneys in the Bond Fund; provided that the Trustee shall be entitled to conclusively assume the absence of any Event of Default unless it has notice thereof within the meaning of Section 10.05 hereof.

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Section 7.03. Credit for Gains and Charge for Losses. Gains from investments shall be credited to and held in and losses shall be charged to the fund or account from which the investment is made.

ARTICLE VIII

DEFEASANCE

If the Issuer shall pay or cause to be paid to the Owner of any Bond secured hereby the principal of, and premium, if any, and interest due and payable, and thereafter to become due and payable, upon, such Bond, or any portion of such Bond in any integral multiple of the Authorized Denomination thereof, such Bond or portion thereof shall cease to be entitled to any lien, benefit or security under this Indenture.

If the Issuer shall pay or cause to be paid the principal of, and premium, if any, and interest due and payable on, all Outstanding Bonds, and thereafter to become due and payable thereon, and shall pay or cause to be paid all other sums payable hereunder by the Issuer, including all necessary and proper fees, compensation and expenses of the Trustee, the Registrar, the Remarketing Agent, the Insurer and the Bank (or the Obligor on an Alternate Credit Facility, as the case may be), then, and in that case, the right, title and interest of the Trustee in and to the Trust Estate shall thereupon cease, terminate and become void. In such event, the Trustee shall assign, transfer and turn over to the Bank (or the Obligor on an Alternate Credit Facility, as the case may be) (to the extent of the amount, if any, certified in writing by the Bank (or the Obligor on an Alternate Credit Facility, as the case may be) to the Trustee and the Company to be payable under the Reimbursement Agreement) and then to the Company (if consented to in writing by the Bank (or the Obligor on an Alternate Credit Facility, as the case may be)), the Trust Estate, including, without limitation, any surplus in the Bond Fund and any balance remaining in any other fund created under this Indenture and surrender the Letter of Credit (or the Alternate Credit Facility, as the case may be) to the Bank, (or the Obligor on an Alternate Credit Facility, as the case may be) in accordance with the terms thereof if not previously surrendered. Notwithstanding anything herein to the contrary, in the event that the principal of and interest due on any Bonds shall be paid (a) by the Bank or Obligor on an Alternate Credit Facility pursuant to a draw on the Letter of Credit or Alternate Credit Facility, as the case may be, and the Bank or Obligor on an Alternate Credit Facility has not been reimbursed for the payment of such draw or arrangements satisfactory to the Bank or Obligor on an Alternate Credit Facility for such reimbursement have not been made or (b) by the Insurer pursuant to the Insurance Policy, such Bonds shall remain Outstanding for all purposes, shall not be defeased or otherwise satisfied and shall not be considered paid by the Issuer, and the assignment and pledge of the Trust Estate and all covenants, agreements and other obligations of the Issuer to such Owners shall continue to exist and shall run to the benefit of the Bank or the Insurer, as applicable, and the Bank, the Obligor on an Alternate Credit Facility or the Insurer, as applicable, shall be subrogated to the rights of such Owners.

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All or any portions of Bonds (in Authorized Denominations) shall, prior to the maturity or redemption date thereof, be deemed to have been paid within the meaning of this Article VIII and for all purposes of this Indenture when:

(i) in the event said Bonds or portions thereof have been selected for redemption in accordance with Section 4.04 hereof, the Trustee shall have given, or the Company shall have given to the Trustee in form satisfactory to it irrevocable instructions to give, on a date in accordance with the provisions of Section 4.05 hereof, notice of redemption of such Bonds or portions thereof;

(ii) there shall have been deposited with the Trustee moneys available for payment; provided that if a direct pay Letter of Credit or Alternate Credit Facility is then in effect with respect to such Bonds, such money shall constitute Available Moneys or moneys drawn under such Letter of Credit or Alternate Credit Facility;

(iii) the moneys so deposited with the Trustee shall be in an amount sufficient (without relying on any investment income) to pay when due the principal of, and premium, if any, and interest due and to become due (which amount of interest to become due shall be calculated at the Maximum Interest Rate unless the interest rate borne by all of such Bonds is not subject to adjustment prior to the maturity or redemption thereof, in which case the amount of interest shall be calculated at the rate borne by such Bonds) on said Bonds or portions thereof on and prior to the redemption date or maturity date thereof, as the case may be; provided, however, that if such payment is to be made upon redemption pursuant to Section 4.02 hereof and a direct pay Letter of Credit or Alternate Credit Facility is then in effect with respect to such Bonds, such payment shall be made from such Letter of Credit or Alternate Credit Facility;

(iv) in the event said Bonds or portions thereof do not mature and are not to be redeemed within the next succeeding 60 days, the Issuer at the direction of the Company shall have given the Trustee in form satisfactory to it irrevocable instructions to give, as soon as practicable in the same manner as a notice of redemption is given pursuant to Section 4.05 hereof, a notice to the Owners of said Bonds or portions thereof and to the Insurer that the deposit required by clause (ii) above has been made with the Trustee and that said Bonds or portions thereof are deemed to have been paid in accordance with this Article VIII and stating the maturity or redemption date upon which moneys are to be available for the payment of the principal of, and premium, if any, and interest on, said Bonds or portions thereof;

(v) the Issuer, the Company, the Trustee, Moody’s, if the Bonds are then rated by Moody’s, S&P, if the Bonds are then rated by S&P, and the Insurer shall have received an opinion of an independent public accountant of nationally recognized standing, selected by the Company (an “Accountant’s Opinion”), to the effect that the requirements set forth in clause (iii) above have been satisfied;

(vi) the Issuer, the Company, the Trustee and the Insurer shall have received written evidence from Moody’s, if the Bonds are then rated by Moody’s, and S&P, if the Bonds are then rated by S&P, that such action will not result in a reduction, suspension or withdrawal of the rating; and

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(vii) the Issuer, the Company, the Trustee, Moody’s, if the Bonds are then rated by Moody’s, S&P, if the Bonds are then rated by S&P, and the Insurer shall have received an opinion of Bond Counsel to the effect that such deposit will not adversely affect the Tax-Exempt status of the Bonds (“Bond Counsel’s Opinion”).

Moneys deposited with the Trustee pursuant to this Article VIII shall not be withdrawn or used for any purpose other than, and shall be held in trust for, the payment of the principal of, premium, if any, and interest on said Bonds or portions thereof, or for the payment of the purchase price of Bonds in accordance with Section 3.03 hereof; provided that such moneys, if not then needed for such purpose, shall, to the extent practicable, be invested and reinvested in Government Obligations maturing on or prior to the earlier of (a) the date moneys may be required for the purchase of Bonds pursuant to Section 3.03 hereof or (b) the Interest Payment Date next succeeding the date of investment or reinvestment, and interest earned from such investments shall be paid over to the Company, as received by the Trustee, free and clear of any trust, lien or pledge. If payment of less than all the Bonds is to be provided for in the manner and with the effect provided in this Article VIII, the Trustee shall select such Bonds or portion of such Bonds in the manner specified by Section 4.04 hereof for selection for redemption of less than all Bonds in the principal amount, not less than $100,000, designated to the Trustee by the Company.

The provisions of this Indenture relating to (a) the registration and exchange of Bonds, (b) the delivery of Bonds to the Trustee for purchase and the related obligations of the Trustee with respect thereto, (c) the mandatory purchase of the Bonds pursuant to Section 3.02 hereof, and (d) payment of the Bonds from such moneys, shall remain in full force and effect with respect to all Bonds until the maturity date of the Bonds or the last date fixed for redemption of all Bonds prior to maturity, notwithstanding that all or any portion of the Bonds are deemed to be paid within the meaning of this Article VIII; provided however, that the provisions with respect to registration and exchange of Bonds shall continue to be effective until the maturity or the last date fixed for redemption of all Bonds.

In the event the requirements of the next succeeding paragraph can be satisfied, the preceding three paragraphs shall not apply and the following two paragraphs shall be applicable.

Any Bond shall be deemed to be paid within the meaning of this Article VIII and for all purposes of this Indenture when:

(i) payment of the principal of and premium, if any, on such Bond, plus interest thereon to the due date thereof (whether such due date is by reason of maturity or acceleration or upon redemption as provided herein) either (A) shall have been made or caused to be made in accordance with the terms thereof or (B) shall have been provided for by irrevocably depositing with the Trustee in trust and irrevocably set aside exclusively for such payment, (1) moneys, which, if a direct pay Letter of Credit or Alternate Credit Facility is then effect, shall be Available Moneys or moneys drawn

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under such Letter of Credit or Alternate Credit Facility, as the case may be, sufficient to make such payment, and/or (2) Government Obligations, which, if a direct pay Letter of Credit or Alternate Credit Facility is then in effect, shall be purchased with Available Moneys or moneys drawn under such Letter of Credit or Alternate Credit Facility, as the case may be, and maturing as to principal and interest in such amount and at such time as will insure, without reinvestment, the availability of sufficient moneys to make such payment;

(ii) all necessary and proper fees, compensation and expenses of the Issuer, the Trustee and the Registrar pertaining to the Bonds with respect to which such deposit is made shall have been paid or the payment thereof provided for to the satisfaction of the Trustee; and

(iii) an Accountant’s Opinion to the effect that such moneys and/or Government Obligations will insure, without reinvestment, the availability of sufficient moneys to make such payment; if a direct pay Letter of Credit or Alternate Credit Facility is then in effect and if required to attain or maintain a rating on the Bonds of a series, a Bankruptcy Counsel’s Opinion to the effect that the payment of the Bonds from the moneys and/or Government Obligations so deposited will not result in a voidable preference under Section 547 of the United States Bankruptcy Code in the event either the Issuer or the Company were to become a debtor under the United States Bankruptcy Code; and a Bond Counsel’s Opinion shall have been delivered to the Issuer, the Company, the Trustee, Moody’s, if the Bonds are then rated by Moody’s, and S&P, if the Bonds are then rated by S&P. At such times as a Bond shall be deemed to be paid hereunder, as aforesaid, such Bond shall no longer be secured by or entitled to the benefits of this Indenture, except for the purposes of registration and exchange of Bonds and of any such payment from such moneys or Government Obligations.

The provisions of this paragraph shall apply only if (x) such Bond matures or is called for redemption prior to the next date upon which such Bond is subject to purchase pursuant to Section 3.01 and Section 3.02 hereof, and (y) the Company waives, to the satisfaction of the Trustee, its right to convert the interest rate borne by such Bond.

Notwithstanding the foregoing paragraph, no deposit under clause (i)(B) of the immediately preceding paragraph shall be deemed a payment of such Bonds as aforesaid until: (a) proper notice of redemption of such Bonds shall have been previously given in accordance with Section 4.05 hereof, or in the event said Bonds are not to be redeemed within the next succeeding 60 days, until the Company shall have given the Trustee on behalf of the Issuer, in form satisfactory to the Trustee, irrevocable instructions to notify, as soon as practicable, the Owners of the Bonds in accordance with Section 4.05 hereof, that the deposit required by clause (i)(B) above has been made with the Trustee and that said Bonds are deemed to have been paid in accordance with this Article VIII and stating the maturity or redemption date upon which moneys are to be available for the payment of the principal of and the applicable redemption premium, if any, on said Bonds, plus interest thereon to the due date thereof; or (b) the maturity of such Bonds.

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ARTICLE IX

DEFAULTS AND REMEDIES

Section 9.01. Events of Default. Each of the following events shall constitute and is referred to in this Indenture as an “Event of Default”; provided that, when a Letter of Credit or an Alternate Credit Facility is in effect for a series of Bonds, the occurrence of any of the events described in clause (a), (b), (c) or (g) with respect to that series of Bonds will not automatically result in the occurrence of an Event of Default with respect to the other series of Bonds:

(a) a failure to pay the principal of or premium, if any, on any of the Bonds when the same shall become due and payable at maturity, upon redemption or otherwise, subject, however, to Section 3.04(b) hereof;

(b) a failure to pay an installment of interest on any of the Bonds for a period of one day after such interest has become due and payable, subject, however, to Section 3.04(b) hereof;

(c) a failure to pay an amount due in respect of the purchase price of any of the Bonds delivered to the Trustee pursuant to Section 3.01 and Section 3.02 hereof after such payment has become due and payable;

(d) a failure by the Issuer to observe and perform any covenant, condition, agreement or provision (other than as specified in Section 9.01(a), Section 9.01(b) and Section 9.01(c)) contained in the Bonds or in this Indenture on the part of the Issuer to be observed or performed, which failure shall continue for a period of 90 days after written notice, specifying such failure and requesting that it be remedied, shall have been given to the Issuer and the Company by the Trustee by registered or certified mail, which may give such notice in its discretion and shall give such notice at the written request of the Owners of not less than 25% in principal amount of the Bonds then Outstanding, unless the Trustee and the Owners of a principal amount of Bonds not less than the principal amount of Bonds the Owners of which requested such notice, as the case may be, shall agree in writing to an extension of such period prior to its expiration; provided, however, that the Trustee, or the Trustee and the Owners of such principal amount of Bonds, as the case may be, shall be deemed to have agreed to an extension of such period if corrective action is initiated by the Issuer or the Company on behalf of the Issuer within such period and is being diligently pursued;

(e) an “Event of Default” under the Agreement;

(f) a default under the Senior Note Indenture; or

(g) the Trustee’s receipt of written notice (which may be given by telefacsimile) from the Bank (or the Obligor on an Alternate Credit Facility, as the case may be) of an event of default under and as defined in the Reimbursement Agreement and stating that such notice is given pursuant to Section 9.01 of the Indenture.

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If on the date payment of principal of or interest on the Bonds is due, or if on the date on which payment of the purchase price of Bonds is to be made by the Trustee, sufficient moneys are not available to make such payment, the Trustee shall promptly give telephonic notice of such insufficiency to the Company.

Section 9.02. Acceleration; Other Remedies. (a) If an Event of Default described in Section 9.01(a), Section 9.01(b), Section 9.01(c) or Section 9.01(g) (provided, that when a Letter of Credit or an Alternate Credit Facility is in effect, such occurrence shall relate only to the related series of the Bonds) hereof, an Event of Default described in Section 9.01(f) hereof or an Event of Default described in Section 9.01(e) hereof resulting from an “Event of Default” under Section 7.01(a) or Section 7.01(c) of the Agreement (of which the Trustee shall be deemed to have notice pursuant to the provisions of Section 10.05 hereof) has occurred and has not been cured or waived and further upon the conditions that, if (i) in accordance with the terms of the Senior Note Indenture, the Senior Notes shall have become immediately due and payable pursuant to any provision of the Senior Note Indenture and (ii) there shall have been filed with the Trustee a written direction of the Bank or the Obligor on an Alternate Credit Facility (if its Letter of Credit or Alternate Credit Facility, as the case may be, is in effect and if no Bank Default, or similar default under the Alternate Credit Facility, shall have occurred and be continuing) or the Insurer (if its Insurance Policy is in effect and no Insurer Default shall have occurred and be continuing), then the Bonds shall, without further action, become and be immediately due and payable and, during the period the Letter of Credit or an Alternate Credit Facility, as the case may be, is in effect, with accrued interest on the Bonds payable on the Bond Payment Date fixed pursuant to the last paragraph of Section 9.10 hereof, anything in this Indenture or in the Bonds to the contrary notwithstanding, and the Trustee shall give notice thereof to the Issuer, the Company, the Remarketing Agent, the Bank, if any, and the Insurer, if any, and shall give notice thereof by Mail to all Owners of Outstanding Bonds, and the Trustee shall as promptly as practicable draw moneys under the Letter of Credit or an Alternate Credit Facility, as the case may be, to the extent available thereunder, in an amount sufficient to pay principal of and accrued interest on the Bonds payable on the Bond Payment Date established by the Trustee pursuant to the last paragraph of Section 9.10 hereof. Upon the occurrence and continuance of any Event of Default under Section 9.01(f) hereof, the Trustee, as the holder of the Senior Notes, shall, subject to the provisions hereof, have the rights provided in the Senior Note Indenture. Upon any acceleration of the Bonds caused by an Event of Default described in Section 9.01(a), Section 9.01(b) or Section 9.01(c) hereof, the Trustee shall as promptly as practicable exercise such rights as it may have under the Loan Agreement, and shall as promptly as practicable give notice of the mandatory redemption of the Senior Notes to the Senior Note Indenture Trustee as provided in the Senior Notes.

(b) The provisions of Section 9.02(a) are subject to the condition that if, so long as no Letter of Credit or Alternate Credit Facility is outstanding, after the principal of the Bonds shall have been so declared to be due and payable and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided and before the Trustee has delivered notice of the mandatory redemption of the Senior Notes to the Senior Note Indenture Trustee as provided in the Senior Notes, the Issuer shall cause to be deposited with the Trustee a sum sufficient to pay all matured installments of interest upon all Bonds and the principal of any and all Bonds which shall have become due otherwise than by reason of such

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declaration (with interest upon such principal and, to the extent permissible by law, on overdue installments of interest, at the rate per annum specified in the Bonds) and such amount as shall be sufficient to cover reasonable compensation and reimbursement of expenses payable to the Trustee, and all Events of Default (other than nonpayment of the principal of Bonds which shall have become due by said declaration) shall have been remedied, then, in every such case, such Event of Default shall be deemed waived and such declaration and its consequences rescinded and annulled, and the Trustee shall promptly give written notice of such waiver, rescission or annulment to the Issuer and the Company, and shall give notice thereof by Mail to all Owners of Outstanding Bonds; provided, however, that no such waiver, rescission and annulment shall extend to or affect any other Event of Default or subsequent Event of Default or impair any right, power or remedy consequent thereon.

The provisions of Section 9.02(a) are, further, subject to the condition that, if an Event of Default described in clause (g) of Section 9.01 hereof shall have occurred and if the Trustee shall thereafter have received written notice from the Bank (or the Obligor on an Alternate Credit Facility, as the case may be) (i) that the notice which caused such Event of Default to occur has been withdrawn and (ii) that the amounts available to be drawn on the Letter of Credit (or the Alternate Credit Facility, as the case may be) to pay (A) the principal of the related series of the Bonds or the portion of purchase price equal to principal and (B) interest on such Bonds and the portion of purchase price equal to accrued interest have been reinstated to an amount equal to the principal amount of the Bonds Outstanding plus accrued interest thereon for the applicable Interest Coverage Period at the Interest Coverage Rate, then, in every such case, such Event of Default shall be deemed waived and its consequences rescinded and annulled, and the Trustee shall promptly give written notice of such waiver, rescission and annulment to the Issuer, the Company, the Bank (or the Obligor on an Alternate Credit Facility, as the case may be) and the Remarketing Agent, and, if notice of the acceleration of the Bonds shall have been given to the Owners of Bonds, shall give notice thereof by Mail to all Owners of Outstanding Bonds; but no such waiver, rescission and annulment shall extend to or affect any subsequent Event of Default or impair any right or remedy consequent thereon.

The provisions of Section 9.02(a) are, further, subject to the condition that any waiver of any default under the Senior Note Indenture and a rescission and annulment of its consequences shall constitute a waiver of the corresponding Event or Events of Default and a rescission and annulment of the consequences thereof. The Trustee shall promptly give written notice of such waiver, rescission or annulment to the Issuer, the Company, the Remarketing Agent, the Bank (or the Obligor on an Alternate Credit Facility, as the case may be) and the Insurer and shall give notice thereof by Mail to all Owners of Outstanding Bonds provided that it is deemed to have notice thereof under Section 10.05 hereof; but no such waiver, rescission and annulment shall extend to or affect any other Event of Default or any subsequent Event of Default or impair any right or remedy consequent thereon.

(c) (i) Upon the occurrence and continuance of any Event of Default, then and in every such case the Trustee in its discretion, with the consent of any Bank or Obligor on an Alternate Credit Facility (if its Letter of Credit or Alternate Credit Facility, as the case may be, is in effect and if no Bank Default (or similar default under the Alternate Credit Facility) shall have occurred and be continuing) or the Insurer (if its Insurance Policy is in effect and no Insurer

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Default shall have occurred and be continuing), may, and upon the written direction of the Owners of not less than 25% in principal amount of the Bonds then Outstanding and receipt of indemnity to its satisfaction (except against gross negligence or willful misconduct) shall, in its own name and as the Trustee of an express trust:

(A) by mandamus, or other suit, action or proceeding at law or in equity, enforce all rights of the Owners under, and require the Issuer, the Insurer, the Bank (or the Obligor on an Alternate Credit Facility, as the case may be) or the Company to carry out any agreements with or for the benefit of the Owners of Bonds and to perform its or their duties under, the Act, the Agreement, the Letter of Credit (or the Alternate Credit Facility, as the case may be), the Insurance Agreement, the Insurance Policy and this Indenture, provided that any such remedy may be taken only to the extent permitted under the applicable provisions of the Agreement or this Indenture, as the case may be;

(B) bring suit upon the Bonds; or

(C) by action or suit in equity enjoin any acts or things which may be unlawful or in violation of the rights of the Owners of Bonds.

(ii) So long as an Insurer Default shall not have occurred and be continuing, anything in this Indenture to the contrary notwithstanding, upon the occurrence and continuance of an Event of Default, the Insurer shall be entitled to control and direct the enforcement of all rights and remedies granted to the Owners of the related series of the Bonds or the Trustee for the benefit of such Owners under this Indenture.

(iii) So long as a Bank Default (or similar default under the Alternate Credit Facility) shall not have occurred and be continuing, anything in this Indenture to the contrary notwithstanding, upon the occurrence and continuance of an Event of Default, the Bank or Obligor on an Alternate Credit Facility, as the case may be, shall be entitled to control and direct the enforcement of all rights and remedies granted to the Owners of the related series of the Bonds or the Trustee for the benefit of such Owners under this Indenture. In the event that the Insurer and the Bank or an Obligor on an Alternate Credit Facility, as the case may be, are both entitled to control and direct the enforcement of rights and remedies described above, the Insurer and the Bank or an Obligor on an Alternate Credit Facility shall determine, by written agreement, a copy of which shall be filed with the Trustee, which party shall be entitled to control and direct the enforcement of such rights and remedies.

(d) The Trustee shall waive any Event of Default hereunder and its consequences and rescind any declaration of acceleration of principal upon (i) the written direction of the Bank or Obligor on an Alternate Credit Facility, or as the case may be, (if its Letter of Credit or Alternate Credit Facility is in effect and no Bank Default shall have occurred and be continuing) or the Insurer (if its Insurance Policy is in effect and no Insurer Default shall have occurred and be continuing), with respect to the related series of the Bonds, and (ii) the written request of the Owners of at least a majority in aggregate principal amount of all Outstanding Bonds; provided,

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however, that any Event of Default under Section 9.01(g) hereof may only be waived as provided in the second paragraph of Section 9.02(b); provided further that (x) there shall not be waived any Event of Default specified in Section 9.01(a) or Section 9.01(b) hereof unless prior to such waiver or rescission the Issuer shall have caused to be deposited with the Trustee a sum sufficient to pay all matured installments of interest upon all Bonds and the principal of any and all Bonds which shall have become due otherwise than by reason of such declaration of acceleration (with interest upon such principal and, to the extent permissible by law, on overdue installments of interest, at the rate per annum specified in the Bonds) and (y) no Event of Default shall be waived unless (in addition to the applicable conditions as aforesaid) (1) there shall have been deposited with the Trustee such amount as shall be sufficient to cover reasonable compensation and reimbursement of expenses payable to the Trustee and (2) if a Letter of Credit or Alternative Credit Facility is then in effect, the Trustee shall have confirmed that such Letter of Credit or Alternative Credit Facility, as the case may be, has been reinstated to its full amount. In case of any waiver or rescission described above, or in case any proceeding taken by the Trustee on account of any such Event of Default shall have been discontinued or concluded or determined adversely, then and in every such case the Issuer, the Trustee and the Owners of Bonds shall be restored to their former positions and rights hereunder, respectively; provided, however, that no such waiver or rescission shall extend to any subsequent or other Event of Default, or impair any right consequent thereon.

Section 9.03. Restoration to Former Position. In the event that any proceeding taken by the Trustee to enforce any right under this Indenture shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then the Issuer, the Trustee and the Owners of Bonds shall be restored to their former positions and rights hereunder, respectively, and all rights, remedies and powers of the Trustee shall continue as though no such proceeding had been taken.

Section 9.04. Owners’ Right to Direct Proceedings. (a) Anything in this Indenture to the contrary notwithstanding, the Owners of a majority in principal amount of the Bonds then Outstanding shall have the right, by an instrument in writing executed and delivered to the Trustee and upon furnishing to the Trustee indemnity satisfactory to it (except against gross negligence or willful misconduct), to direct the time, method and place of conducting all remedial proceedings available to the Trustee under this Indenture or exercising any trust or power conferred on the Trustee by this Indenture, provided that such direction shall not be other than in accordance with the provisions of law and this Indenture and shall not result in any personal liability of the Trustee and provided further that if no Insurer Default shall have occurred and be continuing, the Insurer of the related series of the Bonds shall have consented to such direction.

(b) If a Letter of Credit or Alternate Credit Facility is in effect and the Bank or Obligor on an Alternate Credit Facility wrongfully dishonors a demand for payment made in strict compliance with the terms of the Letter of Credit or Alternate Credit Facility, as applicable, for so long as such demand for payment remains unpaid by the Bank or Obligor on an Alternate Credit Facility the Owners of a majority in principal amount of the related series of Bonds enhanced by such Bank or Obligor on an Alternate Credit Facility shall have the right at any time, by an instrument in writing executed and delivered to the Trustee and upon furnishing to

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the Trustee indemnify satisfactory to it (except against gross negligence or willful misconduct), to direct the time, method and place of conducting all proceedings to be taken in connection with the enforcement of the terms and conditions of the Letter of Credit or Alternate Credit Facility, as applicable; provided that such direction shall be in accordance with applicable law.

Section 9.05. Limitation on Owners’ Right to Institute Proceedings. No Owner shall have any right to institute any suit, action or proceeding in equity or at law for the execution of any trust or power hereunder, or any other remedy hereunder or in the Bonds, unless such Owner previously shall have given to the Trustee written notice of an Event of Default as hereinabove provided and unless the Owners of not less than 25% in principal amount of the Bonds then Outstanding shall have made written request of the Trustee so to do after the right to institute said suit, action or proceeding under Section 9.02 hereof shall have accrued, and shall have afforded the Trustee a reasonable opportunity to proceed to institute the same in either its or their name, and unless there also shall have been offered to the Trustee security and indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby (except against gross negligence or willful misconduct), and the Trustee shall not have complied with such request within a reasonable time; and such notification, request and offer of indemnity are hereby declared in every such case, at the option of the Trustee, to be conditions precedent to the institution of said suit, action or proceeding; it being understood and intended that no one or more of the Owners shall have any right in any manner whatever by his or their action to affect, disturb or prejudice the security of this Indenture, or to enforce any right hereunder or under the Bonds, except in the manner herein provided, and that all suits, actions and proceedings at law or in equity shall be instituted, had and maintained in the manner herein provided and for the equal benefit of all Owners.

Section 9.06. No Impairment of Right to Enforce Payment. Notwithstanding any other provision in this Indenture, the right of any Owner to receive payment of the principal of, and premium, if any, and interest on, its Bond, on or after the respective due dates expressed therein, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Owner.

Section 9.07. Proceedings by Trustee without Possession of Bonds. All rights of action under this Indenture or under any of the Bonds secured hereby which are enforceable by the Trustee may be enforced by it without the possession of any of the Bonds, or the production thereof at the trial or other proceedings relative thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the equal and ratable benefit of the Owners, subject to the provisions of this Indenture.

Section 9.08. No Remedy Exclusive. No remedy herein conferred upon or reserved to the Trustee or to the Owners is intended to be exclusive of any other remedy or remedies, and each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder or under the Agreement, or now or hereafter existing at law or in equity or by statute; provided, however, that any conditions set forth herein to the taking of any remedy to enforce the provisions of this Indenture, the Bonds or the Agreement shall also be conditions to seeking any remedies under any of the foregoing pursuant to this Section 9.08.

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Section 9.09. No Waiver of Remedies. No delay or omission of the Trustee, the Bank (or the Obligor on an Alternate Credit Facility, as the case may be) or of any Owner to exercise any right or power accruing upon any Event of Default shall impair any such right or power or shall be construed to be a waiver of any such Event of Default, or an acquiescence therein; and every power and remedy given by this Article IX to the Trustee, to the Bank (or the Obligor on an Alternate Credit Facility, as the case may be) and to the Owners, respectively, may be exercised from time to time and as often as may be deemed expedient.

Section 9.10. Application of Moneys. Any moneys received by the Trustee, by any receiver or by any Owner pursuant to any right given or action taken under the provisions of this Article IX, after payment of the costs and expenses of the proceedings resulting in the collection of such moneys and of the expenses, liabilities and advances incurred or made by the Trustee (provided that moneys received under the Letter of Credit or an Alternate Credit Facility for the principal of or interest on a series of the Bonds or other moneys held for a series of the Bonds not presented for payment or deemed paid pursuant to Section 6.05 and Article VIII hereof shall not be used for purposes other than payment of such Bonds), shall be deposited in the Bond Fund and all moneys so deposited in the Bond Fund during the continuance of an Event of Default (other than moneys for the payment of Bonds which had matured or otherwise become payable prior to such Event of Default or for the payment of interest due prior to such Event of Default) shall be applied as follows:

(a) Unless the principal of all the Bonds shall have been declared due and payable, all such moneys shall be applied (i) first, to the payment to the persons entitled thereto of all installments of interest then due on each Bond, with interest on overdue installments of interest, if lawful, at the rate per annum borne by such Bond, in the order of maturity of the installments of such interest and, if the amount available shall not be sufficient to pay in full any particular installment of interest, then to the payment ratably, according to the amounts due on such installment, and (ii) second, to the payment to the persons entitled thereto of the unpaid principal of any of the Bonds which shall have become due (other than Bonds called for redemption for the payment of which money is held pursuant to the provisions of this Indenture) with interest on each Bond at its rate from the respective dates upon which it became due and, if the amount available shall not be sufficient to pay in full Bonds due on any particular date, together with such interest, then to the payment ratably, according to the amount of principal and interest due on such date, in each case to the persons entitled thereto, without any discrimination or privilege.

(b) If the principal of all the Bonds shall have been declared due and payable, all such moneys shall be applied to the payment of the principal and interest then due and unpaid upon the Bonds, with interest on overdue interest and principal, as aforesaid, without preference or priority of principal over interest or interest over principal, or of any installment of interest over any other installment of interest, or of any Bond over any other Bond, ratably, according to the amounts due respectively for principal and interest, to the persons entitled thereto without any discrimination or privilege.

(c) If the principal of all the Bonds shall have been declared due and payable, and if such declaration shall thereafter have been rescinded and annulled under the

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provisions of this Article IX, then, subject to the provisions of subparagraph (b) of this Section 9.10 which shall be applicable in the event that the principal of all the Bonds shall later become due and payable, the moneys shall be applied in accordance with the provisions of subparagraph (a) of this Section 9.10.

Anything herein to the contrary notwithstanding, in no event shall the Trustee draw on the Letter of Credit or an Alternate Credit Facility to make any payment of principal of Pledged Bonds (or Bonds held of record by the Obligor on an Alternate Credit Facility, as the case may be) or Bonds held of record by the Company or any payment of interest on any Interest Payment Date on Bonds which as of the Record Date for such Interest Payment Date were Pledged Bonds (or Bonds held of record by the Obligor on an Alternate Credit Facility, as the case may be) or Bonds held of record by the Company.

Whenever moneys are to be applied pursuant to the provisions of this Section 9.10, such moneys shall be applied at such times, and from time to time, as the Trustee shall determine, having due regard to the amount of such moneys available for application and the likelihood of additional moneys becoming available for such application in the future. Whenever the Trustee shall apply such funds, it shall fix the Bond Payment Date upon which such application is to commence and upon such Bond Payment Date interest on the amounts of principal and interest to be paid on such Bond Payment Date shall cease to accrue. When the Letter of Credit or an Alternate Credit Facility is in effect, such Bond Payment Date for the related series of the Bonds may be fixed as the date of acceleration or the first or second Business Day thereafter; provided, however, that such Bond Payment Date shall not be later than the date of acceleration unless moneys shall be available to be drawn under the Letter of Credit or such Alternate Credit Facility to pay accrued interest on such Bonds payable on such Bond Payment Date. The Trustee shall give notice of the deposit with it of any such moneys and of the fixing of any such Bond Payment Date by Mail to the Bank or Obligor on an Alternate Credit Facility, as the case may be, the Insurer and all Owners of Outstanding Bonds and shall not be required to make payment to any Owner until such Bond shall be presented to the Trustee for appropriate endorsement or for cancellation if fully paid.

Section 9.11. Severability of Remedies. It is the purpose and intention of this Article IX to provide rights and remedies to the Trustee, the Bank (or the Obligor on an Alternate Credit Facility, as the case may be) and the Owners which may be lawfully granted under the provisions of the Act, but should any right or remedy herein granted be held to be unlawful, the Trustee, the Bank (or the Obligor on an Alternate Credit Facility, as the case may be) and the Owners shall be entitled, as above set forth, to every other right and remedy provided in this Indenture and by law.

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ARTICLE X

TRUSTEE; REGISTRAR; REMARKETING AGENT

Section 10.01. Acceptance of Trusts. The Issuer initially appoints Wells Fargo Bank, National Association, as Trustee and Paying Agent. The Trustee hereby accepts and agrees to execute the trusts hereby created, but only upon the additional terms set forth in this Article X, to all of which the Issuer agrees and the respective Owners agree by their acceptance of delivery of any of the Bonds. The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default, undertakes to perform such duties and only such duties as are specifically set forth herein and no implied covenant shall be read into this Indenture.

Section 10.02. No Responsibility for Recitals. The recitals, statements and representations contained in this Indenture or in the Bonds, save only the Trustee’s authentication upon the Bonds, shall not be taken and construed as made by or on the part of the Trustee, and the Trustee does not assume, and shall not have, any responsibility or obligation for the correctness of any thereof or for the validity or sufficiency of this Indenture, the Agreement or the Senior Notes, or the perfection or the maintenance of the perfection of any security interest granted hereby or for the validity, the enforceability or the priority of the lien of the Senior Note Indenture.

Section 10.03. Limitations on Liability. The Trustee may execute any of the trusts or powers hereof and perform the duties required of it hereunder by or through attorneys, agents, receivers or employees, and shall be entitled to advice of counsel concerning all matters of trust and its duties hereunder and shall not be answerable for the conduct of the same if appointed by the Trustee with reasonable care, and the advice of any such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted hereunder in good faith and reliance thereon. The Trustee shall not be answerable for the exercise of any discretion or power under this Indenture or for anything whatsoever in connection with the trust created hereby, except only for its own negligence or willful misconduct.

The Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Owners of not less than 25% in aggregate principal amount of the Bonds Outstanding relating to the time, method and place of conducting any proceeding or any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture.

The Trustee shall not be accountable for the use or application by the Company of any of the Bonds or the proceeds thereof or for the use or application of any money paid over by the Trustee in accordance with the provisions of this Indenture or for the use and application of money received by any paying agent.

The permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty and the Trustee shall not be answerable for other than its negligence or willful misconduct.

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Notwithstanding the effective date of this Indenture or anything to the contrary in this Indenture, the Trustee shall have no liability or responsibility for any act or event relating to this Indenture which occurs prior to the date the Trustee formally executes this Indenture and commences acting as Trustee hereunder.

The Trustee shall have no responsibility with respect to any information, statement or recital in any official statement, offering memorandum or any other disclosure material prepared or distributed with respect to the Bonds, except for any information provided by the Trustee, and shall have no responsibility for compliance with any state or federal securities laws in connection with the Bonds.

None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

Without limiting the duties of the Trustee expressly set forth herein, the Trustee shall have no obligation or responsibility whatsoever in connection with (a) any federal or state tax-exempt status of the Bonds or the interest thereon; (b) the consequences of the investment or non investment of any funds or accounts relating to the Bonds under Section 148 of the Code; (c) the calculation of any amount required to be rebated to the United States under Section 148 of the Code; or (d) compliance by the Issuer and the Company with the provisions of the Tax Agreement.

Section 10.04. Compensation and Expenses. The Trustee, the Remarketing Agent, the Paying Agent and the Registrar shall be entitled to reasonable compensation for their services rendered hereunder (not limited by any provision of law in regard to the compensation of the trustee of an express trust) and to reimbursement for their actual out-of-pocket expenses (including reasonable counsel fees and expenses) reasonably incurred in connection therewith except as a result of their negligence or willful misconduct. In the Agreement, the Company has agreed that it will pay to the Trustee, the Remarketing Agent, the Paying Agent and the Registrar compensation and reimbursement of expenses and advances, but the Company may, without creating an Event of Default, contest in good faith the reasonableness of any such expenses and advances. If the Company shall have failed to make any payment to the Trustee, the Remarketing Agent, the Paying Agent or the Registrar under the Agreement and such failure shall have resulted in an event of default under the Agreement, then each of the Trustee, the Remarketing Agent, the Paying Agent and the Registrar shall have, in addition to any other rights hereunder, a claim, prior to the claim of the Owners, for the payment of their compensation and the reimbursement of their expenses and any advances made by them, as provided in this Section 10.04, upon the moneys and obligations in the Bond Fund, except for moneys received under the Letter of Credit or an Alternate Credit Facility and except for moneys or obligations deposited with or paid to the Trustee for the redemption or payment of Bonds which are deemed to have been paid in accordance with Article VIII hereof, funds held pursuant to Section 6.05 hereof and payments on the Senior Notes. The Trustee, the Remarketing Agent, the Paying Agent and the Registrar shall have no claim on the amounts on deposit or to be deposited into the

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Liquidity Fund for the payment of their compensation or the reimbursement of their expenses or any advances made by them. In Section 4.07 of the Agreement, the Company has agreed to indemnify and hold harmless the Trustee, the Paying Agent and the Registrar from and against losses, claims and expenses arising from or relating to this financing transaction, such indemnification will survive payment of the Bonds, termination of the Indenture and the resignation or removal of the Trustee, the Paying Agent or the Registrar.

Section 10.05. Notice of Events of Default and Determination of Taxability. The Trustee shall not be required to take notice, or be deemed to have notice (a) of any Event of Default, other than an Event of Default under Section 9.01(a), Section 9.01(b), Section 9.01(c) or Section 9.01(g) or (b) of any declaration of acceleration of the Senior Notes, any waiver of any default under the Senior Note Indenture or any rescission or annulment of its consequences, unless a Responsible Office of the Trustee shall have been specifically notified in writing at the Principal Office of the Trustee, Attention: Corporate Trust Services, of such Event of Default by the Owners of at least 25% in principal amount of the Bonds then Outstanding, the Issuer, the Remarketing Agent or the Bank or the Obligor on an Alternate Credit Facility, as the case may be. The Trustee may, however, at any time, in its discretion, require of the Issuer full information and cooperation as to the performance of any of the covenants, conditions and agreements contained herein. Such inquiry shall not for the purposes of this Section 10.05 constitute notice of any Event of Default. The Issuer and the Remarketing Agent shall not be required to take notice, or be deemed to have notice, of any Event of Default, other than an Event of Default of which it shall have actual knowledge. If an Event of Default described in Section 9.01(c) hereof occurs after the Trustee has notice of the same as provided in this Section 10.05, or if a Determination of Taxability occurs of which the Trustee has actual knowledge, then the Trustee shall give notice thereof by Mail to the Insurer, the Remarketing Agent, the Bank (or the Obligor on an Alternate Credit Facility, as the case may be) and the Owners of Outstanding Bonds.

Section 10.06. Action by Trustee. (a) Except as provided in Section 3.03, Section 6.04 and Section 9.02 hereof and except for the payment of principal of, and premium, if any, and interest on, the Bonds when due from moneys held by the Trustee as part of the Trust Estate, the Trustee shall be under no obligation to take any action in respect of any Event of Default or toward the execution or enforcement of any of the trusts hereby created, or to institute, appear in or defend any suit or other proceeding in connection therewith, unless requested in writing so to do by the Owners of at least 25% in principal amount of the Bonds then Outstanding and, if in its opinion such action may tend to involve it in expense or liability, unless furnished, from time to time as often as it may require, with security and indemnity satisfactory to it (except against gross negligence or willful misconduct); but the foregoing provisions are intended only for the protection of the Trustee, and shall not affect any discretion or power given by any provisions of this Indenture to the Trustee to take action in respect of any Event of Default without such notice or request from the Owners, or without such security or indemnity.

(b) Notwithstanding any other provision of this Indenture, in determining whether the rights of the Owners will be adversely affected by any action taken pursuant to the terms and provisions of this Indenture, the Trustee shall consider the effect on the Owners as if there were no Insurance Policy.

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Section 10.07. Good-Faith Reliance. The Trustee, the Registrar, the Remarketing Agent, the Insurer and the Bank (or the Obligor on an Alternate Credit Facility, as the case may be) shall be protected and shall incur no liability in acting or proceeding in good faith upon any resolution, notice, telegram, telex or facsimile transmission, request, consent, waiver, certificate, statement, affidavit, voucher, bond, requisition or other paper or document which it shall in good faith believe to be genuine and to have been passed or signed by the proper board, body or person or to have been prepared and furnished pursuant to any of the provisions of this Indenture, the Senior Note Indenture, the Letter of Credit or the Alternate Credit Facility or the Agreement, or upon the written opinion of any attorney, engineer, accountant or other expert believed by the Trustee, the Registrar, the Remarketing Agent, the Insurer or the Bank (or the Obligor on an Alternate Credit Facility, as the case may be), as the case may be, to be qualified in relation to the subject matter, and the Trustee, the Registrar, the Remarketing Agent, the Insurer and the Bank (or the Obligor on an Alternate Credit Facility, as the case may be) shall be under no duty to make any investigation or inquiry as to any statements contained or matters referred to in any such instrument, but may accept and rely upon the same as conclusive evidence of the truth and accuracy of such statements. Neither the Trustee, the Registrar, the Insurer, the Bank (or the Obligor on an Alternate Credit Facility, as the case may be), nor the Remarketing Agent shall be bound to recognize any person as an Owner or to take any action at such person’s request unless satisfactory evidence of the ownership of such Bond shall be furnished to such entity.

The Trustee shall have the right to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Company shall provide to the Trustee an incumbency certificate listing designated persons with the authority to provide such instructions and containing specimen signatures of such designated persons, which incumbency certificate shall be amended whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 10.08. Dealings in Bonds. The Trustee, the Registrar, the Insurer, the Bank (or the Obligor on an Alternate Credit Facility, as the case may be) or the Remarketing Agent, in its individual capacity, may in good faith buy, sell, own, hold and deal in any of the Bonds issued hereunder, or any bonds issued under the Senior Note Indenture, and may join in any action which any Owner may be entitled to take with like effect as if it did not act in any capacity hereunder. The Trustee, the Registrar, the Insurer, the Bank (or the Obligor on an Alternate Credit Facility, as the case may be) or the Remarketing Agent, in its individual capacity, either as principal or agent, may also engage in or be interested in any financial or other transaction with the Issuer or the Company, and may act as depositary, trustee or agent for any committee or body of Owners secured hereby or other obligations of the Issuer or the Company as freely as if it did not act in any capacity hereunder.

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Section 10.09. Several Capacities. Anything in this Indenture to the contrary notwithstanding, the same entity may serve hereunder as the Trustee, the Registrar and the Remarketing Agent and in any other combination of such capacities, to the extent permitted by law.

Section 10.10. Resignation of Trustee. The Trustee may resign and be discharged of the trusts created by this Indenture by executing any instrument in writing resigning such trust and specifying the date when such resignation shall take effect, and filing the same with the Issuer, the Company, the Insurer, the Registrar, the Remarketing Agent and the Bank (or the Obligor on an Alternate Credit Facility, as the case may be) not less than 45 days before the date specified in such instrument when such resignation shall take effect, and by giving notice of such resignation by Mail, not less than three weeks prior to such resignation date, to all Owners of Bonds. Such resignation shall take effect on the day specified in such instrument and notice, unless previously a successor Trustee shall have been appointed as hereinafter provided, in which event such resignation shall take effect immediately upon the appointment of such successor Trustee, but in no event shall a resignation take effect earlier than the date on which a successor Trustee has been appointed and has accepted its appointment and has received transfer of the rights of the Trustee under the Letter of Credit (or the Alternate Credit Facility, as the case may be) then in effect.

Section 10.11. Removal of Trustee. With the prior written consent of the Bank, or the Obligor on an Alternate Credit Facility, as the case may be (which consent, if unreasonably withheld, shall not be required), the Trustee may be removed at any time by filing with the Trustee so removed, and with the Issuer, the Company, the Insurer, the Registrar, the Remarketing Agent and the Bank (or the Obligor on an Alternate Credit Facility, as the case may be), an instrument or instruments in writing executed by (i) the Insurer, if no Insurer Default shall have occurred and be continuing, (ii) the Owners of not less than a majority in principal amount of the Bonds then Outstanding and, if no Insurer Default shall have occurred and be continuing, the Insurer or (iii) the Company, as long as no event of default under the Loan Agreement shall have occurred and be continuing. Such instrument or instruments shall also either (x) appoint a successor or (y) consent to the appointment by the Issuer of a successor and be accompanied by an instrument of appointment by the Issuer of such successor. In no event shall a removal take effect earlier than the date on which a successor Trustee has been appointed and has accepted its appointment and has received transfer of the rights of the Trustee under the Letter of Credit (or the Alternate Credit Facility, as the case may be) then in effect.

Section 10.12. Appointment of Successor Trustee. In case at any time the Trustee shall be removed, or be dissolved, or if its property or affairs shall be taken under the control of any state or federal court or administrative body because of insolvency or bankruptcy, or for any other reason, then a vacancy shall forthwith and ipso facto exist in the office of Trustee and a successor may be appointed, and in case at any time the Trustee shall resign, then a successor may be appointed by filing with the Issuer, the Company, the Registrar, the Remarketing Agent and the Bank (or the Obligor on an Alternate Credit Facility, as the case may be) an instrument in writing

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executed by (a) the Insurer, if no Insurer Default shall have occurred and be continuing, (b) the Owners of not less than a majority in principal amount of Bonds then Outstanding and, if no Insurer Default shall have occurred and be continuing, the Insurer or (c) the Company, as long as no event of default under the Loan Agreement shall have occurred and be continuing. In the case of the removal of the Trustee, the prior written consent of the Bank (or the Obligor on an Alternate Credit Facility, as the case may be) shall be required, unless such consent is unreasonably withheld. Copies of such instrument shall be promptly delivered by the Issuer or the Company to the predecessor Trustee and to the Trustee so appointed.

Until a successor Trustee shall be appointed by the Owners as herein authorized, the Company shall appoint a successor Trustee acceptable to the Insurer. After any appointment by the Company, it shall cause notice of such appointment to be given to the Issuer, the Remarketing Agent, the Registrar and the Bank (or the Obligor on an Alternate Credit Facility, as the case may be) and to be given by Mail to all Owners of Bonds. Any new Trustee so appointed by the Company shall immediately and without further act be superseded by a Trustee appointed by the Owners in the manner above provided.

Section 10.13. Qualifications of Trustee. Every successor Trustee (a) shall be a national or state bank or trust company (other than a Bank or an Obligor on an Alternate Credit Facility, as the case may be) that is authorized by law to perform all the duties imposed upon it by this Indenture, (b) shall have a combined capital stock, surplus and retained earnings of at least $75,000,000, (c) shall be permitted under the Act to perform the duties of Trustee, (d) shall agree with the Bank (or the Obligor on an Alternate Credit Facility, as the case may be) to act as agent for such Bank (or such Obligor on an Alternate Credit Facility, as the case may be), with respect to Pledged Bonds and (e) shall be acceptable to the Insurer.

Section 10.14. Judicial Appointment of Successor Trustee. In case at any time the Trustee shall resign and no appointment of a successor Trustee shall be made pursuant to the foregoing provisions of this Article X prior to the date specified in the notice of resignation as the date when such resignation is to take effect, the resigning Trustee may forthwith apply to a court of competent jurisdiction for the appointment of a successor Trustee. If no appointment of a successor Trustee shall be made pursuant to the foregoing provisions of this Article X within six months after a vacancy shall have occurred in the office of Trustee, any Owner or the Bank (or the Obligor on an Alternate Credit Facility, as the case may be) may apply to any court of competent jurisdiction to appoint a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor Trustee.

Section 10.15. Acceptance of Trusts by Successor Trustee. Any successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Issuer an instrument accepting such appointment hereunder, and thereupon such successor Trustee, without any further act, deed or conveyance, shall become duly vested with all the estates, property rights, powers, trusts, duties and obligations of its predecessor in the trust hereunder, with like effect as if originally named Trustee herein. Upon request of such Trustee, such predecessor Trustee and the Issuer shall execute and deliver an instrument transferring to such successor Trustee all the estates, property, rights, powers and trusts hereunder of such predecessor Trustee and, subject to the provisions of Section 10.04 hereof, such predecessor Trustee shall pay over to the successor Trustee all moneys and other assets at the time held by it hereunder.

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Section 10.16. Successor by Merger or Consolidation. Any corporation into which any Trustee hereunder may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which any Trustee hereunder shall be a party, or to which all or substantially all of its corporate trust business shall be transferred, shall be the successor Trustee under this Indenture, without the execution or filing of any paper or any further act on the part of the parties hereto, anything in this Indenture to the contrary notwithstanding; provided, however, if such successor corporation is not a trust company or state or national bank that has trust powers, the Trustee shall resign from the trusts hereby created prior to such merger, transfer or consolidation or the successor corporation shall resign from such trusts as soon as practicable after such merger, transfer or consolidation.

Section 10.17. Standard of Care. Notwithstanding any other provisions of this Article X, the Trustee shall, during the existence of an Event of Default of which the Trustee has notice as provided in Section 10.05 hereof, exercise such of the rights and powers vested in it by this Indenture and use the same degree of skill and care in their exercise as a prudent person would use and exercise under the circumstances in the conduct of his own affairs.

Section 10.18. Intervention in Litigation of the Issuer. In any judicial proceeding to which the Issuer is a party and which in the opinion of the Trustee and its counsel has a substantial bearing on the interests of the Owners of the Bonds, the Trustee may and shall, upon receipt of indemnity satisfactory to it (except against gross negligence or willful misconduct) at the written request of the Owners of at least 25% in principal amount of the Bonds then Outstanding and if permitted by the court having jurisdiction in the premises, intervene in such judicial proceeding.

Section 10.19. Remarketing Agent. The Company has covenanted in the Agreement that at least 30 days prior to the date a series of the Bonds becomes subject to optional or mandatory purchase pursuant to the provisions hereof, there shall be a Remarketing Agent for the Bonds appointed and acting pursuant to the provisions of this Indenture. The Remarketing Agent shall designate its Principal Office to the Trustee, the Company, the Registrar, the Issuer and the Bank (or the Obligor on an Alternate Credit Facility, as the case may be).

The Issuer shall cooperate with the Trustee, the Registrar, the Bank (or the Obligor on an Alternate Credit Facility, as the case may be) and the Company to cause the necessary arrangements to be made and to be thereafter continued whereby funds from the sources specified herein and in the Agreement will be made available for the purchase of Bonds presented at the Delivery Office of the Trustee and whereby Bonds, executed by the Issuer and authenticated by the Trustee, shall be made available to the Remarketing Agent to the extent necessary for delivery pursuant to Section 3.06 hereof.

Section 10.20. Qualifications of Remarketing Agent. The Remarketing Agent shall have a capitalization of at least $50,000,000 and be authorized by law to perform all the duties contemplated by this Indenture to be performed by the Remarketing Agent and agree to take all

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actions required of it under the DTC Representation Letter while a book-entry system is in effect for the Bonds. The Remarketing Agent may at any time resign and be discharged of the duties and obligations contemplated by this Indenture by giving at least 30 days’ notice to the Issuer, the Bank (or the Obligor on an Alternate Credit Facility, as the case may be), the Company, the Registrar and the Trustee. The Remarketing Agent may be removed at any time at the direction of the Company by an instrument, signed by an Authorized Company Representative, filed with the Remarketing Agent, the Bank (or the Obligor on an Alternate Credit Facility, as the case may be), the Registrar and the Trustee at least 30 days prior to the effective date of such removal. Upon the resignation or removal of the Remarketing Agent, the Company may appoint a new Remarketing Agent.

In the event of the resignation or removal of the Remarketing Agent, the Remarketing Agent shall pay over, assign and deliver any moneys held by it in such capacity to its successor or, if there be no successor, to the Trustee.

In the event that the Company shall fail to appoint a Remarketing Agent hereunder, or in the event that the Remarketing Agent shall resign or be removed, or be dissolved, or if the property or affairs of the Remarketing Agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, and the Company shall not have appointed a successor Remarketing Agent on or prior to the effective date of such resignation or removal, the Trustee, notwithstanding the provisions of the first paragraph of this Section 10.20, shall ipso facto be deemed to be the Remarketing Agent for all purposes of this Indenture until the appointment by the Company of the Remarketing Agent or successor Remarketing Agent, as the case may be; provided, however, that the Trustee, in its capacity as Remarketing Agent, shall not be required to sell Bonds or determine the interest rate on the Bonds pursuant to Section 2.02 hereof.

Section 10.21. Registrar. Pursuant to the provisions hereof, the Trustee is initial Registrar for the Bonds. By its execution of this Indenture, the Trustee signifies its acceptance of the duties of Registrar hereunder. Any successor Registrar shall designate to the Issuer, the Company, the Remarketing Agent and the Bank (or the Obligor on an Alternate Credit Facility, as the case may be) its office where the registration books shall be kept and signify its acceptance of the duties imposed upon it hereunder by a written instrument of acceptance delivered to the Issuer and the Trustee under which such Registrar will agree, particularly, to keep such books and records as shall be consistent with prudent industry practice and to make such books and records available for inspection by the Issuer, the Trustee, the Insurer, the Company, the Bank (or the Obligor on an Alternate Credit Facility, as the case may be) and the Remarketing Agent at all reasonable times.

The Issuer shall cooperate with the Trustee, the Remarketing Agent and the Company to cause the necessary arrangements to be made and to be thereafter continued whereby Bonds, executed by the Issuer and authenticated by the Trustee, shall be made available for exchange, registration and registration of transfer at the Principal Office of the Registrar. The Issuer shall cooperate with the Trustee, the Registrar, the Company and the Remarketing Agent to cause the necessary arrangements to be made and thereafter continued whereby the Trustee and the Remarketing Agent shall be furnished such records and other information, at such times, as shall be required to enable the Trustee and the Remarketing Agent to perform the duties and obligations imposed upon them hereunder.

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Section 10.22. Qualifications of Registrar; Resignation; Removal. The Registrar shall be a corporation duly organized under the laws of the United States of America or any state or territory thereof, having a combined capital, surplus and retained earnings of at least $15,000,000 and authorized by law to perform all the duties imposed upon it by this Indenture. The Registrar may at any time resign and be discharged of the duties and obligations created by this Indenture by giving at least 45 days’ notice to the Issuer, the Trustee, the Bank (or the Obligor on an Alternate Credit Facility, as the case may be), the Remarketing Agent and the Company. The Registrar may be removed at any time, at the direction of the Company, by an instrument, signed by an Authorized Company Representative, filed with the Registrar, the Trustee, the Issuer, the Bank (or the Obligor on an Alternate Credit Facility, as the case may be) and the Remarketing Agent. Upon the resignation or removal of the Registrar, the Company shall appoint a new Registrar.

In the event of the resignation or removal of the Registrar, the Registrar shall deliver any Bonds held by it in such capacity to its successor or, if there be no successor, to the Trustee.

In the event that the Company shall fail to appoint a Registrar hereunder, or in the event that the Registrar shall resign or be removed, or be dissolved, or if the property or affairs of the Registrar shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, and the Company shall not have appointed its successor as Registrar, the Trustee shall ipso facto be deemed to be the Registrar for all purposes of this Indenture until the appointment by the Company of the Registrar or successor Registrar, as the case may be.

Section 10.23. Paying Agents. The Company, with the written approval of the Trustee, may appoint and at all times have one or more paying agents in such place or places as the Company may designate, for the payment of the principal of, and premium, if any, and the interest on, the Bonds. Each such paying agent shall have the power to hold moneys in trust. It shall be the duty of the Trustee to make such arrangements with any such paying agent as may be necessary to assure, to the extent of the moneys held by the Trustee for such payment, the prompt payment of the principal of, and premium, if any, and interest on, the Bonds presented at either place of payment. The Paying Agent initially appointed hereunder is the Trustee. The Paying Agent may be removed at any time, at the direction of the Company, by an instrument, signed by an Authorized Company Representative, filed with the Paying Agent, the Trustee, the Issuer, the Bank (or the Obligor on an Alternate Credit Facility, as the case may be) and the Remarketing Agent. Upon the resignation or removal of the Paying Agent, the Company shall appoint a new Paying Agent.

Section 10.24. Additional Duties of Trustee. The Trustee shall:

(a) hold all Bonds delivered to it hereunder for the account of and for the benefit of the respective Owners which shall have so delivered such Bonds until moneys representing the purchase price of such Bonds shall have been delivered to or for the account of or to the order of such Owners;

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(b) hold all moneys delivered to it hereunder for the purchase of Bonds in a separate account for the account of and for the benefit of the person or entity which shall have so delivered such moneys until the Bonds purchased with such moneys shall have been delivered to or for the account of such person or entity;

(c) keep such books and records with respect to the Bonds as shall be consistent with prudent industry practice and to make such books and records available for inspection by the Issuer, the Trustee, the Company and the Remarketing Agent at all reasonable times; and

(d) as long as a book-entry system is in effect for the Bonds, the Trustee will comply with the DTC Representation Letter and perform all duties required of it thereunder.

The Trustee acknowledges the matters set forth in the Tax Agreement and agrees to undertake the duties and responsibilities relating to amounts held under the Indenture set forth with respect to the Trustee in the following Articles and Sections (including all Exhibits and Appendices referred to therein) of the Tax Agreement: Sections 4.2, 4.3 and 4.4. With respect to matters set forth in the remaining Sections of the Tax Agreement, the Trustee has made no investigations, makes no representation and undertakes no duties or responsibilities.

ARTICLE XI

REFERENCES TO BANK OR OBLIGOR ON AN

ALTERNATE CREDIT FACILITY; INSURER; SENIOR NOTES;

EXECUTION OF INSTRUMENTS BY OWNERS AND PROOF OF OWNERSHIP OF BONDS

Section 11.01. References to Bank or Obligor on an Alternate Credit Facility. At any time when there is no Letter of Credit or Alternate Credit Facility in effect, references to the Bank (or the Obligor on an Alternate Credit Facility, as the case may be) shall be ineffective, except with respect to amounts payable to the Bank (or the Obligor on an Alternate Credit Facility, as the case may be) which have not been paid. If such amounts have not been paid, the Bank (or the Obligor on an Alternate Credit Facility, as the case may be) shall be entitled to all notices hereunder.

If an Event of Default shall have occurred due to the wrongful failure by the Bank (or the Obligor on an Alternate Credit Facility, as the case may be) to fulfill its obligations under the Letter of Credit or an Alternate Credit Facility, as the case may be, so long as such failure continues, the rights of the Bank (or the Obligor on an Alternate Credit Facility, as the case may be) hereunder relating to actions taken by the Trustee with respect to such Event of Default shall be void.

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Section 11.02. References to the Insurer. At any time when there is no Insurance Policy in effect, references to the Insurer shall be ineffective, except with respect to amounts payable to the Insurer which have not been paid. If such amounts have not been paid, the Insurer shall be entitled to all notices hereunder.

If an Event of Default shall have occurred due to the wrongful failure by the Insurer to fulfill its obligations under the Insurance Policy, so long as such failure continues, the rights of the Insurer hereunder relating to actions taken by the Trustee with respect to such Event of Default shall be void.

No Insurance Policy is in effect as of the date of this Indenture.

Section 11.03. References to the Senior Notes . At any time when there are no Senior Notes, references to the Senior Notes, the Senior Note Indenture and the Senior Note Indenture Trustee shall be ineffective.

Section 11.04. Execution of Instruments; Proof of Ownership. Any request, direction, consent or other instrument in writing required or permitted by this Indenture to be signed or executed by the Owners or on their behalf by an attorney-in-fact may be in any number of concurrent instruments of similar tenor and may be signed or executed by the Owners in person or by an agent or attorney-in-fact appointed by an instrument in writing or as provided in the Bonds. Proof of the execution of any such instrument and of the ownership of Bonds shall be sufficient for any purpose of this Indenture and shall be conclusive in favor of the Trustee with regard to any action taken by it under such instrument if made in the following manner:

(a) The fact and date of the execution by any person of any such instrument may be proved by the certificate of any officer in any jurisdiction who, by the laws thereof, has power to take acknowledgments within such jurisdiction, to the effect that the person signing such instrument acknowledged before him the execution thereof, or by an affidavit of a witness to such execution.

(b) The ownership of Bonds shall be proved by the registration books kept under the provisions of Section 2.06 hereof.

Nothing contained in this Article XI shall be construed as limiting the Trustee to such proof, it being intended that the Trustee may accept any other evidence of matters herein stated which it may deem sufficient. Any request by or consent of any Owner shall bind every future Owner of the same Bond or any Bond or Bonds issued in lieu thereof in respect of anything done by the Trustee or the Issuer in pursuance of such request or consent.

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ARTICLE XII

MODIFICATION OF THIS INDENTURE AND

THE AGREEMENT

Section 12.01. Supplemental Indentures without Owner Consent. The Issuer and the Trustee may, from time to time and at any time, without the consent of the Owners, enter into a Supplemental Indenture as follows:

(a) to cure any formal defect, omission, inconsistency or ambiguity in this Indenture;

(b) to add to the covenants and agreements of the Issuer contained in this Indenture or of the Company, the Insurer or the Bank (or the Obligor on an Alternate Credit Facility, as the case may be) contained in any document, other covenants or agreements thereafter to be observed, or to assign or pledge additional security for any of the Bonds, or to surrender any right or power reserved or conferred upon the Issuer or the Company, which shall not materially adversely affect the interests of the Owners of the Bonds;

(c) to confirm, as further assurance, any pledge of or lien on the Revenues or any other moneys, securities or funds subject or to be subjected to the lien of this Indenture;

(d) to comply with the requirements of the Trust Indenture Act of 1939, as from time to time amended;

(e) to modify, alter, amend or supplement this Indenture or any Supplemental Indenture in any other respect which in the judgment of the Trustee (in reliance on an opinion of counsel) is not materially adverse to the Owners of the Bonds; provided, however, that any such modification, alteration, amendment or supplement pursuant to this Section 12.01(e) shall not take effect until the Insurer (unless an Insurer Default shall have occurred and be continuing) and the Bank or the Obligor on an Alternate Credit Facility, as the case may be, shall have consented in writing to such modification, alteration, amendment or supplement; provided further that in determining whether any such modification, alteration, amendment or supplement is materially adverse to the Owners of the Bonds, the Trustee shall consider the effect on the Owners as if there were no Insurance Policy with respect to the Bonds;

(f) to implement a conversion of the rate on the Bonds or to evidence or give effect to or facilitate the delivery and administration under this Indenture of an Alternate Credit Facility or a Substitute Letter of Credit;

(g) to provide for a depository to accept Bonds in lieu of the Trustee;

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(h) to modify or eliminate the book-entry registration system for any of the Bonds;

(i) to provide for uncertificated Bonds or for the issuance of coupons and bearer Bonds or Bonds registered only as to principal, but only to the extent that such would not adversely affect the Tax-Exempt status of the Bonds;

(j) to secure or maintain the current or higher ratings on the Bonds from Moody’s and/or S&P in which changes will not restrict, limit or reduce the obligation of the Issuer to pay the principal of and premium, if any, and interest on the Bonds as provided in this Indenture or otherwise adversely affect the Owners under this Indenture;

(k) to provide optional demand purchase rights to the Owners to cause the Bonds to be authorized purchases for investment companies;

(l) to provide for any Senior Notes or Substitute Collateral and the release of any Senior Notes;

(m) to provide for the appointment of a successor Trustee, Registrar or Paying Agent;

(n) to provide the procedures required to permit any Owner to separate the right to receive interest on the Bonds from the right to receive principal thereof and to sell or dispose of such right as contemplated by Section 1286 of the Code;

(o) to provide for any additional procedures, covenants or agreements necessary to maintain the Tax-Exempt status of the Bonds;

(p) to modify, alter, amend or supplement this Indenture in any other respect, including amendments which would otherwise be described in Section 12.02 hereof, if the effective date of such Supplemental Indenture or amendment is a date on which all of the Bonds affected thereby are subject to mandatory purchase pursuant to Section 3.02 hereof and are so purchased; and

(q) to provide for the delivery to the Trustee of an Insurance Policy or replacement of the Insurer or for an additional Insurer following the occurrence of an Insurer Default or to provide for an additional Insurer following the withdrawal or suspension or reduction below the Rating Category of “AA” (or its equivalent rating) by S&P and “Aa” (or its equivalent rating) by Moody’s of the long-term ratings of the Insurer provided that the insurance policy provided by the replacement or additional Insurer would result in a long-term rating on the Bonds equal to the Rating Category of “AA” (or its equivalent rating) by S&P and “Aa” (or its equivalent rating) by Moody’s.

Before the Issuer and the Trustee shall enter into any Supplemental Indenture pursuant to this Section 12.01, there shall have been delivered to the Trustee, the Company, the Insurer and the Bank (or the Obligor on an Alternate Credit Facility, as the case may be) an opinion of Bond

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Counsel stating that such Supplemental Indenture is authorized or permitted by this Indenture and will, upon the execution and delivery thereof, be valid and binding upon the Issuer in accordance with its terms, and will not impair the validity under the Act of the Bonds or adversely affect the Tax-Exempt status of the Bonds.

The Trustee shall, upon being satisfactorily indemnified with respect to expenses, provide written notice of any Supplemental Indenture to the Insurer, the Bank (or Obligor on an Alternate Credit Facility, as the case may be), Moody’s, S&P and the Owners of all Bonds then Outstanding at least 5 Business Days prior to the effective date of such Supplemental Indenture. Such notice shall state the effective date of such Supplemental Indenture and shall briefly describe the nature of such Supplemental Indenture and shall state that a copy thereof is on file at the Principal Office of the Trustee for inspection by the parties mentioned in the preceding sentence.

Section 12.02. Supplemental Indentures Requiring Owner Consent. (a) Except for any Supplemental Indenture entered into pursuant to Section 12.01 hereof, subject to the terms and provisions contained in this Section 12.02 and not otherwise, the Bank (if its Letter of Credit is in effect and no Bank Default shall have occurred and be continuing) or the Insurer (if its Insurance Policy is in effect and no Insurer Default shall have occurred and be continuing), together with the Owners of not less than 60% in aggregate principal amount of the Bonds then Outstanding shall have the right from time to time to consent to and approve the execution and delivery by the Issuer and the Trustee of any Supplemental Indenture deemed necessary or desirable by the Issuer for the purposes of modifying, altering, amending, supplementing or rescinding, in any particular, any of the terms or provisions contained in this Indenture; provided, however, that, unless approved in writing by the Bank (if its Letter of Credit is in effect and no Bank Default shall have occurred and be continuing) or the Insurer (if its Insurance Policy is in effect and no Insurer Default shall have occurred and be continuing) and the Owners of all the Bonds then affected thereby, nothing herein contained shall permit, or be construed as permitting, (i) a change in the times, amounts or currency of payment of the principal of, or premium, if any, or interest on, any Outstanding Bond, a change in the terms of the purchase thereof by the Trustee, or a reduction in the principal amount or redemption price of any Outstanding Bond or the rate of interest thereon, (ii) the creation of a claim or lien upon, or a pledge of, the Revenues ranking prior to or on a parity with the claim, lien or pledge created by this Indenture (except as referred to in Section 10.04 hereof), or (iii) a reduction in the aggregate principal amount of Bonds the consent of the Owners of which is required for any such Supplemental Indenture or which is required, under Section 12.06 hereof, for any modification, alteration, amendment or supplement to the Agreement.

(b) If at any time the Issuer shall request the Trustee to enter into any Supplemental Indenture for any of the purposes of this Section 12.02, the Trustee shall, upon being satisfactorily indemnified with respect to expenses, cause notice of the proposed Supplemental Indenture to be given by Mail to the Bank, the Insurer, Moody’s, S&P and all Owners of Outstanding Bonds. Such notice shall briefly set forth the nature of the proposed Supplemental Indenture and shall state that a copy thereof is on file at the Principal Office of the Trustee for inspection by all Owners, Moody’s, S&P and the Insurer.

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(c) Within two years after the date of the mailing of such notice, the Issuer and the Trustee may enter into such Supplemental Indenture in substantially the form described in such notice, but only if there shall have first been delivered to the Trustee (i) the required consents, in writing, of the Owners, the Bank and the Insurer and (ii) an opinion of Bond Counsel stating that such Supplemental Indenture is authorized or permitted by this Indenture and the Act, complies with their respective terms and, upon the execution and delivery thereof, will be valid and binding upon the Issuer in accordance with its terms and will not adversely affect the Tax-Exempt status of the Bonds.

(d) If Owners of not less than the percentage of Bonds required by this Section 12.02 shall have consented to and approved the execution and delivery of a Supplemental Indenture as herein provided, no Owner shall have any right to object to the execution and delivery of such Supplemental Indenture, or to object to any of the terms and provisions contained therein or the operation thereof, or in any manner to question the propriety of the execution and delivery thereof, or to enjoin or restrain the Issuer or the Trustee from executing and delivering the same or from taking any action pursuant to the provisions thereof.

(e) Subject to the terms and provisions contained in this Section 12.02(e), the Owners of all the Bonds at any time Outstanding shall have the right, and the Issuer and the Trustee by their execution and delivery of this Indenture hereby expressly confer upon such Owners the right, to modify, alter, amend or supplement this Indenture in any respect, including without limitation in respect of the matters described in clauses (i), (ii) and (iii) of the proviso contained in Section 12.02(a) hereof, by delivering to the Issuer, the Insurer, the Bank (or the Obligor on an Alternate Credit Facility, as the case may be), the Trustee and the Company a written instrument or instruments, executed by or on behalf of such Owners, containing a form of Supplemental Indenture which sets forth such modifications, alterations, amendments and supplements, and, upon the expiration of a 30 day period commencing on the date of such delivery during which no notice of objection shall have been delivered by the Issuer or the Trustee to the Bank (or the Obligor on an Alternate Credit Facility, as the case may be) and such Owners at an address specified in such written instrument, such Supplemental Indenture shall be deemed to have been approved and confirmed by the Issuer and the Trustee, to the same extent as if actually executed and delivered by the Issuer and the Trustee, and such Supplemental Indenture shall thereupon become and be for all purposes in full force and effect without further action by the Issuer or the Trustee. The foregoing provisions are, however, subject to the following conditions:

(i) no such Supplemental Indenture shall in any way affect the limited nature of the obligations of the Issuer under this Indenture as set forth in Section 2.08 and Section 5.10 hereof or adversely affect any of its rights hereunder;

(ii) no such Supplemental Indenture shall be to the prejudice of the Trustee, the Registrar or the Remarketing Agent and such Supplemental Indenture shall have been consented to by the Bank (or the Obligor on an Alternate Credit Facility, as the case may be) and the Company as required by Section 12.04 hereof; and

(iii) there shall have been delivered to the Issuer, the Trustee, the Company and the Bank (or the Obligor on an Alternate Credit Facility, as the case may be) an opinion

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of Bond Counsel stating that such Supplemental Indenture is authorized or permitted by this Indenture and the Act, complies with their respective terms, will, upon the expiration of the aforesaid 30 day period, be valid and binding upon the Issuer in accordance with its terms and will not adversely affect the Tax-Exempt status of the Bonds.

Section 12.03. Effect of Supplemental Indenture. Upon the execution and delivery of any Supplemental Indenture pursuant to the provisions of this Article XII, this Indenture shall be, and be deemed to be, modified and amended in accordance therewith, and the respective rights, duties and obligations under this Indenture shall thereafter be determined, exercised and enforced under this Indenture subject in all respects to such modifications and amendments.

Section 12.04. Consent of the Company and the Bank or the Obligor on an Alternate Credit Facility Required; Consent of Insurer. (a) No Supplemental Indenture under this Article XII shall become effective unless the Company shall have consented thereto in writing.

(b) No Supplemental Indenture under Section 12.02 hereof or relating to provisions governing Pledged Bonds or the tender or purchase price provisions of the Bonds shall become effective unless the Bank (if its Letter of Credit is in effect and no Bank Default shall have occurred and be continuing) shall have consented thereto in writing. No amendment of the Agreement pursuant to subparagraphs (d), (f) or (g) of Section 12.05 hereof or Section 12.06 hereof shall become effective unless the Bank (if its Letter of Credit is in effect and no Bank Default shall have occurred and be continuing) shall have consented thereto in writing.

(c) Any provision of this Indenture expressly recognizing or granting rights in or to the Insurer may not be amended in any manner which affects the rights of the Insurer hereunder without the prior written consent of the Insurer (if its Insurance Policy is in effect and no Insurer Default shall have occurred and be continuing).

Section 12.05. Amendment of Agreement without Owner Consent. Without the consent of or notice to the Owners, the Issuer may, with the consent of the Insurer (unless an Insurer Default shall have occurred and be continuing) modify, alter, amend or supplement the Agreement, and the Trustee may consent thereto, as may be required:

(a) by the provisions of the Agreement and this Indenture;

(b) for the purpose of curing any formal defect, omission, inconsistency or ambiguity therein;

(c) in connection with any other change therein which in the judgment of the Trustee (in reliance upon an opinion of counsel) is not materially adverse to the Owners; provided however, that any such modification, alteration, amendment or supplement pursuant to this Section 12.05(c) shall not take effect until the Insurer (unless an Insurer Default shall have occurred and be continuing) and the Bank or the Obligor on an Alternate Credit Facility, as the case may be, shall have consented in writing to such modification, alteration, amendment or supplement; provided further that in determining whether any such modification, alteration, amendment or supplement is materially adverse to the Owners of the Bonds, the Trustee shall consider the effect on the Owners as if there were no Insurance Policy with respect to the Bonds;

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(d) to secure or maintain the current or higher ratings on the Bonds from Moody’s and/or S&P, which changes will not restrict, limit or reduce the obligation of the Issuer to pay the principal of and premium, if any, and interest on the Bonds as provided in this Indenture or otherwise materially adversely affect the Owners under this Indenture;

(e) in connection with the delivery and substitution of any Senior Notes or any Substitute Collateral and the release of any Senior Notes;

(f) to add to the covenants and agreements of the Issuer contained in the Agreement or of the Company, the Insurer or the Bank (or the Obligor on an Alternate Credit Facility, as the case may be) contained in any document, other covenants or agreements thereafter to be observed, or to assign or pledge additional security for any of the Bonds, or to facilitate the delivery and administration of an Alternate Credit Facility or a Substitute Letter of Credit, or to surrender any right or power reserved or conferred upon the Issuer or the Company, which shall not materially adversely affect the interest of the Owners of the Bonds;

(g) to provide optional demand purchase rights to Owners to cause the Bonds to be authorized purchases for investment companies;

(h) to provide the procedures required to permit any Owner to separate the right to receive interest on the Bonds from the right to receive principal thereof and to sell or dispose of such right as contemplated by Section 1286 of the Code;

(i) to provide for any additional procedures, covenants or agreements necessary to maintain the Tax-Exempt status of interest on the Bonds;

(j) to modify, alter, amend or supplement the Agreement in any other respect, including amendments which would otherwise be described in Section 12.06 hereof, if the effective date of such supplement or amendment is a date on which all of the Bonds affected thereby are subject to mandatory purchase pursuant to Section 3.02 hereof and are so purchased; and

(k) to provide for the delivery to the Trustee of an Insurance Policy or replacement of the Insurer or for an additional Insurer following the occurrence of an Insurer Default or to provide for an additional Insurer following the withdrawal or suspension or reduction below the Rating Category of “AA” (or its equivalent rating) by S&P and “Aa” (or its equivalent rating) by Moody’s of the long-term ratings of the Insurer provided that the insurance policy provided by the replacement or additional Insurer would result in a long-term rating on the Bonds equal to the Rating Category of “AA” (or its equivalent rating) by S&P and “Aa” (or its equivalent rating) by Moody’s.

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A revision of Exhibit A to the Agreement shall not be deemed a modification, alteration, amendment or supplement to the Agreement, or to this Indenture, for any purpose of this Indenture.

Before the Issuer and the Company shall enter into, and the Trustee shall consent to, any modification, alteration, amendment or supplement to the Agreement pursuant to this Section 12.05, (i) the Trustee shall, upon being satisfactorily indemnified with respect to expenses, cause such proposed modification, alteration, amendment or supplement to be provided to the Bank, the Insurer, Moody’s and/or S&P if the Bonds are then rated by Moody’s and/or S&P and (ii) there shall have been delivered to the Issuer, the Bank, the Insurer, the Company and the Trustee an opinion of Bond Counsel stating that such modification, alteration, amendment or supplement is authorized or permitted by the Agreement or this Indenture and the Act, complies with their respective terms, will, upon the execution and delivery thereof, be valid and binding upon the Issuer in accordance with its terms and will not adversely affect the Tax-Exempt status of the Bonds.

Section 12.06. Amendment of Agreement Requiring Owner Consent. Except in the case of modifications, alterations, amendments or supplements referred to in Section 12.05 hereof, the Issuer shall not enter into, and the Trustee shall not consent to, any amendment, change or modification of the Agreement without the written approval or consent of the Bank (or the Obligor on an Alternate Credit Facility, as the case may be), the Insurer (unless an Insurer Default shall have occurred and be continuing) and the Owners of not less than 60% in aggregate principal amount of the Bonds then Outstanding, given and procured as provided in Section 12.02 hereof; provided, however, that, unless approved in writing by the Owners of all Bonds affected thereby, nothing herein contained shall permit, or be construed as permitting, a change in the obligations of the Company under Section 4.01 and Section 4.02 of the Agreement or the nature of the obligations of the Company on the Senior Notes as provided in Section 4.04 of the Agreement. If at any time the Issuer or the Company shall request the consent of the Trustee to any such proposed modification, alteration, amendment or supplement permitted under this Section 12.06, the Trustee shall, upon being satisfactorily indemnified with respect to expenses, cause notice thereof to be given in the same manner as provided by Section 12.02 hereof with respect to Supplemental Indentures. Such notice shall briefly set forth the nature of such proposed modification, alteration, amendment or supplement and shall state that copies of the instrument embodying the same are on file at the Principal Office of the Trustee for inspection by Moody’s, S&P and all Owners. The Issuer may enter into, and the Trustee may consent to, any such proposed modification, alteration, amendment or supplement subject to the same conditions and with the same effect as provided in Section 12.02 hereof with respect to Supplemental Indentures.

Before the Issuer and the Company shall enter into, and the Trustee shall consent to, any modification, alteration, amendment or supplement to the Agreement pursuant to this Section 12.06, there shall have been delivered to the Issuer, the Company, the Bank (or the Obligor on an Alternate Credit Facility, as the case may be), the Insurer and the Trustee an opinion of Bond Counsel stating that such modification, alteration, amendment or supplement is authorized or permitted by the Agreement or this Indenture and the Act, complies with their respective terms, will, upon the execution and delivery thereof, be valid and binding upon the Issuer in accordance with its terms and will not adversely affect the Tax-Exempt status of the Bonds.

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ARTICLE XIII

MISCELLANEOUS

Section 13.01. Successors of the Issuer. In the event of the dissolution of the Issuer, all the covenants, stipulations, promises and agreements in this Indenture contained, by or on behalf of, or for the benefit of, the Issuer, shall bind or inure to the benefit of the successors of the Issuer from time to time and any entity, officer, board, commission, agency or instrumentality to whom or to which any power or duty of the Issuer shall be transferred.

Section 13.02. Parties in Interest. Except as herein otherwise specifically provided, nothing in this Indenture expressed or implied is intended or shall be construed to confer upon any person, firm or corporation other than the Issuer, the Remarketing Agent, the Registrar, the Company, the Bank (or the Obligor on an Alternate Credit Facility, as the case may be), the Insurer, the Trustee and the Owners of Bonds any right, remedy or claim under or by reason of this Indenture, this Indenture being intended to be for the sole and exclusive benefit of the Issuer, the Remarketing Agent, the Registrar, the Company, the Bank (or the Obligor on an Alternate Credit Facility, as the case may be), the Insurer, the Trustee and the Owners of Bonds. The Trustee shall have no fiduciary duty to any entity other than the Owner of any Bond as such.

Section 13.03. Severability. In case any one or more of the provisions of this Indenture or of the Agreement or of the Bonds shall, for any reason, be held to be illegal or invalid, such illegality or invalidity shall not affect any other provisions of this Indenture, the Agreement, or of the Bonds, and this Indenture, the Agreement and the Bonds shall be construed and enforced as if such illegal or invalid provisions had not been contained herein or therein.

Section 13.04. No Personal Liability of Issuer Officials. No representation, warranty, covenant or agreement contained in the Bonds or in this Indenture or in any of the documents or certificates related thereto shall be deemed to be the representation, warranty, covenant or agreement of any official, elected officer, officer, agent, counsel or employee of the Issuer in his individual capacity, and neither the members of the Issuer nor any official executing the Bonds shall be liable personally on the Bonds or be subject to any personal liability or accountability by reason of the issuance thereof.

Section 13.05. Bonds Owned by the Issuer or the Company. In determining whether the Owners of the requisite aggregate principal amount of the Bonds have concurred in any direction, consent or waiver under this Indenture, Bonds which are owned by the Issuer or the Company or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company (unless the Issuer, the Company or such person owns all Bonds which are then Outstanding, determined without regard to this Section 13.05) shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such

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direction, consent or waiver, only Bonds which the Trustee knows are so owned shall be so disregarded. Bonds so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Bonds and that the pledgee is not the Issuer or the Company or any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer. In case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

Section 13.06. Counterparts. This Indenture may be executed in any number of counterparts, each of which, when so executed and delivered, shall be an original; but such counterparts shall together constitute but one and the same Indenture.

Section 13.07. Governing Law. This Indenture shall be governed by and construed in accordance with the laws of the State.

Section 13.08. Notices. Except as otherwise provided in this Indenture, all notices, certificates, requests, requisitions, directions or other communications by the Issuer, the Company, the Insurer, the Trustee, the Senior Note Indenture Trustee, the Registrar, the Remarketing Agent or the Bank (or the Obligor on an Alternate Credit Facility, as the case may be) pursuant to this Indenture shall be in writing and shall be sufficiently given and shall be deemed given when sent by Mail, and addressed as follows:

if to the Issuer, to:	City of Forsyth
City Hall
Forsyth, Montana 59327

Attention: Mayor

if to the Trustee, to:	Wells Fargo Bank, National Association
1700 Lincoln Street, 10th Floor
MAC C7300-107
Denver, Colorado 80203

Attention: Corporate Trust Services

if to the Company, to:	Puget Sound Energy, Inc.
10885 NE 4th Street
Suite 1200
Bellevue, Washington 98004-5591

Attention: Corporate Treasurer

if to the Registrar, the Senior Note Indenture Trustee or the Obligor on an Alternate Credit Facility, such address as is designated in writing by it to the Trustee, the Company and the Issuer and if to the Remarketing Agent, at the address specified in the Remarketing Agreement and if to the Bank, at the address specified in the Reimbursement Agreement. Any of the foregoing may,

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by notice given hereunder to each of the others, designate any further or different addresses to which subsequent notices, certificates, requests or other communications shall be sent hereunder. Any communications required to be given hereunder by the Company shall be given by an Authorized Company Representative.

Section 13.09. Holidays. If the date for making any payment or the last date for performance of any act or the exercising of any right, as provided in this Indenture, shall not be a Business Day, such payment may, unless otherwise provided in this Indenture or the Agreement, be made or act performed or right exercised on the next succeeding Business Day with the same force and effect as if done on the nominal date provided in this Indenture, and no interest shall accrue for the period after such nominal date.

Section 13.10. Purchase of Bonds by Trustee and Remarketing Agent. The Trustee and the Issuer agree that in connection with the purchase of any Bonds pursuant to this Indenture, the Trustee and the Remarketing Agent are acting solely on behalf of the Company.

Section 13.11. Notices to Moody’s and S&P. The Trustee shall provide prior written notice to Moody’s (if the Bonds are then rated by Moody’s) and to S&P (if the Bonds are then rated by S&P) of (a) the payment of the principal of, and premium, if any, and interest on, all of the Bonds, (b) the delivery, expiration, termination, substitution or extension of the Letter of Credit or an Alternate Credit Facility, as the case may be, (c) the resignation or removal of the Trustee or the Remarketing Agent, (d) any modifications, alterations, amendments or supplements of this Indenture, the Agreement, the Letter of Credit and the Pledge Agreement, and (e) the conversion under Section 2.02 hereof of the method by which interest on the Bonds is determined.

The Trustee, but only with respect to information within its records, and the Company shall provide to Moody’s (if the Bonds are then rated by Moody’s) any other information that Moody’s may reasonably request to maintain the rating on the Bonds.

Section 13.12. Model Public Obligations Registration Act of Montana . The Issuer hereby authorizes the Trustee to do all things authorized by the Model Public Obligations Registration Act of Montana Part 11, Chapter 5, Title 17 of the Montana Code Annotated, in connection with the registration of the Bonds. The preceding sentence shall not be construed as imposing any obligations on the Trustee not otherwise provided for herein. For the purposes of the Model Public Obligations Registration Act of Montana, this Indenture shall constitute a “system of registration” as that term is defined in said act.

(Signature page follows.)

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IN WITNESS WHEREOF, City of Forsyth, Montana, by order of its governing body, has caused this Indenture to be executed by its Mayor and its official seal to be impressed hereon and attested by its City Clerk/Treasurer and Wells Fargo Bank, National Association has caused this Indenture to be executed in its behalf by one of its Vice Presidents, all as May 1, 2013.

CITY OF FORSYTH, MONTANA
[SEAL]
	By	/s/ Bradley J. Matteson
Mayor

ATTEST:

/s/ Doris Pinkerton
City Clerk/Treasurer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

	By	/s/ Nancy L. Edmiston
Vice President

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EXHIBIT A

(FORM OF BOND)

No.	$

UNITED STATES OF AMERICA

STATE OF MONTANA

ROSEBUD COUNTY

POLLUTION CONTROL REVENUE REFUNDING BOND

(PUGET SOUND ENERGY PROJECT)

SERIES 2013

ISSUE DATE	MATURITY DATE	CUSIP

May 23, 2013	March 1, 2031

Registered Owner:

Principal Amount:	DOLLARS

The City of Forsyth, Rosebud County, Montana (the “Issuer”), a political subdivision duly organized and existing under the Constitution and laws of the State of Montana, for value received, hereby promises to pay (but only out of the sources hereinafter provided) to the registered owner identified above, or registered assigns, on March 1, 2031, the principal amount set forth above and to pay (but only out of the sources hereinafter provided) interest on the balance of said principal amount from time to time remaining unpaid from and including the date hereof until payment of said principal amount has been made or duly provided for, at the rates and on the dates determined as described herein and in the Indenture as hereinafter defined, and to pay (but only out of the sources hereinafter provided), except as the provisions hereinafter set forth with respect to redemption, purchase or acceleration prior to maturity may become applicable hereto. The principal of and premium, if any, on this Bond (as hereinafter defined) are payable in lawful money of the United States of America at the delivery office of Wells Fargo Bank, National Association, or its successors and assigns, as Paying Agent (the “Paying Agent”), in Minneapolis, Minnesota. Interest payments on this Bond shall be made by the Paying Agent to the registered owner hereof as of the close of business on the Record Date (as defined in the Indenture) with respect to each Interest Payment Date (as defined in the Indenture) and shall be paid (i) by bank check or draft mailed by first-class mail on the Interest Payment Date to the registered owner hereof at its address as it appears on the registration books of Wells Fargo Bank, National Association, as registrar (the “Registrar”), or at such other address as is furnished in writing by such registered owner to the Registrar, or (ii) during any Rate Period other than a Term Interest Rate Period, in immediately available funds (by wire transfer or by

A-1	Trust Indenture

deposit to the account of the registered owner of this Bond if such account is maintained with the Paying Agent), but in respect of any registered owner of any Bond or Bonds in a Daily Interest Rate Period or a Weekly Interest Rate Period, only to any registered owner that owns Bonds in an aggregate principal amount of at least $1,000,000 on such Record Date, according to the instructions given by the registered owner hereof to the Registrar or, if no such instructions have been provided as of the Record Date, by check mailed by first-class mail to the registered owner at such registered owner’s address as it appears as of the Record Date on the registration books of the Registrar; except, in each case, that, if and to the extent that there shall be a default in the payment of the interest due on such Interest Payment Date, such defaulted interest shall be paid to the Owners in whose name any such Bonds are registered as of a special record date to be fixed by the Trustee, notice of which shall be given to such Owners not less than ten (10) days prior thereto. Notwithstanding the foregoing, interest in respect of any Bond bearing a Flexible Interest Rate shall be paid only upon presentation to the Trustee of the Bond on which such payment is due.

THIS BOND AND ALL OTHER BONDS OF THE ISSUE OF WHICH IT FORMS A PART SHALL BE A LIMITED OBLIGATION OF THE ISSUER, SHALL NOT CONSTITUTE NOR GIVE RISE TO A GENERAL OBLIGATION OR PECUNIARY LIABILITY OF THE ISSUER OR A CHARGE AGAINST ITS GENERAL CREDIT OR TAXING POWERS, AND SHALL NOT CONSTITUTE AN INDEBTEDNESS OF THE ISSUER OR A LOAN OF CREDIT THEREOF WITHIN THE MEANING OF ANY CONSTITUTIONAL OR STATUTORY PROVISION.

This Bond is one of the duly authorized Pollution Control Revenue Refunding Bonds (Puget Sound Energy Project) Series 2013        of the Issuer, originally issued in the aggregate principal amount of $            (the “Bonds”), issued under and pursuant to Sections 90-5-101 to 90-5-114, inclusive, Montana Code Annotated, as amended (the “Act”), and executed under a Trust Indenture, dated as of May 1, 2013 (the “Indenture”), between the Issuer and Wells Fargo Bank, National Association, as trustee (the “Trustee,” which term shall include any successor Trustee), for the purpose of providing the funds necessary for the refunding of the aggregate outstanding principal amount of certain pollution control revenue bonds previously issued by the Issuer to finance certain pollution control facilities and solid waste disposal facilities at Units 1, 2, 3 and 4 of the Colstrip Generating Station, in Rosebud County, Montana, now owned by Puget Sound Energy, Inc., a Washington corporation (the “Company”). Pursuant to a Loan Agreement, dated as of May 1, 2013 (the “Loan Agreement”), between the Issuer and the Company, the proceeds of the Bonds have been loaned to the Company.

Any term used herein as a defined term but not defined herein shall be defined as in the Indenture.

This Bond and all other Bonds of the issue of which it forms a part are issued pursuant to and in full compliance with the Constitution and laws of the State of Montana, particularly the Act, and pursuant to further proceedings adopted by the governing authority of the Issuer, which proceedings authorize the execution and delivery of the Indenture. This Bond and the issue of which it forms a part are limited and not general obligations of the Issuer payable solely from the Revenues and amounts derived under the Loan Agreement and pledged under the Indenture consisting of all amounts payable from time to time by the Company in respect of the

A-2	Trust Indenture

indebtedness under the Loan Agreement and any Senior Notes and all receipts of the Trustee credited under the provisions of the Indenture against said amounts payable, including all amounts drawn by the Trustee under the Letter of Credit or an Alternate Credit Facility. No Owner of any Bond issued under the Act has the right to compel any exercise of the taxing power of the Issuer to pay the Bonds, or the interest or premium, if any, thereon. The Bonds shall not constitute an indebtedness or a general obligation of the Issuer or a loan of credit thereof within the meaning of any constitutional or statutory provision, nor shall any of the Bonds constitute or give rise to a pecuniary liability of the Issuer or a charge against its general credit or taxing powers.

In the manner hereinafter provided and subject to the provisions of the Indenture, the term of the Bonds will be divided into consecutive Rate Periods during each of which the Bonds shall bear interest at the Daily Interest Rate (the “Daily Interest Rate Period”), the Weekly Interest Rate (the “Weekly Interest Rate Period”), the Term Interest Rate (the “Term Interest Rate Period”) or the Flexible Interest Rate (the “Flexible Interest Rate Period”). The initial Rate Period for the Bonds shall be a Term Interest Rate Period.

This Bond shall bear interest from the Interest Payment Date next preceding the date of registration and authentication hereof unless it is registered and authenticated after a Record Date and on or prior to the related Interest Payment Date, in which event this Bond shall bear interest from such Interest Payment Date, or unless this Bond is registered and authenticated before the Record Date for the first Interest Payment Date, in which event this Bond shall bear interest from its Issue Date; provided, however, that if, as shown by the records of the Paying Agent, interest on the Bonds shall be in default, Bonds issued in exchange for Bonds surrendered for transfer or exchange shall bear interest from the last date to which interest has been paid in full or duly provided for on the Bonds, or, if no interest has been paid or duly provided for on the Bonds, from the Issue Date of the Bonds. Interest shall be computed, (a) in the case of a Term Interest Rate Period, on the basis of a 360-day year consisting of twelve 30-day months, and (b) in the case of any other Rate Period, on the basis of a 365- or 366-day year, as appropriate, for the actual number of days elapsed. The term “Interest Payment Date” means (i) with respect to any Daily or Weekly Interest Rate Period, the first Business Day of each calendar month, (ii) with respect to any Term Interest Rate Period, the first day of the sixth month following the commencement of the Term Interest Rate Period and the first day of each sixth month thereafter, (iii) with respect to any Flexible Segment, the Business Day next succeeding the last day thereof, (iv) with respect to any Rate Period, the Business Day next succeeding the last day thereof, and (v) with respect to any Bond when it bears interest at a Flexible Interest Rate, any date on which there is a mandatory purchase with respect to certain instances of an expiration or termination of the Letter of Credit or Alternate Credit Facility, as the case may be. The term “Business Day” means a day except a Saturday, Sunday or other day (A) on which commercial banks located in the cities in which the Principal Office of the Bank (or the Principal Office of the Obligor on an Alternate Credit Facility, as the case may be), the Principal Office of the Trustee, the Principal Office of the Remarketing Agent or the Principal Office of the Paying Agent are located are required or authorized by law to remain closed or are closed, or (B) on which The New York Stock Exchange, Inc. is closed.

A-3	Trust Indenture

The Bonds shall be deliverable in the form of registered Bonds without coupons in the following denominations: (a) $100,000 or any integral multiple of $100,000 (provided that one Bond need not be in a multiple of $100,000 but may be in such denomination greater than $100,000 as shall be necessary to account for any principal amount of the Bonds not corresponding directly with $100,000 denominations) when the Bonds bear interest at a Daily or Weekly Interest Rate; (b) $100,000 or any integral multiple of $5,000 in excess of $100,000 when the Bonds bear interest at a Flexible Interest Rate; and (c) $5,000 or integral multiples of $5,000 when the Bonds bear interest at a Term Interest Rate (such denominations being referred to herein as “Authorized Denominations”).

“Record Date” means (a) with respect to any Interest Payment Date in respect of any Daily Interest Rate Period, Weekly Interest Rate Period or Flexible Segment, the Business Day next preceding such Interest Payment Date; and (b) with respect to any Interest Payment Date in respect of any Term Interest Rate Period, the fifteenth day of the month preceding such Interest Payment Date.

During each Daily Interest Rate Period, the Bonds shall bear interest at a Daily Interest Rate, determined in accordance with the provisions of the Indenture by the Remarketing Agent on each Business Day for such Business Day or on the next preceding Business Day for any day that is not a Business Day.

During each Weekly Interest Rate Period, the Bonds shall bear interest at a Weekly Rate, determined in accordance with the provisions of the Indenture by the Remarketing Agent no later than the first day of such Weekly Interest Rate Period and thereafter no later than Tuesday of each week during such Weekly Interest Rate Period, unless any such Tuesday shall not be a Business Day, in which event the Weekly Interest Rate shall be determined by the Remarketing Agent no later than the Business Day next preceding such Tuesday.

During each Term Interest Rate Period, the Bonds shall bear interest at the Term Interest Rate, determined in accordance with the provisions of the Indenture by the Remarketing Agent on a Business Day selected by the Remarketing Agent but no more than 30 days prior to and not later than the effective date of such Term Interest Rate Period.

During each Flexible Interest Rate Period, each Bond shall bear interest during each Flexible Segment for such Bond at the Flexible Interest Rate for such Bond as described in the Indenture. Each Flexible Segment and Flexible Interest Rate shall be determined in accordance with the provisions of the Indenture by the Remarketing Agent. Each Flexible Segment shall be a period of not less than one nor more than 365 days.

Notwithstanding the foregoing provisions, if any Bonds constitute Pledged Bonds due to a failure in remarketing such Bonds on a mandatory tender date, the Remarketing Agent shall be entitled to determine a new Daily Interest Rate, Weekly Interest Rate or Flexible Interest Rate with respect to such Bonds, as appropriate (in accordance with the terms of, and under the conditions and subject to the limitations provided in, the Indenture), effective on such date as the Remarketing Agent is able to remarket such Pledged Bonds in whole.

A-4	Trust Indenture

In no event shall the interest rate on any Bond be greater than 12% per annum.

At the times and subject to the conditions set forth in the Indenture, the Company may elect that the Bonds shall bear interest at an interest rate, and for a period, different from those then applicable. The Trustee shall give notice of any such adjustment to the owners of the Bonds not less than 20 days prior to the effective date of such adjustment. Notwithstanding anything in the Indenture to the contrary, the Company may rescind any such election and the Bonds will then bear interest as provided in the Indenture.

During any Daily Interest Rate Period, any Bond or portion thereof in an Authorized Denomination shall be purchased at the option of the owner thereof on any Business Day at a purchase price equal to 100% of the principal amount thereof plus accrued interest, if any, from the Interest Payment Date next preceding the date of purchase to the date of purchase (unless the date of purchase shall be an Interest Payment Date, in which case the purchase price shall be equal to the principal amount thereof) upon (a) delivery to the Trustee at the Delivery Office of the Trustee and to the Remarketing Agent at the Principal Office of the Remarketing Agent, by no later than 11:00 a.m., New York time, on such Business Day, of an irrevocable Electronic Notice, which states the principal amount and the certificate number (if the Bonds are not then held in book-entry form) of such Bond and the date on which the same shall be purchased, and (b) except when a book-entry system is in effect for the Bonds, delivery of such Bond to the Trustee at the Delivery Office of the Trustee, accompanied by an instrument of transfer thereof, in a form satisfactory to the Trustee, executed in blank by the registered owner thereof with the signature of such owner guaranteed by a bank, trust company or member firm of the New York Stock Exchange, Inc., at or prior to 12:00 noon, New York time, on the date specified in such notice.

During any Weekly Interest Rate Period, any Bond or portion thereof in an Authorized Denomination shall be purchased at the option of the owner thereof on any Business Day, at a purchase price equal to 100% of the principal amount thereof plus accrued interest, if any, from the Interest Payment Date next preceding the date of purchase to the date of purchase (unless the date of purchase shall be an Interest Payment Date, in which case the purchase price shall be equal to the principal amount thereof), upon (a) delivery to the Trustee at the Delivery Office of the Trustee and to the Remarketing Agent at the Principal Office of the Remarketing Agent of an irrevocable Electronic Notice, by 4:00 p.m., New York time, on any Business Day, which states the principal amount of such Bond and the certificate number (if the Bonds are not held in book-entry form) and the date on which the same shall be purchased, which date shall not be prior to the seventh day next succeeding the date of the delivery of such notice to the Trustee and the Remarketing Agent, and (b) except when a book-entry system is in effect for the Bonds, delivery of such Bond to the Trustee at the Delivery Office of the Trustee, accompanied by an instrument of transfer thereof, in a form satisfactory to the Trustee, executed in blank by the Owner thereof with the signature of such Owner guaranteed by a bank, trust company or member firm of the New York Stock Exchange, Inc., at or prior to 12:00 noon, New York time, on the date specified in such notice.

In each case in which a portion of a Bond is purchased, both the portion so purchased and the portion of such Bond not so purchased shall be in Authorized Denominations.

A-5	Trust Indenture

This Bond shall be subject to mandatory purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued interest, if any, to the purchase date: (a) subject to (b) and (e) below, on the effective date of any change in a Rate Period; (b) during any Flexible Interest Rate Period, on the Business Day next succeeding the last day of any Flexible Segment thereof; (c) on the Business Day preceding an Expiration of the Term of the Letter of Credit or an Expiration of the Term of an Alternate Credit Facility; (d) on the last Business Day that the Trustee can draw under the Letter of Credit or an Alternate Credit Facility, as the case may be, following the day that the Trustee receives notice from the Bank or the Obligor on an Alternate Credit Facility, as the case may be, that, following a drawing on the Letter of Credit or the Alternate Credit Facility on an Interest Payment Date for the payment of unpaid interest on the Bonds, the Letter of Credit or the Alternate Credit Facility will not be reinstated in accordance with its terms and (e) the Business Day next succeeding the last day of a Term Interest Rate Period. The Bonds are also subject to mandatory purchase during any Term Interest Rate Period on a day that the Bonds would be subject to redemption, at a purchase price equal to 100% the principal amount thereof plus an amount equal to any premium which would have been payable on such redemption date had the Bonds been redeemed if the Company gives Electronic Notice to the Trustee, the Remarketing Agent and the Bank or Obligor on an Alternate Credit Facility no later than the day prior to the redemption date that it elects to have the Bonds purchased in lieu of redemption. If the Bonds are purchased on or prior to the Record Date, the purchase price shall include accrued interest from the Interest Payment Date next preceding the date of purchase to the date of purchase (unless the date of purchase shall be an Interest Payment Date, in which case the purchase price shall be equal to the amount specified in the preceding sentence). If the Bonds are purchased after the Record Date, the purchase price shall not include accrued interest.

The Trustee shall give notice by mail to the Owners of the Bonds at the addresses shown on the registration books kept by the Registrar of a mandatory purchase effected pursuant to clause (c) of the preceding paragraph at least twenty days prior to such expiration or termination. The Trustee shall give Electronic Notice and notice by overnight mail service to the Owners of the Bonds at their addresses shown on the registration books kept by the Registrar of a mandatory purchase effected pursuant to clause (d) of the preceding paragraph immediately upon receipt by the Trustee of notice from the Bank or the Obligor on an Alternate Credit Facility, as the case may be, that the Letter of Credit or the Alternate Credit Facility will not be reinstated in accordance with its terms.

BY ACCEPTANCE OF THIS BOND, THE REGISTERED OWNER HEREBY AGREES THAT EXCEPT AS OTHERWISE PROVIDED IN THE INDENTURE, IF THIS BOND IS TO BE PURCHASED AND IF MONEYS SUFFICIENT TO PAY THE PURCHASE PRICE SHALL BE HELD BY THE TRUSTEE ON THE DATE THIS BOND IS TO BE PURCHASED, THIS BOND SHALL BE DEEMED TO HAVE BEEN PURCHASED AND SHALL BE PURCHASED ACCORDING TO THE TERMS OF THE INDENTURE, FOR ALL PURPOSES OF THE INDENTURE, WHETHER OR NOT THIS BOND SHALL HAVE BEEN DELIVERED TO THE TRUSTEE, AND THE OWNER OF THIS BOND SHALL HAVE NO CLAIM HEREON, UNDER THE INDENTURE OR OTHERWISE, FOR ANY AMOUNT OTHER THAN THE PURCHASE PRICE HEREOF.

The Bonds shall be redeemed in whole or in part, and if in part by lot, at any time at a redemption price equal to 100% of the principal amount thereof plus accrued interest to the redemption date upon receipt by the Trustee of a written notice from the Company (but only with

A-6	Trust Indenture

the consent of the Bank (or, if applicable, by the Obligor on an Alternate Credit Facility if required by the Alternate Credit Facility)) stating that any of the following events has occurred and that the Company therefore intends to exercise its option to prepay the payments due under the Loan Agreement in whole or in part and thereby effect the redemption of Bonds in whole or in part to the extent of such prepayments: (a) the Company shall have determined that the continued operation of the Facilities is impracticable, uneconomical or undesirable for any reason; (b) the Company shall have determined that the continued operation of the Project is impracticable, uneconomical or undesirable due to (i) the imposition of taxes, other than ad valorem taxes currently levied upon privately owned property used for the same general purpose as such Project, or other liabilities or burdens with respect to such Project or the operation thereof, (ii) changes in technology, in environmental standards or legal requirements or in the economic availability of materials, supplies, equipment or labor or (iii) destruction of or damage to all or part of such Project; (c) all or substantially all of the Project or the Facilities shall have been condemned or taken by eminent domain; (d) the operation of the Project or the Facilities shall have been enjoined or shall have otherwise been prohibited by, or shall conflict with, any order, decree, rule or regulation of any court or of any federal, state or local regulatory body, administrative agency or other governmental body.

The Bonds shall be subject to redemption upon prepayment of the Loan Payments at the option of the Company (but only with the consent of the Bank (or, if applicable, by the Obligor on an Alternate Credit Facility if required by the Alternate Credit Facility)), in whole, or in part by lot, prior to their maturity dates, as follows:

(i) While the Bonds bear interest at a Flexible Interest Rate or Rates, each Bond shall be subject to such redemption upon prepayment of the amounts due under the Loan Agreement on the day next succeeding the last day of each Flexible Segment for such Bond at a redemption price equal to 100% of the principal amount thereof.

(ii) While the Bonds bear interest at a Daily Interest Rate or a Weekly Interest Rate, the Bonds shall be subject to redemption upon prepayment of the amounts due under the Loan Agreement on any Business Day at a redemption price equal to 100% of the principal amount thereof, plus accrued interest, if any, to the date of redemption.

(iii) While the Bonds bear interest at (A) the initial Term Interest Rate, the Bonds shall be subject to redemption or any date on and after March 1, 2023, in whole at any time or in part on any Interest Payment Date of a redemption price equal to 100% of the principal amount thereof, plus accrued interest, if any, to the date of redemption and (B) any Term Interest Rate subsequent to the initial Term Interest Rate, the Bonds shall be subject to redemption following on any date on and after the tenth year following the effective date of the adjustment to such Term Interest Rate Period, in whole at any time or in part on any Interest Payment Date, at a redemption price equal to 100% of the principal amount thereof, plus accrued interest, if any, to the date of redemption; provided however, in conjunction with an adjustment to a Term Interest Rate Period, the Company may specify applicable redemption provisions, prices and periods.

A-7	Trust Indenture

With respect to any Term Interest Rate Period, the Company may specify in a notice given to the Trustee prior to the effective date of such Term Interest Rate Period, redemption provisions, prices and periods applicable during such Term Interest Rate Period; provided, however, that such notice shall be accompanied by an opinion of Bond Counsel to the effect that such changes (a) are authorized or permitted by the Act and the Indenture, and (b) will not adversely affect the Tax-Exempt status of the Bonds.

The Bonds shall be redeemed in whole on any date from amounts which are to be prepaid by the Company under the Loan Agreement, at a redemption price equal to 100% of the principal amount thereof plus interest accrued to the redemption date within 180 days after the occurrence of a Determination of Taxability; provided that if, in the opinion of Bond Counsel delivered to the Trustee, the redemption of a specified portion of the Bonds outstanding would have the result that interest payable on the Bonds remaining outstanding after such redemption would remain Tax-Exempt, then the Bonds shall be redeemed in part by lot (in Authorized Denominations), in such amount as Bond Counsel in such opinion shall have determined is necessary to accomplish that result.

A “Determination of Taxability” shall be deemed to have occurred if as a result of the Company’s failure to observe any covenant, agreement or representation in the Agreement, a final decree or judgment of any federal court or a final action of the Internal Revenue Service determines that interest paid or payable on any Bond is or was includible in the gross income of an Owner of the Bonds for federal income tax purposes under the Code (other than an Owner who is a “substantial user” or “related person” within the meaning of Section 103(b)(13) of the 1954 Code). However, no such decree or action will be considered final for this purpose unless the Company has been given written notice and, if it is so desired and is legally allowed, has been afforded the opportunity to contest the same, either directly or in the name of any Owner of a Bond, and until conclusion of any appellate review, if sought.

Notice of any optional or mandatory redemption shall be given by first-class mail not less than 30 days nor more than 60 days prior to the date fixed for redemption to the Owners of Bonds appearing on the registration books of the Registrar on the date such notice is mailed. Such notice shall state, among other things, that such redemption shall be conditional upon the receipt of Available Moneys sufficient to pay the principal of, and premium, if any, and interest on such Bonds to be redeemed. In the event such Available Moneys are not so received, the redemption shall not be made and the Trustee shall within a reasonable time thereafter give notice, in the manner in which the notice of redemption was given, that such redemption will not take place. If less than all of the Bonds are called for redemption, the Trustee shall select the Bonds or any given portion thereof from the outstanding Bonds or such given portion thereof not previously called for redemption, by lot. For the purpose of any such selection the Trustee shall assign a separate number for each minimum Authorized Denomination of each Bond of a denomination of more than such minimum; provided that, following any such selection, both the portion of such Bond to be redeemed and the portion remaining shall be in Authorized Denominations. Notwithstanding the foregoing provisions, Pledged Bonds shall be redeemed prior to any other Bonds.

A-8	Trust Indenture

Subject to the limitations and upon payment of the charges, if any, provided in the Indenture, Bonds may be exchanged at the Principal Office of the Registrar for a like aggregate principal amount of Bonds of the same tenor and of Authorized Denominations.

This Bond is transferable by the person in whose name it is registered, in person, or by its attorney duly authorized in writing, at the principal office of the Registrar, but only in the manner, subject to the limitations and upon payment of the charges provided in the Indenture, and upon surrender and cancellation of this Bond accompanied by a written instrument of transfer in a form approved by the Registrar, duly executed. Upon such transfer a new fully-registered Bond or Bonds in Authorized Denominations, for the same aggregate principal amount, will be issued to the transferee in exchange therefor.

The Issuer, the Registrar, the Trustee and any agent of the Issuer, the Registrar or the Trustee may treat the person in whose name this Bond is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Bond be overdue, and neither the Issuer, the Registrar, the Trustee, any paying agent nor any such agent shall be affected by notice to the contrary.

The Bonds are equally and ratably secured, to the extent provided in the Indenture, by the pledge thereunder of the “Revenues,” which term is used herein as defined in the Indenture and which as therein defined means all moneys paid or payable to the Trustee for the account of the Issuer in accordance with the Loan Agreement, the Senior Notes, the Pledge Agreement and the Insurance Policy, including all moneys drawn under the Letter of Credit or an Alternate Credit Facility, as the case may be, and deposited in the Bond Fund to pay principal of the Bonds (and premium, if any, on the Bonds if covered by such Letter of Credit or Alternate Credit Facility) upon redemption, at maturity or upon acceleration of maturity, or to pay interest on the Bonds when due, and all receipts credited under the provisions of the Indenture against such payments; provided, however, that “Revenues” shall not include moneys held by the Trustee to pay the purchase price of Bonds subject to purchase pursuant to the Indenture. The Issuer has also pledged and assigned to the Trustee as security for the Bonds all other rights and interests of the Issuer under the Loan Agreement (other than its rights to indemnification and certain administrative expenses and certain other rights).

The Owner of this Bond shall have no right to enforce the provisions of the Indenture, or to institute action to enforce the covenants therein, or to take any action with respect to any Event of Default under the Indenture, or to institute, appear in or defend any suit or other proceeding with respect thereto, except as provided in the Indenture.

With certain exceptions as provided therein, the Indenture and the Loan Agreement may also be modified or amended only with the consent of the Insurer (unless an Insurer Default as specified in the Indenture shall have occurred and be continuing) and the Owners of not less than 60% in aggregate principal amount of all Bonds then Outstanding under the Indenture. With certain exceptions as provided in the Indenture, the Trustee may not vote any Senior Notes, or consent with respect thereto, without (a) the consent of the Owners of not less than 60% in aggregate principal amount of all Bonds outstanding under the Indenture; (b) the consent of the Insurer (if its Insurance Policy is in effect and no Insurer Default shall have occurred and be continuing); and (c) the consent of the Bank (if its Letter of Credit is in effect and no Bank Default shall have occurred and be continuing).

A-9	Trust Indenture

Reference is hereby made to the Indenture, the Loan Agreement, the Insurance Policy, the Letter of Credit (or Alternate Credit Facility, as the case may be) and the Tax Certificate, copies of which are on file with the Trustee, and to any Senior Notes which may be held by the Trustee, for the provisions, among others, with respect to the nature and extent of the rights, duties and obligations of the Issuer, the Company, the Trustee, the Registrar, the Bank (or the Obligor on an Alternate Credit Facility, as the case may be), the Remarketing Agent and the Owners of the Bonds. The Owner of this Bond, by the acceptance hereof, is deemed to have agreed and consented to and to be bound by the terms and provisions of the Indenture, the Agreement, the Tax Certificate, the Senior Note Indenture and the Senior Notes.

The Indenture prescribes the manner in which it may be discharged, including, except as otherwise provided in the Indenture, (a) a provision that the Bonds shall be deemed to be paid if moneys sufficient to pay the principal of, premium, if any, and interest on the Bonds shall have been deposited with the Trustee and all necessary and proper fees, compensation and expenses of the Trustee, the Registrar, the Remarketing Agent, the Insurer and the Bank (or the Obligor on an Alternate Credit Facility, as the case may be) shall have been paid or provided for, after which the Bonds shall no longer be secured by or entitled to the benefits of the Indenture, except for the purposes of registration and exchange of Bonds, of delivery of the Bonds to the Trustee for purchase, of mandatory purchase of the Bonds in certain instances of the expiration or the termination of the Letter of Credit or an Alternate Credit Facility and of such payment, and (b) a provision that, if the Bonds mature or are called for redemption prior to the next date upon which the Bonds are subject to purchase pursuant to the Indenture, and if the Company waives its right to convert the interest rate borne by the Bonds, the Bonds shall be deemed to be paid if Government Obligations, as defined therein, maturing as to principal and interest in such amounts and at such times as to insure the availability of sufficient moneys to pay the principal of, premium, if any, and interest on the Bonds and all necessary and proper fees, compensation and expenses of the Trustee and the Registrar, shall have been deposited with the Trustee, after which the Bonds shall no longer be secured by or entitled to the benefits of the Indenture, except for the purposes of registration and exchange of Bonds and of such payment.

No recourse shall be had for the payment of the principal of, premium, if any, or interest on any of the Bonds or for any claim based thereon or upon any obligation, covenant or agreement in the Indenture contained, against any past, present or future officer, elected official, agent or employee of the Issuer, or any incorporator, officer, director or member of any successor corporation, as such, either directly or through the Issuer or any successor corporation, under any rule of law or equity, statute or constitution or by the enforcement of any assessment or penalty or otherwise, and all such liability of any such incorporator, officer, director or member is hereby expressly waived and released as a condition of and in consideration for the execution of the Indenture and the issuance of any of the Bonds.

IT IS HEREBY CERTIFIED, RECITED AND DECLARED that all acts, conditions and things required to exist, happen and be performed precedent to and in the execution and delivery of the Indenture and the issuance of this Bond do exist, have happened and have been performed in due

A-10	Trust Indenture

time, form and manner as required by law, and that the issuance of this Bond and the issue of which it forms a part, together with all other obligations of the Issuer, does not exceed or violate any constitutional or statutory limitation of indebtedness.

This Bond shall not be entitled to any security or benefit under the Indenture, or be valid or become obligatory for any purpose, until this Bond shall have been authenticated by the execution by the Trustee of the certificate of authentication inscribed hereon.

A-11	Trust Indenture

IN WITNESS WHEREOF, City of Forsyth, Montana, has caused this Bond to be executed in its name with the signature of the Mayor and attested by the signature of its City Clerk/Treasurer and its corporate seal to be impressed or imprinted hereon all as of the issue date of May 23, 2013.

CITY OF FORSYTH, MONTANA

By
Mayor

ATTEST:

City Clerk/Treasurer

[SEAL]

A-12	Trust Indenture

[FORM OF CERTIFICATE OF AUTHENTICATION]

This is to certify that this Bond is one of the Bonds of the Series described in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By
Authorized Officer

Date of registration and authentication:

A-13	Trust Indenture

[FORM OF ASSIGNMENT]

The following abbreviations, when used in the inscription on the face of the within Bond, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	—	as tenants in common	UNIF TRAN MIN ACT—
TEN ENT JT TEN	— —	as tenants by the entirety as joint tenants with right	(Cust)	Custodian	(Minor)
		of survivorship and not as tenants in common	under Uniform Transfers to Minors Act of (State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED the undersigned sells, assigns and transfers unto

Insert Social Security or Other

Identifying Number of Assignee

(Please Print or Typewrite Name and Address of Assignee)

the within Bond of CITY OF FORSYTH, MONTANA, and hereby irrevocably constitutes and appoints                                          attorney to register the transfer of the Bond on the books kept for registration thereof, with full power of substitution in the premises.

DATED:	SIGNATURE:

SIGNATURE GUARANTEED:

NOTICE: Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Bond Registrar, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Bond Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities and Exchange Act of 1934, as amended.

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Bond in every particular, without alteration or enlargement or any change whatever.

A-14	Trust Indenture